   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1999

                                                  REGISTRATION NO. 333-87169
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                               AMENDMENT NO. 2 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                            STARMEDIA NETWORK, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         ------------------------------

               DELAWARE                                  7375                                 06-1461770
     (State or Other Jurisdiction            (Primary Standard Industrial                  (I.R.S. Employer
  of Incorporation or Organization)          Classification Code Number)                Identification Number)

                             29 WEST 36(TH) STREET
                                  FIFTH FLOOR
                            NEW YORK, NEW YORK 10018
                                 (212) 548-9600

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         ------------------------------

                              FERNANDO J. ESPUELAS
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            STARMEDIA NETWORK, INC.
                             29 WEST 36(TH) STREET
                                  FIFTH FLOOR
                            NEW YORK, NEW YORK 10018
                                 (212) 548-9600
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                         ------------------------------

                                   COPIES TO:

            ALEXANDER D. LYNCH, ESQ.                            KEITH F. HIGGINS, ESQ.
              BABAK YAGHMAIE, ESQ.                            CHRISTOPHER J. AUSTIN, ESQ.
         BROBECK, PHLEGER & HARRISON LLP                             ROPES & GRAY
            1633 BROADWAY, 47TH FLOOR                           ONE INTERNATIONAL PLACE
            NEW YORK, NEW YORK 10019                          BOSTON, MASSACHUSETTS 02110
                 (212) 581-1600                                     (617) 951-7000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION. DATED SEPTEMBER 29, 1999.



                            6,000,000 Shares
                         STARMEDIA NETWORK, INC.


                                  Common Stock

                               ------------------


    The common stock is quoted on the Nasdaq National Market under the symbol "STRM". On September 27, 1999, the last reported sale price of the common stock was $40.00 per share.


    SEE "RISK FACTORS" BEGINNING ON PAGE 8 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                                                             Per Share       Total
                                                            -----------  -------------
Initial price to public...................................   $           $
Underwriting discount.....................................   $           $
Proceeds, before expenses, to StarMedia...................   $           $



    To the extent that the underwriters sell more than 6,000,000 shares of common stock, the underwriters have the option to purchase up to an additional 900,000 shares from StarMedia at the initial price to public less the underwriting discount.


                            ------------------------

    The underwriters expect to deliver the shares against payment in New York,
New York on              , 1999.

GOLDMAN, SACHS & CO.
      BANCBOSTON ROBERTSON STEPHENS
            J.P. MORGAN & CO.
                  MERRILL LYNCH & CO.
                        SALOMON SMITH BARNEY
                              THOMAS WEISEL PARTNERS LLC

                               ------------------

                     Prospectus dated              , 1999.

                               PROSPECTUS SUMMARY

    YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS.

                            STARMEDIA NETWORK, INC.

                                  OUR BUSINESS

    StarMedia is the leading Internet media company targeting Latin America and other Spanish- and Portuguese-speaking markets worldwide. Our network consists of seven branded Internet properties:

    - StarMedia.com, our flagship Internet media property;

    - StarMedia Acesso, our premium Internet access service;

    - Cade?, a topical directory of Portuguese-language Web sites;

    - LatinRed, one of the largest Spanish-language online communities;

    - OpenChile, a local Chilean portal;

    - Periscopio.com, our personalized search and retrieval property; and

    - Zeek!, a topical directory of Portuguese-language Web sites.

    Through these properties, we offer our users a variety of in-language interest-specific areas or channels, extensive Web-based community features, sophisticated search capabilities, online shopping and Internet access services. Our content covers a broad array of topics of interest to Latin Americans and other Spanish- and Portuguese-speaking audiences, including local and regional news, business and sports. We promote user affinity to the StarMedia community by providing Spanish and Portuguese language e-mail, chat rooms, instant messaging and personal homepages. We provide our content and community features to our users for free. We derive our revenues principally from the sale of advertisements and sponsorships on our network.

    At a time when content on the Internet is overwhelmingly in English, we offer our users an in-language community experience, combined with a broad array of Spanish and Portuguese content tailored for regional dialects and local cultural norms. We develop our product offerings both internally and through strategic relationships with third parties, including Netscape, Disney, Reuters, SkyBox and Ziff-Davis. We also provide advertisers and merchants targeted access to Latin American and other Spanish- and Portuguese-speaking Internet users, an audience with a highly desirable demographic profile.

    The total number of Web pages our users access on our network, referred to as our page views, has grown to over 686 million in the three months ended June 30, 1999. In addition, our active e-mail accounts have grown to 1.2 million as of June 30, 1999.

    Our growing user base provides advertisers and merchants with a highly attractive platform to reach their target audience and provides us with additional revenue opportunities. In addition, we believe that the StarMedia network appeals to advertisers and merchants because of our:

    - focus on Latin America and other Spanish- and Portuguese-speaking markets;

    - powerful brand image across Latin America and in each of our local markets; and

    - a user base with a highly attractive demographic profile.

    Consequently, we had 160 advertisers and sponsors on our network during the three months ended June 30, 1999. Our customers included such leading advertisers and sponsors as Banco Santander, Bradesco, Ford, Fox Sports America, IBM, Nokia, Outpost.com, SkyTel, Sony and USA Networks. These named customers, in the aggregate, accounted for approximately 20% of total revenues in the three months ended June 30, 1999 and 33% of total revenues for the year ended December 31, 1998.

                                  OUR STRATEGY

    Our objective is to strengthen our position as the leading Internet media company targeting Latin America and other Spanish- and Portuguese-speaking markets worldwide by:

    - aggressively extending the recognition of our brands;

    - enhancing and expanding our Spanish and Portuguese content and community features;

    - furthering our penetration into additional Spanish- and Portuguese-speaking markets;

    - continuing to pursue strategic acquisitions and alliances;

    - expanding our Internet access service to users across Latin America; and

    - developing and deploying next generation content and service distribution platforms such as wireless and broadband capabilities.

                      OUR HISTORY AND RECENT DEVELOPMENTS

    We were incorporated in Delaware in March 1996. We commenced operations in September 1996 and launched the StarMedia network in December 1996. In May 1999, we completed the initial public offering of our common stock for aggregate net proceeds of approximately $110.4 million.

    In April and May 1999, we completed a $41 million private placement to the following strategic investors:

    - Critical Path, Inc.;

    - eBay Inc.;

    - Europortal Holding, S.A.;

    - Hearst Communications, Inc.;

    - National Broadcasting Company, Inc.; and

    - Reuters Holdings Switzerland SA.

    In September 1999, we launched StarMedia Acesso, our Internet access service in Brazil, and Periscopio, our personalized search and retrieval property.

    We recently acquired Webcast Solutions, a streaming media company focused on the global delivery of audio, video and other Internet-based interactive media. We have agreed to acquire PageCell International Holdings, a provider of advanced mobile technologies and services.

    As of June 30, 1999, we had an accumulated deficit of approximately $96.3 million.

    Our principal executive offices are located at 29 West 36(th) Street, Fifth Floor, New York, New York 10018 and our telephone number is (212) 548-9600. In addition, we maintain offices in Barcelona, Bogota, Buenos Aires, Caracas, Madrid, Mexico City, Miami, Montevideo, Rio de Janeiro, San Francisco, San Juan, Santiago and Sao Paulo.

                                 OUR TRADEMARKS

    We own numerous trademarks and service marks. As used in this prospectus, STARMEDIA and the STARMEDIA logo are registered U.S. trademarks and service marks of StarMedia, and have been registered and applications are pending in the other markets in which we register our marks. TALKPLANET, BUSCAWEB, ORBITA, PIZARRAS and (V)PULSE are registered trademarks and service marks of StarMedia in several non-U.S. jurisdictions and applications are pending in the U.S. and the other markets in which we register our marks. Applications for STARMEDIA.COM, PERISCOPIO, PERISCOPIO.COM and the PERISCOPIO logo are currently pending in the United States. CADE?, STARMEDIA ACESSO, LATINRED, ZEEK!, OPENCHILE and PANORAMAS are trademarks and service marks of StarMedia. All other trademarks and service marks used in this prospectus are the property of their respective owners.

                                  THE OFFERING


Shares offered by StarMedia...  6,000,000 shares

Shares to be outstanding after
  this offering...............
                                64,006,198 shares

Nasdaq National Market
  symbol......................
                                STRM

Use of proceeds...............
                                For working capital and general corporate purposes. Please see "Use of Proceeds".


    This information is based on our shares of common stock outstanding as of June 30, 1999 after giving effect to the Webcast acquisition. This information excludes:

    - 7,271,533 shares subject to options outstanding as of June 30, 1999 at a weighted average exercise price of $2.72 per share;

    - 7,594,831 additional shares that could be issued under our stock option plans;

    - 1,500,000 additional shares available for issuance under our employee stock purchase plan;

    - 58,689 additional shares of our common stock issued in exchange for outstanding shares of series A preferred stock of Webcast, issued by Webcast subsequent to June 30, 1999; and

    - approximately 200,000 shares of our common stock and 65,000 shares of our junior non-voting convertible preferred stock issuable upon the consummation of the acquisition of PageCell.

                SUMMARY SUPPLEMENTAL CONSOLIDATED FINANCIAL DATA

    The following tables summarize the supplemental financial data for our business and include the acquisitions of Wass Net, commonly referred to as LatinRed, and Webcast, which have each been accounted for as a pooling of interests. Accordingly, for all periods presented the supplemental consolidated financial data includes the results of Wass Net/LatinRed since its inception on August 29, 1997 and the results of Webcast since its inception on July 24, 1998. The condensed consolidated pro forma statement of operations data for the year ended December 31, 1998 and for the six months ended June 30, 1999 assumes that the acquisition of KD Sistemas occurred on January 1, 1998. You should read this information with the discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations", our pro forma condensed consolidated financial statements and our supplemental consolidated financial statements and notes to those statements included elsewhere in this prospectus.

                                                                                                                       PRO FORMA
                                                                                  PRO FORMA          SIX MONTHS       SIX MONTHS
                                                               YEAR ENDED         YEAR ENDED           ENDED             ENDED
                                  PERIOD FROM MARCH 5,        DECEMBER 31,       DECEMBER 31,         JUNE 30,         JUNE 30,
                                   1996 (INCEPTION) TO    --------------------  --------------  --------------------  -----------
                                    DECEMBER 31, 1996       1997       1998          1998         1998       1999        1999
                                 -----------------------  ---------  ---------  --------------  ---------  ---------  -----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
SUPPLEMENTAL CONSOLIDATED
  STATEMENT OF OPERATIONS DATA:
Revenues.......................         $      --         $     472  $   5,758    $    6,741    $     850  $   5,474   $   5,694
Operating expenses:
  Product and technology
    development................                36             1,233      7,101         7,452        3,178     10,019      10,137
  Sales and marketing..........                12             2,110     29,281        29,343        6,015     22,926      22,876
  General and administrative...                78               650      4,810         4,965        1,033      6,665       6,787
  Depreciation and
    amortization...............                 2                38        785         2,715          248      1,644       2,125
  Stock-based compensation
    expense....................                --                --     10,421        10,421        3,250      3,012       3,012
                                           ------         ---------  ---------  --------------  ---------  ---------  -----------
Total operating expenses.......               128             4,031     52,398        54,896       13,724     44,266      44,937
                                           ------         ---------  ---------  --------------  ---------  ---------  -----------
Operating loss.................              (128)           (3,559)   (46,640)      (48,155)     (12,874)   (38,792)    (39,243)
  Interest income, net.........                --                34        667           702           90      1,135       1,148
                                           ------         ---------  ---------  --------------  ---------  ---------  -----------
Loss before provision for
  income taxes.................              (128)           (3,525)   (45,973)      (47,453)     (12,784)   (37,657)    (38,095)
                                           ------         ---------  ---------  --------------  ---------  ---------  -----------
Provision for income taxes.....                                                          (83)
                                           ------         ---------  ---------  --------------  ---------  ---------  -----------
Net loss.......................              (128)           (3,525)   (45,973)      (47,536)     (12,784)   (37,657)    (38,095)
Preferred stock dividends and
  accretion....................                --              (185)    (4,536)       (4,536)        (720)    (4,266)     (4,266)
                                           ------         ---------  ---------  --------------  ---------  ---------  -----------
Net loss available to common
  shareholders.................         $    (128)        $  (3,710) $ (50,509)   $  (52,072)   $ (13,504) $ (41,923)  $ (42,361)
                                           ------         ---------  ---------  --------------  ---------  ---------  -----------
                                           ------         ---------  ---------  --------------  ---------  ---------  -----------
Basic and diluted net loss per
  share........................         $   (0.01)        $   (0.37) $   (4.51)                 $   (1.32) $   (1.91)
                                           ------         ---------  ---------                  ---------  ---------
                                           ------         ---------  ---------                  ---------  ---------
Shares used in computing basic
  and diluted net loss per
  share........................             9,147            10,040     11,204                     10,221     21,927
                                           ------         ---------  ---------                  ---------  ---------
                                           ------         ---------  ---------                  ---------  ---------
Pro forma basic and diluted net
  loss per share...............                                      $   (1.06)   $    (1.10)              $   (0.79)  $   (0.80)
                                                                     ---------  --------------             ---------  -----------
                                                                     ---------  --------------             ---------  -----------
Shares used in computing pro
  forma basic and diluted net
  loss per share...............                                         43,200        43,200                  47,737      47,737
                                                                     ---------  --------------             ---------  -----------
                                                                     ---------  --------------             ---------  -----------

    The following table is a summary of our supplemental balance sheet at June 30, 1999. The as adjusted data reflect the sale of 6,000,000 shares of common stock at an assumed public offering price of $40.00 per share, after deducting the estimated underwriting discount and estimated offering expenses.



                                                                                             AS OF JUNE 30, 1999
                                                                                           -----------------------
                                                                                            ACTUAL    AS ADJUSTED
                                                                                           ---------  ------------
                                                                                               (IN THOUSANDS)
SUPPLEMENTAL CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents................................................................  $ 164,719   $  391,919
Working capital..........................................................................    153,990      381,190
Total assets.............................................................................    192,466      419,666
Total stockholders' equity...............................................................    173,447      400,647

                                  RISK FACTORS

    THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY SUFFER. IN THIS CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

          RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR BUSINESS DIFFICULT

    We were incorporated in March 1996. We commenced operations in September 1996 and launched the StarMedia network in December 1996. Accordingly, we have only a limited operating history for you to evaluate our business. You must consider the risks, expenses and uncertainties that an early stage company like ours faces. These risks include our ability to:

    - increase awareness of our Internet brands and continue to build user loyalty;

    - expand the content and services on our network;

    - attract a larger audience to our network;

    - attract a large number of advertisers from a variety of industries;

    - maintain our current, and develop new, strategic relationships;

    - respond effectively to competitive pressures; and

    - continue to develop and upgrade our technology.

    If we are unsuccessful in addressing these risks, our business, financial condition and results of operations will be materially and adversely affected.

WE HAVE NEVER MADE MONEY AND EXPECT OUR LOSSES TO CONTINUE

    We have never been profitable. As of June 30, 1999, we had an accumulated deficit of approximately $96.3 million. We expect to continue to incur significant losses for the foreseeable future. Although our revenues have grown in recent quarters, our expenses have grown even faster and we expect to increase our spending significantly. Accordingly, we will need to generate significant revenues to achieve profitability. We may not be able to do so.

WE HAVE DERIVED A PORTION OF OUR REVENUES FROM RECIPROCAL ADVERTISING
  AGREEMENTS, WHICH DO NOT GENERATE CASH REVENUE

    We derive a portion of our revenues from reciprocal advertising arrangements under which we exchange advertising space on our network predominantly for advertising space on television and radio stations, rather than cash payments. In the six months ended June 30, 1999, we derived approximately $1.9 million, or 34% of revenues, from these arrangements. In the year ended December 31, 1998, we derived approximately $2.4 million, or 42% of revenues, from these arrangements. We expect that revenues from reciprocal advertising arrangements will continue to account for a portion of our revenues in the foreseeable future. Reciprocal advertising arrangements do not generate any cash revenues.

YOU SHOULD NOT RELY ON OUR QUARTERLY OPERATING RESULTS AS AN INDICATION OF OUR
  FUTURE RESULTS BECAUSE THEY ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS

    Our future revenues and results of operations may significantly fluctuate due to a combination of factors, including:

    - growth and acceptance of the Internet, particularly in Latin America;

    - our ability to attract and retain users;

    - demand for advertising on the Internet in general and on our network in particular;

    - our ability to upgrade and develop our systems and infrastructure;

    - technical difficulties that users may experience on our network;

    - technical difficulties or system downtime resulting from the developing telecommunications infrastructure in Latin America;

    - competition in our markets;

    - foreign currency exchange rates that affect our international operations; and

    - general economic conditions, particularly in Latin America.

    Accordingly, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. It is possible that in future periods our results of operations may be below the expectations of public market analysts and investors. This could cause the trading price of our common stock to decline.

OUR OPERATING RESULTS MAY ALSO FLUCTUATE DUE TO SEASONAL FACTORS

    The level of use on our network is highly seasonal. This may cause fluctuations in our revenues and operating results. Visitor traffic on our network has historically been significantly lower during the first calendar quarter of the year because it includes the summer months in much of Latin America during which:

    - our target audience tends to take extended vacations; and

    - schools and universities are generally closed.

As a result, advertisers have historically spent less in the first calendar quarter. We believe that these seasonal trends will continue to affect our results of operations. If our expenses increase during these periods, we may not generate sufficient revenue to offset these expenses.

WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT FUNDS TO GROW OUR BUSINESS

    We intend to continue to grow our business. Because we expect to generate losses for the foreseeable future, we do not expect that income from our operations will be sufficient to meet these needs. Therefore, we will likely have substantial future capital requirements after this offering. Obtaining additional financing will be subject to a number of factors, including:

    - market conditions;

    - our operating performance; and

    - investor sentiment.

    These factors may make the timing, amount, terms and conditions of additional financing unattractive for us. If we are unable to raise additional capital, our growth could be impeded.

                   RISKS RELATED TO OUR MARKETS AND STRATEGY

IF THE INTERNET IS NOT WIDELY ACCEPTED AS A MEDIUM FOR ADVERTISING AND COMMERCE,
  OUR BUSINESS WILL SUFFER

    We expect to derive most of our revenue for the foreseeable future from Internet advertising, and to a lesser extent, from electronic commerce. If the Internet is not accepted as a medium for advertising and commerce, our business will suffer. The Internet advertising market is new and rapidly evolving, particularly in Latin America. As a result, we cannot gauge its effectiveness or long term market acceptance as compared with traditional media.

    Advertisers and advertising agencies must direct a portion of their budgets to the Internet and, specifically, to our network. Many of our current or potential advertising and electronic commerce partners have limited experience using the Internet for advertising purposes and historically have not devoted a significant portion of their advertising budgets to Internet-based advertising. Advertisers that have invested substantial resources in other methods of conducting business may be reluctant to adopt a new strategy that may limit or compete with their existing efforts.

    In addition, companies may choose not to advertise on the StarMedia network if they do not perceive our audience demographic to be desirable or advertising on our network to be effective.

THE ACCEPTANCE OF THE INTERNET AS A MEDIUM FOR ADVERTISING DEPENDS ON THE
  DEVELOPMENT OF A MEASUREMENT STANDARD

    No standards have been widely accepted for the measurement of the effectiveness of Internet advertising. Standards may not develop sufficiently to support the Internet as an effective advertising medium. If these standards do not develop, advertisers may choose not to advertise on the Internet in general or, specifically, on our network. This would have a material adverse effect on our business, financial condition and results of operations.

SOCIAL AND POLITICAL CONDITIONS IN LATIN AMERICA MAY CAUSE VOLATILITY IN OUR
  OPERATIONS AND ADVERSELY AFFECT OUR BUSINESS

    We have and expect to continue to derive substantially all of our revenues from the Latin American markets. Social and political conditions in Latin America are volatile and may cause our operations to fluctuate. This volatility could make it difficult for us to sustain our expected growth in revenues and earnings, which could have an adverse effect on our stock price. Historically, volatility has been caused by:

    - significant governmental influence over many aspects of local economies;

    - political instability;

    - unexpected changes in regulatory requirements;

    - social unrest;

    - slow or negative growth;

    - imposition of trade barriers; and

    - wage and price controls.

We have no control over these matters. Volatility resulting from these matters may decrease Internet availability, create uncertainty regarding our operating climate and adversely affect our customers' advertising budgets, all of which may adversely impact our business.

CURRENCY FLUCTUATIONS AND GENERAL ECONOMIC CONDITIONS IN LATIN AMERICA MAY
  ADVERSELY AFFECT OUR BUSINESS

    The currencies of many countries in Latin America have experienced substantial depreciation and volatility. The currency fluctuations, as well as high interest rates, inflation and high unemployment, have materially and adversely affected the economies of these countries. Poor general economic conditions in Latin American countries may cause our customers to reduce their advertising spending, which could adversely impact our business and could cause our revenue to decline unexpectedly.

WE MAY SUFFER CURRENCY EXCHANGE LOSSES IF LOCAL LATIN AMERICAN CURRENCIES
  DEPRECIATE RELATIVE TO THE U.S. DOLLAR

    Our reporting currency is the U.S. dollar. In a number of cases, however, customers in Latin America may be billed in local currencies. Our accounts receivable from these customers will decline in value if the local currencies depreciate relative to the U.S. dollar. To date, we have not tried to reduce our exposure to exchange rate fluctuations by using hedging transactions. Although we may enter into hedging transactions in the future, we may not be able to do so successfully. In addition, our currency exchange losses may be magnified if we become subject to exchange control regulations restricting our ability to convert local currencies into U.S. dollars.

IF INTERNET USE IN LATIN AMERICA AND OTHER SPANISH- AND PORTUGUESE-SPEAKING
  MARKETS DOES NOT GROW, OUR BUSINESS WILL SUFFER

    The Internet market in Latin America and other Spanish- and Portuguese-speaking markets is in an early stage of development. Our future success depends on the continued growth of the Internet in these markets. Our business, financial condition and results of operations will be materially and adversely affected if Internet usage in these markets does not continue to grow or grows more slowly than we anticipate. Internet usage in these markets may be inhibited for a number of reasons, including:

    - the cost of Internet access;

    - concerns about security, reliability, and privacy;

    - ease of use; and

    - quality of service.

UNDERDEVELOPED TELECOMMUNICATIONS INFRASTRUCTURE MAY LIMIT THE GROWTH OF THE
  INTERNET IN LATIN AMERICA AND ADVERSELY AFFECT OUR BUSINESS

    Access to the Internet requires a relatively advanced telecommunications infrastructure. The telecommunications infrastructure in many parts of Latin America is not as well-developed as in the United States or Europe. The quality and continued development of the telecommunications infrastructure in Latin America will have a substantial impact on our ability to deliver our services and on the market acceptance of the Internet in Latin America in general. If further improvements to the Latin American telecommunications infrastructure are not made, the Internet will not gain broad market acceptance in Latin America. If access to the Internet in Latin America does not continue to grow or grows more slowly than we anticipate, our business, financial condition and results of operations will be materially and adversely affected.

HIGH COST OF INTERNET ACCESS MAY LIMIT THE GROWTH OF THE INTERNET IN LATIN
  AMERICA AND IMPEDE OUR GROWTH

    Each country in Latin America has its own telephone rate structure which, if too expensive, may cause consumers to be less likely to access and transact business over the Internet. Although rates charged by Internet service providers and local telephone companies have been reduced recently in some countries, we do not know whether this trend will continue. Unfavorable rate developments could decrease our visitor traffic and our ability to derive revenues from transactions over the Internet. This could have a material adverse effect on our business, financial condition and results of operations.

OUR PAN-REGIONAL APPROACH TO CONTENT DELIVERY MAY NOT BE APPEALING TO OUR USERS

    Our target markets are made up of a number of diverse regions that differ historically, culturally, economically and politically. We generally use a pan-regional approach to community development and to advertisements. Users, however, may prefer content and community features which are specifically created for a local audience using a strictly localized approach over our pan-regional approach. If users do not find the pan-regional content on our network appealing, they will decrease in number and advertisers will find our network an unattractive medium on which to advertise.

WE MAY NOT BE ABLE TO SUCCESSFULLY OR PROFITABLY PROVIDE INTERNET ACCESS
  SERVICES IN LATIN AMERICA

    We recently began to offer Internet access services in Brazil and intend to offer these services in other Latin American markets during the second half of 1999. We have contracted with AT&T Global Network Services, formerly the IBM Global Network, to provide these services. We may also acquire or develop additional Internet access services in the future. We have no experience in marketing or operating an Internet access service, and we may not be able to do so successfully. If we are not able to successfully develop, market or operate our Internet access services, our expenses could increase substantially without generating significant additional revenue, our management's time may be wasted and our business may otherwise be materially and adversely affected.

    In addition, prices for Internet access services have fallen historically, a trend we expect will continue. Accordingly, we cannot predict to what extent we may need to reduce our prices to remain competitive or whether we will be able to sustain our pricing level as our competition increases. This could have a material adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO DEVELOP OUR BRANDS AND ATTRACT USERS TO OUR NETWORK

    Maintaining our brands is critical to our ability to expand our user base and our revenues. We believe that the importance of brand recognition will increase as the number of Internet sites in our target markets grows. In order to attract and retain Internet users, advertisers and electronic commerce partners, we intend to increase substantially our expenditures for creating and maintaining brand loyalty.

    Our success in promoting and enhancing our brands will also depend on our success in providing high quality content, features and functionality. If we fail to promote our brands successfully or if visitors to our network or advertisers do not perceive our services to be of high quality, the value of our brands could be diminished. This could have a material and adverse effect on our business, financial condition and results of operations.

OUR ADVERTISING PRICING MODEL, THAT IS BASED ON THE NUMBER OF TIMES AN
  ADVERTISEMENT IS DELIVERED TO USERS, MAY NOT BE SUCCESSFUL

    Different pricing models are used to sell advertising on the Internet, and the models we adopt may prove to not be the most profitable. Advertising based on impressions, or the number of times an advertisement is delivered to users, currently comprises substantially all of our revenues. To the extent that minimum guaranteed impression levels are not met, we defer recognition of the corresponding revenues until guaranteed impression levels are achieved. To the extent that minimum impression levels are not achieved, we may be required to provide additional impressions after the contract term, which would reduce our advertising inventory. This could have a material adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO SUCCESSFULLY ADAPT TO NEW INTERNET ADVERTISING PRICING
  MODELS

    It is difficult to predict which pricing model, if any, will emerge as the industry standard. This makes it difficult to project our future advertising rates and revenues. Our advertising revenues could be adversely affected if we are unable to adapt to new forms of Internet advertising or we do not adopt the most profitable form.

WE MAY NOT BE ABLE TO TRACK THE DELIVERY OF ADVERTISEMENTS ON OUR NETWORK IN A
  WAY THAT MEETS THE NEEDS OF OUR ADVERTISERS

    It is important to our advertisers that we accurately measure the demographics of our user base and the delivery of advertisements on our network. Companies may choose to not advertise on our network or may pay less for advertising if they do not perceive our ability to track and measure the delivery of advertisements to be reliable. We depend on third parties to provide us with some of these measurement services. If they are unable to provide these services in the future, we would need to perform them ourselves or obtain them from another provider. This could cause us to incur additional costs or cause interruptions in our business during the time we are replacing these services. We are currently implementing additional systems designed to record information on our users. If we do not implement these systems successfully, we may not be able to accurately evaluate the demographic characteristics of our users.

THE LOSS OF ONE OF OUR TOP ADVERTISERS COULD SIGNIFICANTLY REDUCE OUR
  ADVERTISING REVENUE AND MATERIALLY ADVERSELY AFFECT OUR BUSINESS

    In 1998, our top advertiser, Fox Sports America, accounted for approximately 21% of our total advertising revenues. In 1998, our top five advertisers accounted for approximately 57% of our total revenues. In the six months ended June 30, 1999, our top 5 advertisers accounted for approximately 33% of our total revenues. Our business, results of operations and financial condition could be materially and adversely affected by the loss of one or more of our top advertisers. If we do not attract additional advertisers, our business, financial condition and results of operations could be materially adversely affected.

WE EXPECT TO CONTINUE TO RELY HEAVILY ON ADVERTISING REVENUES AND IF WE DO NOT
  INCREASE OUR ADVERTISING SALES, OUR BUSINESS WILL NOT GROW AS EXPECTED

    We depend on our advertising sales department to maintain and increase our advertising sales. Our business, financial condition and results of operations could be materially and adversely affected if our advertising sales department is not effective. As of June 30, 1999, our advertising sales department consisted of 99 employees. Although we expect our advertising sales department to grow, it can take a relatively long period of time before new sales personnel become productive.

WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE OUR EXPANDING OPERATIONS

    We have recently experienced a period of rapid growth. This has placed a significant strain on our managerial, operational and financial resources. To accommodate this growth, we must implement new or upgraded operating and financial systems, procedures and controls throughout many different locations. We may not succeed with these efforts. Our failure to expand and integrate these areas in an efficient manner could cause our expenses to grow, our revenues to decline or grow more slowly than expected and could otherwise have a material adverse effect on our business, financial condition and results of operations.

OUR BUSINESS AND GROWTH WILL SUFFER IF WE ARE UNABLE TO HIRE AND RETAIN KEY
  PERSONNEL THAT ARE IN HIGH DEMAND

    We depend on the services of our senior management and key technical personnel. In particular, our success depends on the continued efforts of our Chairman and Chief Executive Officer, Fernando J. Espuelas, and our President, Jack C. Chen. The loss of the services of either executive officer or any of our key management, sales or technical personnel could have a material adverse effect on our business, financial condition and results of operations. In addition, our success is largely dependent on our ability to hire highly qualified managerial, sales and technical personnel. These individuals are in high demand and we may not be able to attract the staff we need. The difficulties and costs in connection with our personnel growth are compounded by the fact that many of our operations are internationally based.

OUR JOINT VENTURES, ACQUISITIONS AND ALLIANCES MAY STRAIN OUR MANAGERIAL,
  OPERATIONAL AND FINANCIAL RESOURCES AND MAY BE DISRUPTIVE TO OUR BUSINESS

    In the past, we have acquired or developed alliances or joint ventures with complementary businesses, technologies, services or products. In particular, during 1999, we have made five acquisitions. Acquisitions could result in a number of financial consequences, including:

    - potentially dilutive issuances of equity securities;

    - large non-recurring write-offs;

    - reduced cash balances and related interest income;

    - higher fixed expenses which require a higher level of revenues to maintain gross margins;

    - the incurrence of debt and contingent liabilities; and

    - amortization expenses related to goodwill and other intangible assets.

    Furthermore, acquisitions involve numerous operational risks, including:

    - difficulties in the integration of operations, personnel, technologies, products and the information systems of the acquired companies;

    - diversion of management's attention from other business concerns;

    - diversion of resources from our existing businesses, products or technologies;

    - risks of entering geographic and business markets in which we have no or limited prior experience; and

    - potential loss of key employees of acquired organizations.

    We could have difficulty in effectively assimilating and integrating these, or any future joint ventures, acquisitions or alliances, into our operations. Any difficulties in this process could disrupt our ongoing business, distract our management and employees, increase our expenses and otherwise adversely affect our business.

FINANCING FOR FUTURE JOINT VENTURES, ACQUISITIONS OR ALLIANCES MAY NOT BE
  AVAILABLE OR MAY DILUTE EXISTING STOCKHOLDERS

    We do not know if we will be able to identify any future joint ventures, acquisitions or alliances or that we will be able to successfully finance these transactions. A failure to identify or finance future transactions may impair our growth. In addition, to finance these transactions, it may be necessary for us to raise additional funds through public or private financings. Any equity or debt financings, if available at all, may impact our operations and, in the case of equity financings, may result in dilution to existing stockholders.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS

    There are many companies that provide Web sites and online destinations targeted to Latin Americans and Spanish- and Portuguese-speaking people in general. Competition for visitors, advertisers and electronic commerce partners is intense and is expected to increase significantly in the future because there are no substantial barriers to entry in our market.

    Increased competition could result in:

    - lower advertising rates;

    - price reductions and lower profit margins;

    - loss of visitors;

    - reduced page views; or

    - loss of market share.

    Any one of these could materially and adversely affect our business, financial condition and results of operations.

    In addition, our competitors may develop content that is better than ours or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. A loss of users to our competitors may have a material and adverse effect on our business, financial condition and results of operations.

WE WILL NOT BE ABLE TO ATTRACT VISITORS OR ADVERTISERS IF WE DO NOT CONTINUALLY
  ENHANCE AND DEVELOP THE CONTENT AND FEATURES OF OUR NETWORK

    To remain competitive, we must continue to enhance and improve our content. In addition, we must:

    - continually improve the responsiveness, functionality and features of our network; and

    - develop other products and services that are attractive to users and advertisers.

    We may not succeed in developing or introducing features, functions, products and services that visitors and advertisers find attractive in a timely manner. This would likely reduce our visitor traffic and materially and adversely affect our business, financial condition and results of operations.

WE RELY FOR OUR CONTENT ON THIRD PARTIES WHO MAY MAKE THEIR CONTENT AVAILABLE TO
  OUR COMPETITORS

    We constantly attempt to determine what content, features and functionality our target audience wants. We rely to a large extent on third parties for our content, much of which is easily available from other sources. If other networks present the same or similar content in a superior manner, it would adversely affect our visitor traffic.

IF WE FAIL TO ESTABLISH AND MAINTAIN STRATEGIC RELATIONSHIPS WITH CONTENT
  PROVIDERS, ELECTRONIC COMMERCE MERCHANTS AND TECHNOLOGY PROVIDERS, WE MAY NOT BE ABLE TO ATTRACT AND RETAIN USERS

    We have focused on establishing relationships with leading content providers, electronic commerce merchants, and technology and infrastructure providers. Our business depends extensively on these relationships. Because most of our agreements with these third parties are not exclusive, our competitors may seek to use the same partners as we do and attempt to adversely impact our relationships with our partners. We might not be able to maintain these relationships or replace them on financially attractive terms.

    If the parties with which we have these relationships do not adequately perform their obligations, reduce their activities with us, choose to compete with us or provide their services to a competitor, we may have more difficulty attracting and maintaining visitors to our network and our business, financial condition and results of operations could be materially and adversely affected. Also, we intend to actively seek additional relationships in the future. Our efforts in this regard may not be successful.

        RISKS RELATED TO THE INTERNET AND OUR TECHNOLOGY INFRASTRUCTURE

UNEXPECTED NETWORK INTERRUPTIONS CAUSED BY SYSTEM FAILURES MAY RESULT IN REDUCED
  VISITOR TRAFFIC, REDUCED REVENUE AND HARM TO OUR REPUTATION

    In the past, we have experienced:

    - system disruptions;

    - inaccessibility of our network;

    - long response times;

    - impaired quality; and

    - loss of important reporting data.

    Although we are in the process of improving our network, we may not be successful in implementing these measures. If we experience delays and interruptions, visitor traffic may decrease and our brand could be adversely affected. Because our revenues depend on the number of individuals who use our network, our business may suffer if our improvement efforts are unsuccessful.

    We maintain our central production servers at the New Jersey data center of Exodus Communications. A failure by Exodus to protect its systems against damage from fire, hurricanes, power loss, telecommunications failure, break-ins or other events, could have a material adverse effect on our business, financial condition and results of operations.

CONCERNS ABOUT SECURITY OF ELECTRONIC COMMERCE TRANSACTIONS AND CONFIDENTIALITY
  OF INFORMATION ON THE INTERNET MAY REDUCE THE USE OF OUR NETWORK AND IMPEDE OUR GROWTH

    A significant barrier to electronic commerce and confidential communications over the Internet has been the need for security. Internet usage could decline if any well-publicized compromise of security occurred. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by these breaches. Unauthorized persons could attempt to penetrate our network security. If successful, they could misappropriate proprietary information or cause interruptions in our services. As a result, we may be required to expend capital and resources to protect against or to alleviate these problems. Security breaches could have a material adverse effect on our business, financial condition and results of operations.

COMPUTER VIRUSES MAY CAUSE OUR SYSTEMS TO INCUR DELAYS OR INTERRUPTIONS AND MAY
  ADVERSELY AFFECT OUR BUSINESS

    Computer viruses may cause our systems to incur delays or other service interruptions. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability. Moreover, if a computer virus affecting our system is highly publicized, our reputation could be materially damaged and our visitor traffic may decrease.

YEAR 2000 PROBLEMS MAY DISRUPT OUR INTERNAL OPERATIONS

    Many currently installed computer systems and software products only accept two digits to identify the year in any date. Therefore, the year 2000 will appear as "00", which the system might consider to be the year 1900 rather than the year 2000. This could result in system failures, delays or miscalculations causing disruptions to our operations. Our failure to correct a material Year 2000 problem could have a material adverse effect on our business, financial condition and results of operations.

    We continue to develop testing procedures for all software and other systems that we believe might be affected by Year 2000 issues. Since third parties developed and currently support many of the systems that we use, a significant part of this effort will be to ensure that these third-party systems are Year 2000 compliant. We plan to confirm this compliance through a combination of the representation by these third parties of their products' Year 2000 compliance, as well as specific testing of these systems.

                       RISKS RELATED TO LEGAL UNCERTAINTY

WE MAY BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATIONS AND LEGAL
  UNCERTAINTIES AFFECTING THE INTERNET WHICH COULD ADVERSELY AFFECT OUR BUSINESS

    To date, governmental regulations have not materially restricted use of the Internet in our markets. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from delivering our products and services over the Internet. The growth of the Internet may also be significantly slowed. This could delay growth in demand for our network and limit the growth of our revenues.

    In addition to new laws and regulations being adopted, existing laws may be applied to the Internet. New and existing laws may cover issues which include:

    - sales and other taxes;

    - user privacy;

    - pricing controls;

    - characteristics and quality of products and services;

    - consumer protection;

    - cross-border commerce;

    - libel and defamation;

    - copyright, trademark and patent infringement;

    - pornography; and

    - other claims based on the nature and content of Internet materials.

WE MAY BECOME SUBJECT TO CLAIMS REGARDING FOREIGN LAWS AND REGULATIONS WHICH MAY
  BE EXPENSIVE, TIME CONSUMING AND DISTRACTING

    Because we have employees, property and business operations throughout the world, we are subject to the laws and the court systems of many jurisdictions. We may become subject to claims based on foreign jurisdictions for violations of their laws. In addition, these laws may be changed or new laws may be enacted in the future. International litigation is often expensive, time consuming and distracting. Accordingly, any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

UNAUTHORIZED USE OF OUR INTELLECTUAL PROPERTY BY THIRD PARTIES MAY ADVERSELY
  AFFECT OUR BUSINESS

    We regard our copyrights, service marks, trademarks, trade secrets and other intellectual property as critical to our success. Unauthorized use of our intellectual property by third parties may adversely affect our business and our reputation. We rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. The laws of some foreign countries are uncertain or do not protect intellectual property rights to the same extent as do the laws of the United States.

DEFENDING AGAINST INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS COULD BE TIME
  CONSUMING AND EXPENSIVE AND, IF WE ARE NOT SUCCESSFUL, COULD SUBJECT US TO SIGNIFICANT DAMAGES AND DISRUPT OUR BUSINESS

    We cannot be certain that our products do not or will not infringe valid patents, copyrights or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. We may incur substantial expenses in defending against these third-party infringement claims, regardless of their merit. Successful infringement claims against us may result in substantial monetary liability or may materially disrupt the conduct of our business.

WE MAY BE SUBJECT TO CLAIMS BASED ON THE CONTENT WE PROVIDE OVER OUR NETWORK

    The laws in our target markets relating to the liability of companies which provide online services, like ours, for activities of their visitors are currently unsettled. Claims have been made against online service providers and networks in the past for defamation, negligence, copyright or trademark infringement, obscenity, personal injury or other theories based on the nature and content of information that was posted online by their visitors. We could be subject to similar claims and incur significant costs in their defense. In addition, we could be exposed to liability for the selection of listings that may be accessible through our network or through content and materials that our visitors may post in classifieds, message boards, chat rooms or other interactive services. It is also possible that if any information provided through our services contains errors, third parties could make claims against us for losses incurred in reliance on the information. We offer Web-based e-mail services, which expose us to potential liabilities or claims resulting from:

    - unsolicited e-mail;

    - lost or misdirected messages;

    - illegal or fraudulent use of e-mail; or

    - interruptions or delays in e-mail service.

    Investigating and defending these claims is expensive, even if they do not result in liability.

WE MAY BE SUBJECT TO CLAIMS BASED ON PRODUCTS SOLD ON OUR NETWORK

    We have entered into arrangements to offer third-party products and services on our network under which we may be entitled to receive a share of revenues generated from these transactions. These arrangements may subject us to additional claims including product liability or personal injury from the products and services, even if we do not ourselves provide the products or services. These claims may require us to incur significant expenses in their defense or satisfaction. While our agreements with these parties often provide that we will be indemnified against such liabilities, such indemnification may not be adequate.

    Although we carry general liability insurance, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition and results of operations or could result in the imposition of criminal penalties. In addition, the increased attention focused on liability issues as a result of these lawsuits and legislative proposals could impact the overall growth of Internet use.

                         RISKS RELATED TO THIS OFFERING

WE MAY USE THE PROCEEDS OF THIS OFFERING IN WAYS WITH WHICH YOU MAY NOT AGREE

    We have not committed the net proceeds of this offering to any particular purpose. Our management will therefore have significant flexibility in applying the net proceeds of this offering, including ways in which stockholders may disagree. If we do not apply the funds we receive effectively, our accumulated deficit will increase and we may lose significant business opportunities. See "Use of Proceeds".

OUR STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE AND COULD DROP UNEXPECTEDLY

    Following this offering, the price at which our common stock will trade is likely to be highly volatile and may fluctuate substantially.

    In addition, the stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the securities of technology companies, particularly Internet companies. As a result, investors in our common stock may experience a decrease in the value of their common stock regardless of our operating performance or prospects.

IF OUR STOCK PRICE IS VOLATILE, WE MAY BECOME SUBJECT TO SECURITIES LITIGATION
  WHICH IS EXPENSIVE AND COULD RESULT IN A DIVERSION OF RESOURCES

    In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. Many companies in our industry have been subject to this type of litigation in the past. We may also become involved in this type of litigation. Litigation is often expensive and diverts management's attention and resources, which could have a material adverse effect upon our business, financial condition and results of operations.

SHARES ELIGIBLE FOR PUBLIC SALE AFTER THIS OFFERING COULD ADVERSELY AFFECT OUR
  STOCK PRICE

    The market price of our common stock could decline as a result of sales by our existing stockholders of shares of common stock in the market after this offering, or the perception that these sales could occur. These sales also might make it difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

OUR CHARTER DOCUMENTS AND DELAWARE LAW MAY INHIBIT A TAKEOVER THAT STOCKHOLDERS
  MAY CONSIDER FAVORABLE

    Provisions in our charter and bylaws may have the effect of delaying or preventing a change of control or changes in our management that stockholders consider favorable or beneficial. If a change of control or change in management is delayed or prevented, the market price of our common stock could suffer.

WE ARE CONTROLLED BY A SMALL GROUP OF OUR EXISTING STOCKHOLDERS, WHOSE INTERESTS
  MAY DIFFER FROM OTHER STOCKHOLDERS


    Our directors, executive officers and affiliates currently beneficially own approximately 53.5% of the outstanding shares of our common stock, and after the offering will beneficially own approximately 48.8% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these stockholders may differ from the interests of the other stockholders.


YOU WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION

    The public offering price per share will significantly exceed the net tangible book value per share. Accordingly, investors purchasing shares in this offering will suffer immediate and substantial dilution of their investment.

                    FORWARD-LOOKING STATEMENTS; MARKET DATA

    Many statements made in this prospectus under the captions "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and elsewhere are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under "Risk Factors".

    This prospectus contains market data related to our business and the Internet. This market data includes projections that are based on a number of assumptions. The assumptions include that:

    - no catastrophic failure of the Internet will occur;

    - the number of people online and the total number of hours spent online will increase significantly over the next five years;

    - the value of online advertising dollars spent per online user hour will increase;

    - the download speed of content will increase dramatically; and

    - Internet security and privacy concerns will be adequately addressed.

    If any one or more of the foregoing assumptions turns out to be incorrect, actual results may differ from the projections based on these assumptions. The Internet-related markets may not grow over the next three to four years at the rates projected by these market data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations and financial condition, and the market price of our common stock.

    The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

                                USE OF PROCEEDS


    The net proceeds we will receive from the sale of the shares of common stock offered by us are $227.2 million, at an assumed public offering price of $40.00 per share and after deducting the estimated underwriting discount and offering expenses. If the underwriters' over-allotment option is exercised in full, the net proceeds we will receive will be $261.4 million.


    The principal purpose of this offering is to increase our working capital. As of the date of this prospectus, we have not made any specific expenditure plans with respect to the proceeds of this offering. Accordingly, our management will have significant flexibility in applying the net proceeds of the offering.

    We may use a portion of the net proceeds to acquire or invest in complementary businesses, technologies, services or products; however, we currently have no commitments or agreements with respect to any such transactions.

    Pending any use, the net proceeds of this offering will be invested in short-term, interest-bearing securities.

                          PRICE RANGE OF COMMON STOCK

    Our common stock has been quoted on the Nasdaq National Market under the symbol STRM since our initial public offering on May 25, 1999. The following table sets forth, for the periods indicated, the high and low closing prices per share of our common stock as reported on the Nasdaq National Market:


1999:                                                       HIGH        LOW
                                                          ---------  ---------
Second Quarter (from May 25, 1999)......................  $  64.125  $ 26.0625
Third Quarter (through September 27, 1999)..............  $   63.50  $ 29.8438



    On September 27, 1999, the closing price of our common stock on the Nasdaq National Market was $40.00. As of June 30, 1999, there were 162 holders of record of our common stock.


                                DIVIDEND POLICY

    We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION

    The following table sets forth our capitalization as of June 30, 1999 after giving retroactive effect to the Webcast acquisition:

    - on an actual basis; and


    - on an as adjusted basis to reflect our sale of 6,000,000 shares of common stock at an assumed public offering price of $40.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

    You should read this information together with our supplemental consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus.

                                                                                             AS OF JUNE 30, 1999
                                                                                            ----------------------
                                                                                                            AS
                                                                                              ACTUAL     ADJUSTED
                                                                                            ----------  ----------

                                                                                                (IN THOUSANDS)
Capital lease obligations--current portion................................................  $      110  $      110
Long-term debt and other..................................................................       5,086       5,086
Stockholders' (deficit) equity:
    Common stock, $.001 par value; 200,000,000 shares authorized; 58,006,198 shares issued
      and outstanding (actual); 64,006,198 issued and outstanding (as adjusted)...........          58          64
Additional paid in capital................................................................     281,588     508,782
Deferred compensation.....................................................................     (11,609)    (11,609)
Other comprehensive loss..................................................................        (320)       (320)
Accumulated deficit.......................................................................     (96,270)    (96,270)
                                                                                            ----------  ----------
Total stockholders' equity................................................................     173,447     400,647
                                                                                            ----------  ----------
Total capitalization......................................................................  $  178,643  $  405,843
                                                                                            ----------  ----------
                                                                                            ----------  ----------


    The number of shares of common stock to be outstanding after this offering is based on the number of shares outstanding as of June 30, 1999. It does not include:

    - 7,271,533 shares subject to options outstanding as of June 30, 1999 at a weighted average exercise price of $2.72 per share;

    - 7,594,831 additional shares that could be issued under our stock option plans;

    - 1,500,000 additional shares available for issuance under our employee stock purchase plan;

    - 58,689 additional shares of our common stock issued in exchange for outstanding shares of series A preferred stock of Webcast, issued by Webcast subsequent to June 30, 1999; and

    - approximately 200,000 shares of our common stock and 65,000 shares of our junior non-voting convertible preferred stock issuable upon the consummation of the acquisition of PageCell.

                                    DILUTION

    Our net tangible book value as of June 30, 1999 was approximately $165.4 million, or $2.85 per share of common stock after giving retroactive effect to the Webcast acquisition. Net tangible book value per share is determined by dividing the amount of our total tangible assets less total liabilities by the number of shares of common stock outstanding at that date. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering made and the net tangible book value per share of common stock immediately after the completion of this offering.


    After giving effect to the issuance and sale of the shares of common stock offered by us and after deducting the estimated underwriting discount and offering expenses payable by us, our net tangible book value as of June 30, 1999 after giving retroactive effect to the Webcast acquisition would have been $392.6 million, or $6.13 per share. This represents an immediate increase in net tangible book value of $3.28 per share to existing stockholders and an immediate dilution of $33.87 per share to new investors purchasing shares in this offering. The following table illustrates this per share dilution:



Public offering price per share............................................             $   40.00
Net tangible book value per share at June 30, 1999.........................  $    2.85
Increase in net tangible book value per share attributable to this
  offering.................................................................       3.28
                                                                             ---------
Net tangible book value per share after this offering......................                  6.13
                                                                                        ---------
Dilution per share to new investors........................................             $   33.87
                                                                                        ---------


                            ------------------------


    The following table summarizes, as of June 30, 1999, after giving retroactive effect to the Webcast acquisition the differences between the number of shares of common stock purchased from us, the aggregate cash consideration paid to us and the average price per share paid by existing stockholders and new investors purchasing shares of common stock in this offering. The calculation below is based on a public offering price of $40.00 per share, before deducting the estimated underwriting discount and offering expenses payable by us:



                                                  SHARES PURCHASED             TOTAL CONSIDERATION
                                             ---------------------------  -----------------------------  AVERAGE PRICE
                                                 NUMBER        PERCENT         AMOUNT         PERCENT      PER SHARE
                                             --------------  -----------  ----------------  -----------  --------------
Existing stockholders......................      58,006,198        90.6%  $    260,014,000        52.0%    $     4.48
New investors..............................       6,000,000         9.4        240,000,000        48.0          40.00
                                             --------------       -----   ----------------       -----
    Total..................................      64,006,198       100.0%  $    500,014,000       100.0%
                                             --------------       -----   ----------------       -----
                                             --------------       -----   ----------------       -----


    This discussion and table assume no exercise of any stock options outstanding as of June 30, 1999 and do not include the issuance of (1) 58,689 additional shares of our common stock issued in exchange for outstanding shares of series A preferred stock of Webcast, issued by Webcast subsequent to June 30, 1999 and (2) approximately 200,000 shares of our common stock and 65,000 shares of our junior non-voting convertible preferred stock issuable upon the consummation of the acquisition of PageCell. As of June 30, 1999, after giving retroactive effect to the Webcast acquisition, there were options outstanding to purchase a total of 7,271,533 shares of common stock with a weighted average exercise price of $2.72 per share. To the extent that any of these options are exercised, there will be further dilution to new investors.

               SELECTED SUPPLEMENTAL CONSOLIDATED FINANCIAL DATA

    The selected supplemental consolidated balance sheet data as of December 31, 1997 and 1998 and June 30, 1999 and the selected supplemental consolidated statement of operations data for the period from March 5, 1996 (inception) to December 31, 1996, the years ended December 31, 1997 and 1998 and the six months ended June 30, 1999 have been derived from our audited supplemental consolidated financial statements included elsewhere in this prospectus. The selected supplemental consolidated statement of operations for the six months ended June 30, 1998 have been derived from the unaudited supplemental consolidated financial statements included elsewhere in this prospectus. The selected consolidated balance sheet data as of December 31, 1996 are derived from our consolidated audited financial statements not included in this prospectus. The supplemental consolidated statement of operations data includes the acquisitions of Wass Net and Webcast, which have each been accounted for as a pooling of interests. Accordingly, our supplemental consolidated financial data includes for all periods presented the results of Wass Net since its inception on August 29, 1997 and Webcast since its inception on July 24, 1998. The pro forma statement of operations data for the year ended December 31, 1998 and for the six months ended June 30, 1999 assumes that the acquisition of KD Sistemas occurred on January 1, 1998. The unaudited supplemental consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, which, in the opinion of management, are necessary for the fair presentation of our consolidated financial position and the consolidated results of operations for such period. Results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the entire year or for any future period. The selected supplemental consolidated financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the pro forma condensed consolidated financial statements and the consolidated financial statements and the notes to those statements and supplemental consolidated financial statements and notes to those statements included elsewhere in this prospectus.

                                                                                                                    PRO FORMA
                                       PERIOD FROM                              PRO FORMA                          SIX MONTHS
                                      MARCH 5, 1996         YEAR ENDED          YEAR ENDED        SIX MONTHS          ENDED
                                     (INCEPTION) TO        DECEMBER 31,        DECEMBER 31,     ENDED JUNE 30,      JUNE 30,
                                     DECEMBER 31,     -----------------------  ------------  --------------------  -----------
                                          1996          1997         1998          1998        1998       1999        1999
                                     ---------------  ---------  ------------  ------------  ---------  ---------  -----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
SUPPLEMENTAL CONSOLIDATED STATEMENT
  OF OPERATIONS DATA:
Revenues...........................     $      --     $     472   $    5,758    $    6,741   $     850  $   5,474   $   5,694
  Product and technology
    development....................            36         1,233        7,101         7,452       3,178     10,019      10,137
  Sales and marketing..............            12         2,110       29,281        29,343       6,015     22,926      22,876
  General and administrative.......            78           650        4,810         4,965       1,033      6,665       6,787
  Depreciation and amortization....             2            38          785         2,715         248      1,644       2,125
  Stock-based compensation
    expense........................            --            --       10,421        10,421       3,250      3,012       3,012
                                           ------     ---------  ------------  ------------  ---------  ---------  -----------
Total operating expenses...........           128         4,031       52,398        54,896      13,724     44,266      44,937
                                           ------     ---------  ------------  ------------  ---------  ---------  -----------
Operating loss.....................          (128)       (3,559)     (46,640)      (48,155)    (12,874)   (38,792)    (39,243)
  Interest income, net.............            --            34          667           702          90      1,135       1,148
                                           ------     ---------  ------------  ------------  ---------  ---------  -----------
Loss before provision for income
  taxes............................          (128)       (3,525)     (45,973)      (47,453)    (12,784)   (37,657)    (38,095)
                                           ------     ---------  ------------  ------------  ---------  ---------  -----------
Provision for income taxes.........                                                    (83)
                                           ------     ---------  ------------  ------------  ---------  ---------  -----------
Net loss...........................          (128)       (3,525)     (45,973)      (47,536)    (12,784)   (37,657)    (38,095)
Preferred stock dividends and
  accretion........................            --          (185)      (4,536)       (4,536)       (720)    (4,266)     (4,266)
                                           ------     ---------  ------------  ------------  ---------  ---------  -----------
Net loss available to common
  shareholders.....................     $    (128)    $  (3,710)  $  (50,509)   $  (52,072)  $ (13,504) $ (41,923)  $ (42,361)
                                           ------     ---------  ------------  ------------  ---------  ---------  -----------
                                           ------     ---------  ------------  ------------  ---------  ---------  -----------
Basic and diluted net loss per
  share............................     $   (0.01)    $   (0.37)  $    (4.51)                $   (1.32) $   (1.91)
                                           ------     ---------  ------------                ---------  ---------
                                           ------     ---------  ------------                ---------  ---------
Shares used in computing basic and
  diluted net loss per share.......         9,147        10,040       11,204                    10,221     21,927
                                           ------     ---------  ------------                ---------  ---------
                                           ------     ---------  ------------                ---------  ---------
Pro forma basic and diluted net
  loss per share(1)................                               $    (1.06)   $    (1.10)             $   (0.79)  $   (0.80)
                                                                 ------------  ------------             ---------  -----------
                                                                 ------------  ------------             ---------  -----------
Shares used in computing pro forma
  basic and diluted net loss per
  share(1).........................                                   43,200        43,200                 47,737      47,737
                                                                 ------------  ------------             ---------  -----------
                                                                 ------------  ------------             ---------  -----------

- --------------------------

(1) Assumes conversion of all outstanding shares of redeemable convertible preferred stock into 31,996,667 shares of common stock. See note 5 to our supplemental consolidated financial statements and the pro forma condensed consolidated financial statements included elsewhere in this prospectus for an explanation of the method used to determine the number of shares used to compute pro forma net loss per share.

                                                                                                AS OF DECEMBER 31,
                                                                                         ---------------------------------
                                                                                            1996        1997       1998
                                                                                            -----     ---------  ---------

                                                                                                  (IN THOUSANDS)
SUPPLEMENTAL CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents..............................................................   $     230   $     443  $  53,147
Working capital........................................................................         284         149     47,500
Total assets...........................................................................         313         810     61,156
Capital lease obligations..............................................................          --          --        229
Total current liabilities..............................................................          --         342      7,870
Long-term debt.........................................................................          --          --         --
Redeemable convertible preferred stock.................................................          --       3,833     96,494
Total stockholders' (deficit) equity...................................................         313      (3,394)   (43,339)

                                                                                         JUNE 30,
                                                                                         ---------
                                                                                           1999
                                                                                         ---------

SUPPLEMENTAL CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents..............................................................  $ 164,719
Working capital........................................................................    153,990
Total assets...........................................................................    192,466
Capital lease obligations..............................................................        110
Total current liabilities..............................................................     15,306
Long-term debt.........................................................................      4,705
Redeemable convertible preferred stock.................................................         --
Total stockholders' (deficit) equity...................................................    173,447

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND NOTES TO THOSE STATEMENTS AND OTHER FINANCIAL INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                    OVERVIEW

    StarMedia is the leading Internet media company targeting Latin America and other Spanish- and Portuguese- speaking audiences worldwide. We were incorporated in March 1996 and commenced operations in September 1996. For the period from our inception through December 1996, we did not generate any revenues, incurred minimal operating expenses and focused our operating activities on the development of the StarMedia network.

    We launched our network in December 1996. During 1997, we continued the development of the StarMedia network and related technology infrastructure and also focused on recruiting personnel, raising capital and developing content to attract and retain users. In 1998, we:

    - improved and upgraded our services;

    - expanded our production staff;

    - built a direct sales force; and

    - increased our marketing activities in order to build the StarMedia brand.

    In March and April 1999, we acquired two leading Brazilian Internet guides, Zeek!, otherwise known as Achei, and Cade?, otherwise known as KD Sistemas, which primarily categorize and review Portuguese-language Web sites. The aggregate purchase price paid by us for these acquisitions was approximately $6.1 million plus $0.9 million due before March 2000. We are obligated to make additional payments, estimated to be up to $6.4 million, to the former stockholders of KD Sistemas if various performance targets are achieved. These acquisitions were accounted for as purchases.

    Effective May 1999, we acquired LatinRed, otherwise known as Wass Net, a Spanish-language online community offering e-mail, chat, classified, bulletin boards, home pages and search capabilities. We issued 1,133,334 shares of our common stock for all of the outstanding capital stock of Wass Net. This acquisition was accounted for as a pooling of interests.

    In June 1999, we acquired all of the outstanding stock of OpenChile, otherwise known as Servicios Interactivos Limitada, for 20,000 shares of our common stock. This acquisition was accounted for as a purchase.

    In September 1999, we acquired Webcast, a streaming media company focused on the global delivery of audio, video and other Internet-based interactive media. We issued 842,887 shares of our common stock for all of the outstanding capital stock of Webcast. This acquisition was accounted for as a pooling of interests, which requires the restatement of all relevant periods as if StarMedia and Webcast had always been combined. Accordingly, the following discussion reflects the combined results of operations of StarMedia and Webcast. The only significant effect of the restatement was the inclusion of Webcast's revenues of $411,000 for the year ended December 31, 1998 and $175,000 for the six months ended June 30, 1999 as well as Webcast's net loss of $15,000 for the year ended December 31, 1998 and $212,000 for the six months ended June 30, 1999.

    On September 18, 1999, we entered into an agreement to purchase substantially all of the assets of PageCell International Holdings, Inc., a provider of advanced mobile technologies and services, in exchange for common stock and junior non-voting convertible preferred stock of the Company valued at $10 million at the closing date and additional consideration valued at up to $15 million upon the achievement of certain quarterly performance related targets through December 2000. The consummation of the acquisition is subject to certain closing conditions.

    To date, we have derived our revenues primarily from the sale of advertisements and sponsorships on our network as well as consulting and technical services.

    Advertising revenues are derived principally from:

    - advertising arrangements under which we receive revenues based on a cost-per-thousand-impressions basis, commonly referred to as CPMs;

    - sponsorship arrangements which allow advertisers to sponsor an area on our network in exchange for a fixed payment;

    - reciprocal advertising arrangements, under which we exchange advertising space on our network predominantly for advertising on television and radio stations; and

    - design, coordination and integration of advertising campaigns and sponsorships to be placed on our network.

    Advertising and sponsorship rates depend on:

    - whether the impressions are for general audiences or targeted audiences;

    - the size and placement of the advertisement; and

    - the number of guaranteed impressions, if any.

    Advertising revenues are recognized ratably in the period in which the advertisement is displayed, provided that no significant obligations remain and collection of the resulting receivable is probable. To the extent minimum guaranteed impression levels are not met, we defer recognition of the corresponding revenues until guaranteed levels are achieved. Payments received from advertisers prior to displaying their advertisements on our network are recorded as deferred revenues. Revenues from sponsorship arrangements are recognized ratably over the contract term, provided that we have no significant obligations remaining. Revenue related to the design, coordination and integration of content under sponsorship arrangements are recognized ratably over the contract term or using the percentage of completion method if the revenue for the services is fixed. Under some of our content arrangements, we have agreed to pay a portion of the advertising revenue derived from the related content to the content provider.

    We have entered into reciprocal advertising arrangements with various media companies, including Fox Sports America and MTV Latin America. We do not receive any cash payments for these arrangements. We entered into these agreements to enhance our marketing efforts and to extend our marketing presence beyond the ten major markets in which our paid advertising is concentrated. Revenues and expenses from these arrangements are recorded at the estimated fair value of the goods or services received or the estimated fair value of the advertisements given, whichever is more readily determinable. Expenses are recorded at the value of the television advertising received when our advertisements are broadcast, which is typically in the same period as the advertisements are run on our network. These expenses are included in our sales and marketing expenses. To date, we have engaged in no reciprocal advertising arrangements under which we have received online advertising.

    In addition to advertising revenues, we derive revenues from online commerce transactions conducted through our network. Revenues from our share of the proceeds from sales are recognized on notification of sales attributable to our network. To date, commerce revenues have not been significant. We anticipate that, although commerce revenues will increase in future periods, the substantial majority of our revenues will continue to be derived from the sale of advertising on our network.

    We have a limited operating history for you to use as a basis for evaluating our business. You must consider the risks and difficulties frequently encountered by early stage companies like us in new and rapidly evolving markets, including the Internet advertising market.

    We have incurred significant net losses and negative cash flows from operations since our inception. At June 30, 1999, we had an accumulated deficit of $96.3 million. These losses have been funded primarily through the issuance of our equity securities. We intend to continue to invest heavily in marketing and brand development, content enhancements, and technology and infrastructure development. As a result, we believe that we will continue to incur net losses and negative cash flows from operations for the foreseeable future. Moreover, the rate at which these losses will be incurred may increase from current levels.

    We recorded cumulative deferred compensation of approximately $25.0 million through June 30, 1999, which represents the difference between the exercise price of some stock options granted in 1998 and 1999, and the fair market value of the underlying common stock at the date of grant. The difference is recorded as a reduction of stockholders' equity and amortized over the vesting period of the applicable options. Options granted through February 1999 typically vest over three years, although a portion of those options vested immediately. Options granted after February 1999 generally vest over four years. Of the total deferred compensation amount, approximately $10.4 million and $3.0 million was amortized during the year ended December 31, 1998 and the six months ended June 30, 1999, respectively. The amortization of deferred compensation is recorded as an operating expense. As a result, we currently expect to amortize the following amounts of deferred compensation annually:

    - 1999--$6.2 million;

    - 2000--$5.0 million;

    - 2001--$2.8 million;

    - 2002--$700,000; and

    - 2003--$50,000.

                             RESULTS OF OPERATIONS

                           SIX MONTHS ENDED JUNE 30,
                                 1999 AND 1998

REVENUE

    Revenues increased to $5.5 million for the six months ended June 30, 1999 from $850,000 for the six months ended June 30, 1998. The increase in revenues was primarily due to an increase in the volume of advertising impressions and sponsorships sold. During 1999, we continued to:

    - expand our sales force;

    - increase the number of impressions available on our network by adding channels and by increasing our marketing efforts; and

    - expand through acquisitions.

    In the six months ended June 30, 1998, four advertisers each accounted for greater than 10% of total revenues. For the six months ended June 30, 1999, no advertiser accounted for more than 10% of our revenue. For the six months ended June 1998, our top five advertisers accounted for 81% of our revenue. For the six months ended June 1999, our top five advertisers accounted for 33% of our revenue. In the six months ended June 30, 1999, we derived approximately $1.9 million, or 35% of total revenues, from reciprocal advertising arrangements. We do not receive any cash payments for these arrangements.

OPERATING EXPENSES

    PRODUCT AND TECHNOLOGY.  Product and technology expenses include:

    - personnel costs

    - hosting and telecommunication costs; and

    - content acquisition fees and revenue sharing arrangements related to agreements with third-party content providers under which we pay guaranteed fees and/or a portion of our revenues.

    For the six months ended June 30, 1999, product and technology expenses increased to $10.0 million, or 182% of total revenues, from $3.2 million, or 376% of total revenues, for the six months ended June 30, 1998. The increase was primarily due to an increase of approximately $2.9 million related to staffing levels and approximately $1.3 million to enhance the content and features of the StarMedia network.

    We have, to date, expensed all product and technology costs as incurred. We believe that increased investment in new and enhanced features and technology is critical to attaining our strategic objectives and remaining competitive. Accordingly, we intend to continue recruiting and hiring experienced product and technology personnel and to make additional investments in product development and technological infrastructure. We expect that product expenditures will continue to increase in absolute dollars in future periods.

    SALES AND MARKETING.  Sales and marketing expenses consist primarily of:

    - advertising costs, including the costs of advertisements placed on various television networks under our reciprocal advertising arrangements;

    - salaries and commissions of sales and marketing personnel;

    - public relations costs; and

    - other marketing-related expenses.

    Sales and marketing expenses increased to $22.9 million, or 416% of total revenues, for the six months ended June 30, 1999 from $6.0 million, or 706% of total revenues, for the six months ended June 30, 1998.

    The increase in sales and marketing expenses was primarily attributable to:

    - expansion of our advertising, public relations and other promotional expenditures related to our branding campaign of approximately $11.1 million; and

    - higher personnel expenses, including sales commissions, of approximately $3.4 million.

    We expect sales and marketing expenses will continue to increase in absolute dollars for the foreseeable future as we:

    - continue our branding strategy;

    - expand our direct sales force;

    - hire additional marketing personnel; and

    - increase expenditures for marketing and promotion.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses consist primarily of:

    - salaries and benefits;

    - costs for general corporate functions, including finance, accounting and facilities; and

    - fees for professional services.

    General and administrative expenses increased to $6.7 million, or 122% of total revenues, for the six months ended June 30, 1999, from $1.0 million, or 118% of total revenues, for the six months ended June 30, 1998. The increase in general and administrative expenses was primarily due to increased salaries and related expenses associated with the hiring of additional personnel of approximately $2.1 million, additional rental costs of approximately $600,000 and additional taxes and insurance charges of approximately $500,000.

    General and administrative expenses for the six months ended June 30,1999 include one-time charges of $1.0 million related to the acquisition of Wass Net. Since the acquisition was accounted for as a pooling of interests, these costs were expensed at the consummation of the acquisition.

    We expect that we will incur additional general and administrative expenses as we hire additional personnel and incur additional costs related to the growth of our business and our operation as a public company.

Accordingly, we anticipate that general and administrative expenses will continue to increase in absolute dollars in future periods.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization expenses increased to $1.6 million, or 29% of total revenues, for the six months ended June 30, 1999 from $248,000, or 29% of total revenues, for the six months ended June 30, 1998. The dollar increases were primarily attributable to the increase in fixed assets of approximately $6.3 million during 1999 and $5.9 million during 1998. We also incurred goodwill amortization expenses of $0.5 million related to the acquisitions of Achei and KD Sistemas. We expect that depreciation and amortization expenses will continue to increase as we build the structure necessary to improve our products and acquire other businesses.

STOCK-BASED COMPENSATION EXPENSE

    We recorded additional deferred compensation of $6.0 million during the six months ended June 30, 1999. Of the cumulative deferred compensation amount, $3.0 million was recorded as an expense during the six months ended June 30, 1999. The unamortized balance is being amortized over the vesting period for the individual options, which is typically three years for options issued earlier than February 1999 and four years for options issued since that date.

INTEREST INCOME, NET

    Interest income, net includes income from our cash and investments. Net interest income increased from $90,000 for the six months ended June 30, 1998 to $1.1 million for the six months ended June 30, 1999. Interest income increased as a result of capital raised from the sale of preferred shares in 1998, the issuance of 3.7 million shares of common stock to a group of third party investors in April and May 1999, and the initial public offering of shares of our common stock in May 1999.

YEARS ENDED DECEMBER 31, 1998 AND 1997 AND THE PERIOD FROM MARCH 5, 1996
  (INCEPTION) TO DECEMBER 31, 1996

REVENUES

    Revenues increased to $5.8 million for the year ended December 31, 1998 from $472,000 for the year ended December 31, 1997. We did not have any revenue for the period from March 5, 1996 (inception) to December 31, 1996. The increase in revenues was primarily due to an increase in the volume of advertising impressions and sponsorships sold. During 1998, we:

    - expanded our sales force; and

    - increased the number of impressions available on our network by adding channels and by increasing our marketing efforts.

    In 1997, three advertisers each accounted for greater than 10% of total revenues and the five largest advertisers accounted for 98% of total revenues. In 1998, two advertisers, Netscape and Fox Latin America, each accounted for greater than 10% of total revenues and the five largest advertisers accounted for 57% of total revenues. In 1998, 42% of our total revenues were derived from reciprocal advertising arrangements with our media partners, which consist primarily of television network operators. We do not receive any cash payments from these arrangements. We have not engaged in any reciprocal advertising arrangements under which we received online advertising. Electronic commerce revenues were not material during these periods.

OPERATING EXPENSES

    PRODUCT AND TECHNOLOGY. Product and technology expenses increased to $7.1 million, or 122% of total revenues, for the year ended December 31, 1998, from $1.2 million, or 254% of total revenues, for the year ended December 31, 1997. We incurred $36,000 of product and technology expenses during 1996. The increase in product and technology expenses was primarily attributable to an increase of approximately $3.1 million in 1998 and $668,000 in 1997 related to staffing levels required to support the StarMedia network and related systems and approximately $1.5 million in 1998 and $310,000 in 1997 to enhance the content and features on the StarMedia network. We have, to date, expensed all product and technology costs as incurred.

    SALES AND MARKETING. Sales and marketing expenses increased to $29.3 million, or 505% of total revenues, for the year ended December 31, 1998, from $2.1 million, or 445% of total revenues, for the year ended December 31, 1997, and $12,000 during 1996. The increases in sales and marketing expenses were primarily attributable to:

    - expansion of our advertising, public relations and other promotional expenditures related to our aggressive branding campaign of approximately $22.3 million in 1998 and $1.7 million in 1997; and

    - higher personnel expenses, including sales commissions, of approximately $2.9 million in 1998 and $222,000 in 1997.

    Sales and marketing expenses as a percentage of total revenues have increased as a result of the continued development and implementation of StarMedia's branding and marketing campaign.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses increased to $4.8 million, or 83% of total revenues, for the year ended December 31, 1998, from $650,000, or 138% of total revenues, for the year ended December 31, 1997, and $78,000 during 1996. The increase in general and administrative expenses was primarily due to increased salaries and related expenses associated with the hiring of additional personnel of approximately $1.4 million in 1998 and $200,000 in 1997 to support the growth of our business. General and administrative expenses decreased on a percentage basis because of the growth in revenues.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization expenses increased to $785,000, or 14% of revenues, for the year ended December 31, 1998, from $38,000, or 8% of revenues, for the year ended December 31, 1997 and from $2,000 during 1996. The dollar increases were primarily attributable to the increase in fixed assets of approximately $5.9 million during 1998 and $270,000 during 1997.

STOCK-BASED COMPENSATION EXPENSE

    We recorded deferred compensation of $19.1 million during the year ended December 31, 1998. Of this amount, $10.4 million was recorded as an expense in 1998. The unamortized balance is being amortized over the vesting period for the individual options, which is typically three years.

INTEREST INCOME, NET

    Interest income, net includes income from our cash and investments. Interest income, net increased to $667,000 for the year ended December 31, 1998 from $34,000 for the year ended December 31, 1997. We did not record any interest income, net during 1996. The increase in interest income was primarily due to higher average cash, cash equivalent and investment balances as a result of capital received from the sale of preferred stock in the first and third quarters of 1998.

LIQUIDITY AND CAPITAL RESOURCES

    To date, we have primarily financed our operations through the sale of our equity securities. At June 30, 1999, we had $164.7 million in cash and cash equivalents, an increase of $111.6 million from December 31, 1998.

    In the six months ended June 30, 1999, we used $36.0 million in operating activities, mostly related to our $37.7 million loss during the period which included non-cash activities such as $1.6 million in depreciation and amortization and $3.0 million in non-cash charges related to stock option grants. In the six months ended June 30, 1998, we used $7.0 million in operating activities, consisting mostly of $12.8 million for our net loss, partly offset by $3.2 million in non-cash charges related to stock option grants and $3.1 million in additional liabilities. Net cash used in operating activities was $30.7 million for the year ended December 31, 1998, $3.3 million for the year ended December 31, 1997 and $127,000 for 1996. To date, we have experienced significant negative cash flows from operating activities. Net cash used in operating activities resulted primarily from our net operating losses, offset in part by:

    - the amortization of deferred compensation;

    - depreciation and amortization;

    - increases in accrued expenses and accounts payable; and

    - deferred revenues.

    For the six months ended June 30, 1999, we used $11.1 million in investing activities, including $6.0 million for fixed assets and $5.1 million in connection with acquisitions and related costs. Net cash used in investing activities was $4.7 million for the year ended December 31, 1998, $283,000 for the year ended December 31, 1997 and $30,000 during 1996. Net cash used in investing activities during 1996, 1997 and 1998 resulted primarily from the purchase of fixed assets.

    Net cash provided by financing activities was $159.1 million for the six months ended June 30, 1999, $88.1 million for the year ended December 31, 1998, $3.8 million for the year ended December 31, 1997 and $387,000 during 1996. Net cash provided by financing activities during 1997 and 1998 consisted primarily of proceeds from the sale of preferred stock. In April and May 1999, we completed the sale of 3,727,272 shares of our common stock for $41 million. In May 1999, we raised approximately $110.4 million, net of underwriting discounts and commissions and related expenses, from the initial public offering of shares of our common stock. We also entered into a credit line, utilizing $5.1 million of a $12.0 million facility.

    Our principal commitments consist of obligations outstanding under capital and operating leases. We expect our capital expenditures will increase significantly in the future as we make technological improvements to our system and technical infrastructure.

    In March 1999, we entered into a $12.0 million credit line for the acquisition of computer equipment and furniture and fixtures. At June 30, 1999, approximately $4.7 million was outstanding under the equipment line. Amounts outstanding are payable in monthly installments of principal and interest of approximately $170,000, bear interest at approximately 13.6% per annum and are secured by certain computer equipment and furniture and fixtures. The credit line requires us to maintain at least $10 million in cash and cash equivalents.

    We have entered into an agreement with AT&T Global Network Services, formerly IBM Global Network, under which we can offer Internet access services in Argentina, Brazil, Chile, Colombia and Mexico. Under the agreement, we are obligated to pay AT&T a minimum of approximately $4.3 million in 1999 and approximately $16.0 million in 2000.

    Our capital requirements depend on numerous factors, including:

    - market acceptance of our services;

    - the amount of resources we devote to investments in the StarMedia network;

    - marketing and selling our services; and

    - promoting our brand.

    We have experienced a substantial increase in our capital expenditures and operating lease arrangements since our inception consistent with the growth in our operations and staffing. We anticipate that this will continue for the foreseeable future. Additionally, we will continue to evaluate possible investments in businesses, products and technologies, and plan to expand our sales and marketing programs and conduct more aggressive brand promotions.

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
    We believe that our current cash and cash equivalents will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least the next 12 months. If cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities or establish an additional credit facility. The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

                              YEAR 2000 COMPLIANCE

    The Year 2000 issue refers to the potential for system and processing failures of date-related calculations, and is the result of computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

STATE OF READINESS

    We have made a preliminary assessment of the Year 2000 readiness of our operating, financial and administrative systems, including the hardware and software that support our systems. As part of our assessment plan, we are evaluating our date-dependent code, internally-developed software, software developed by third parties and hardware. We plan to complete this evaluation by October 1999. All internally-developed code will be checked, and any problematic code identified, fixed and tested by November 1999. All material externally-developed software that is not Year 2000 compliant will be upgraded or replaced by November 1999. More specifically:

    - We are quality assurance testing our internally-developed proprietary software and systems related to the delivery of our service to our users. We plan to complete this testing by November 1999.

    - We have contacted our principal third-party vendors and licensors of material hardware, software, and services that are related to the delivery of our services to our users, and requested their confirmation of our Year 2000 compliance of the software, hardware and services they provide to us. All of these contacted vendors and licensors have notified us that the hardware, software and services that they have provided to us are Year 2000 compliant.

    - We have contacted our principal vendors of material non-information technology systems and services used by us, and requested their confirmation of the Year 2000 compliance of their systems and services. We have received notification from the majority of these vendors that the systems and services that they have provided to us are Year 2000 compliant. By the end of the third quarter of 1999, we will either have received this confirmation from the remaining vendors or have replaced the systems and services they provide with compliant systems and services.

    - We are formulating repair or replacement requirements and implementing corrective measures. These requirements will be completed by October 1999, and, if necessary, corrective measures and repair procedures will be implemented by the end of November 1999.

    - We are currently evaluating the need for, and preparing and implementing a contingency plan, if required. The results of our assessment and simulation testing will be taken into account when we determine the need for and the extent of any contingency plans. We plan to finalize our contingency plans, if any, by November 1999.

COSTS

    To date, we have spent an immaterial amount on Year 2000 compliance issues but expect to incur an additional $200,000 to $350,000 in connection with identifying, evaluating and addressing Year 2000 compliance issues. Most of our expenses have related to, and are expected to continue to relate to, the operating costs associated with time spent by employees and consultants in the evaluation process and Year 2000 compliance matters generally. Such expenses, if higher than anticipated, could have a material adverse effect on our business, results of operations, and financial condition.

RISKS

    To the extent that our assessment is finalized without identifying any additional material non-compliant IT systems operated by us or by third parties, the most reasonably likely worst case Year 2000 scenario is a systemic failure beyond our control, such as a prolonged telecommunications or electrical failure. Such a failure could prevent us from operating our business, prevent users from accessing our network, or change the behavior of advertising customers or persons accessing our network. We believe that the primary business risks, in the event of such failure, would include but not be limited to, lost advertising revenues, increased operating costs, loss of customers or persons accessing our network, or other business interruptions of a material nature, as well as claims of mismanagement, misrepresentation, or breach of contract.

CONTINGENCY PLAN

    As discussed above, we are engaged in an ongoing Year 2000 assessment and have developed no contingency plans to address the worst-case scenario that might occur if technologies we are dependent on actually are not Year 2000 compliant. The results of our Year 2000 simulation testing and the responses received from all third-party vendors and service providers will be taken into account in determining the need for and nature and extent of any contingency plans. We intend to develop any required contingency plans by November 1999.

FORWARD-LOOKING STATEMENTS

    The Year 2000 discussion above is provided as a "Year 2000 Readiness Disclosure" as defined in the Year 2000 Information and Readiness Disclosure Act of 1998 (Public Law 105-271, 112 Stat. 2386) enacted on October 19, 1998 and contains forward-looking statements. These statements are based on management's best current estimates, which were derived from a number of assumptions about future events, including the continued availability of resources, representations received from third parties and other factors. However, we cannot assure you that these estimates will be achieved, and our actual results could differ materially from those anticipated. Specific factors that might cause material differences include:

    - the ability to identify and remediate all relevant systems;

    - results of Year 2000 testing;

    - adequate resolution of Year 2000 issues by governmental agencies, businesses and other third parties who are our outsourcing service providers, suppliers, and vendors;

    - unanticipated system costs; and

    - our ability to implement adequate contingency plans.

                         INFLATION AND FOREIGN CURRENCY
                              EXCHANGE RATE LOSSES

    To date, our results of operations have not been impacted materially by inflation in the U.S. or in the countries that comprise Latin America.

    Although a substantial portion of our revenues are denominated in U.S. dollars, an increasing percentage of our revenues are denominated in foreign currencies. As a result, our revenues may be impacted by fluctuations in these currencies and the value of these currencies relative to the U.S. dollar. In addition, a portion of our monetary assets and liabilities and our accounts payable and operating expenses are denominated in foreign currencies. Therefore, we are exposed to foreign currency exchange risks. However, revenues derived from foreign currencies historically have not comprised a material portion of our revenues. As a result, we have not tried to reduce our exposure to exchange rate fluctuations by using hedging transactions. However, we may choose to do so in the future. We may not be able to do this successfully. Accordingly, we may experience economic loss and a negative impact on earnings and equity as a result of foreign currency exchange rate fluctuations.

                        RECENT ACCOUNTING PRONOUNCEMENTS

    We adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" as of January 1, 1998. SFAS No. 130 requires us to report in our financial statements, in addition to our net income (loss), comprehensive income (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on investments in debt and equity securities.

    In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. We have determined that we do not have any separately reportable business segments.

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standard for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. In June 1999, the FASB issued SFAS 137, "Accounting for Derivative Instruments and Hedging Activities Deferral of Effective Date of FASB Statement No. 133", which deferred the effective date of SFAS 133 to all fiscal quarters of fiscal years beginning after June 15, 2000. The statement is not expected to affect us as we currently do not have any derivative instruments or hedging activities.

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
                                    BUSINESS

                                    OVERVIEW

    StarMedia is the leading Internet media company targeting Latin America and other Spanish- and Portuguese-speaking markets worldwide. Our network consists of seven branded Internet properties:

- - StarMedia.com, our flagship Internet media property;

- - StarMedia Acesso, our premium Internet access service;

- - Cade?, a topical directory of Portuguese-language Web sites;

- - LatinRed, one of the largest Spanish-language online communities;

- - OpenChile, a local Chilean portal;

- - Periscopio.com, our personalized search and retrieval property; and

- - Zeek!, a topical directory of Portuguese-language Web sites.

    Through these properties, we offer our users a variety of in-language interest-specific areas or channels, extensive Web-based community features, sophisticated search capabilities, online shopping and Internet access services. Our content covers a broad array of topics of interest to Latin Americans and other Spanish- and Portuguese-speaking audiences, including local and regional news, business and sports. We promote user affinity to the StarMedia community by providing Spanish and Portuguese language e-mail, chat rooms, instant messaging and personal homepages. We provide our content and community features to our users for free. We derive our revenues principally from the sale of advertisements and sponsorships on our network.

    At a time when content on the Internet is overwhelmingly in English, we offer our users an in-language community experience, combined with a broad array of Spanish and Portuguese content tailored for regional dialects and local cultural norms. As a result, we provide advertisers and merchants targeted access to Latin American and other Spanish-and Portuguese-speaking Internet users, an audience with a highly desirable demographic profile.

                              INDUSTRY BACKGROUND

THE GROWTH OF THE INTERNET AND ONLINE ADVERTISING AND COMMERCE

    The Internet has developed into a significant global mass medium that allows millions of people worldwide to find information, interact with others and conduct business electronically. International Data Corporation, or IDC, estimates that the number of Internet users worldwide will grow from approximately 142 million at the end of 1998 to approximately 399 million by the end of 2002, representing a compound annual growth rate of 29%. The Internet has also emerged as an attractive new medium for advertisers. The Internet allows advertisers to target desired demographic groups or consumers in specific geographic locations. It also allows them to interact more effectively with consumers and capture valuable data about buying patterns, preferences and demands. According to Jupiter Communications, the dollar value of Internet advertising in the U.S. is expected to increase from $2.1 billion in 1998 to approximately $8.8 billion in 2002, representing a compound annual growth rate of 43%. The growth in the use of the Internet is also providing businesses with a platform to conduct electronic commerce. According to IDC, spending on the Internet is expected to increase from $50.4 billion in 1998 to approximately $733.6 billion in 2002, representing a compound annual growth rate of 95%.

INTERNET USE IN LATIN AMERICA

    Latin America is comprised of 23 countries with a total population of approximately 500 million people. This region consists of the following countries:

- - Argentina             - Guyana
- - Belize                - Guatemala
- - Bolivia               - Honduras
- - Brazil                - Mexico
- - Chile                 - Nicaragua
- - Colombia              - Panama
- - Costa Rica            - Paraguay
- - Cuba                  - Peru
- - Dominican Republic    - Suriname
- - Ecuador               - Uruguay
- - El Salvador           - Venezuela
- - French Guiana

    Although divided by geographical and political boundaries, Latin Americans share many cultural affinities, including common languages and religions, as well as a similar heritage. A majority of Latin Americans speak Spanish or Portuguese, with only a small portion of the population being proficient in English.

    A substantial portion of the buying power in Latin America is concentrated within 20% of the population, according to Strategy Research Corporation. This group of approximately 100 million people controls an estimated 60% of the overall buying power in Latin America and enjoys a standard of living comparable to the populations of Germany and Great Britain. As a result, the Latin American market represents a highly desirable demographic profile for advertisers and businesses. According to a study published in July 1999 by Zenith Media, overall advertising spending across all media in Latin America was $24 billion in 1998 and is estimated to grow to $26 billion in 2001. According to Forrester Research, Internet advertising in Latin America was $20 million in 1998 and is estimated to grow to $259 million in 2001.

    While Internet use in Latin America is in a relatively early stage of development, it has grown rapidly in recent years and, according to Nazca Saatchi & Saatchi, is expected to significantly outpace growth in worldwide Internet usage over the next several years. According to Audits & Surveys Worldwide, the number of Internet users in Latin America is currently over 15 million. Nazca Saatchi & Saatchi estimates that there will be 34 million Internet users in Latin America by the end of 2000. According to Nazca Saatchi & Saatchi, approximately 90% of these users are from upper and middle socio-economic classes.

    The following factors have contributed to the growth in Internet use in Latin America:

    - increased use of personal computers, particularly among affluent Latin Americans;

    - network infrastructure improvements accelerated by privatization of telecommunications providers and increased spending;

    - govermental Internet initiatives;

    - the relative youth of the Latin American population and their tendency to use new technologies, like the Internet;

    - reduced Internet access costs; and

    - increased awareness of the Internet.

NEED FOR A LATIN AMERICAN ONLINE NETWORK

    Despite the rapid growth of non-English speaking Internet users worldwide, approximately 85 to 90% of the content on the Internet remains in English, according to Audits & Surveys Worldwide. We believe that an increasing number of Latin American Internet users are seeking a full-service Internet offering in their local language that provides them with:

    - a social interactive experience across the entire Spanish- and Portuguese-speaking world;

    - a variety of in-depth and focused local content;

    - a broad array of compelling content at the regional and international level;

    - fast and reliable Internet access;

    - sophisticated Internet applications and tools like e-mail, chat, instant messaging, bulletin boards, personal homepages and search capabilities; and

    - the ability to easily and securely buy goods and services online.

    To date, few Internet sites have been tailored specifically to the interests and needs of Latin Americans. In an attempt to address this need, some of the English language general destination sites have translated a small portion of their content into Spanish or Portuguese. To date, however, these sites have generally been focused on expanding into the European and Asian markets. As a result, they typically do not extend their Spanish and Portuguese translations beyond selected topical content and do not provide in-depth local content or in-language applications for Latin Americans. Furthermore, they do not tailor their translations and content to take into account regional dialects, language differences or local cultural norms.

    Some regional sites attempt to provide content for the populations of specific cities or countries in the local dialect. These sites, while providing Spanish or Portuguese content, have a limited community of users and do not provide extensive regional or global content. There are also Spanish or Portuguese language interest-specific sites, like sports sites. These sites offer in-depth content, but are limited to only one topic.

    We believe that few of these Spanish and Portuguese language sites attract a broad user audience. Therefore, they cannot provide advertisers with an attractive platform to effectively reach the highly desirable Latin American Internet user base.

                             THE STARMEDIA SOLUTION

    We are the leading Internet media company targeting Latin America and other Spanish- and Portuguese-speaking markets worldwide. Our network consists of seven branded Internet properties:

    - StarMedia.com, our flagship Internet media property;

    - StarMedia Acesso, our premium Internet access service;

    - Cade?, a topical directory of Portuguese-language Web sites;

    - LatinRed, one of the largest Spanish-language online communities;

    - OpenChile, a local Chilean portal;

    - Periscopio.com, our personalized search and retrieval property; and

    - Zeek!, a topical directory of Portuguese-language Web sites.

    Through these properties, we offer our users a variety of in-language interest-specific areas or channels, extensive Web-based community features, sophisticated search capabilities, online shopping and Internet access services. We believe that we have created an online network that uniquely addresses the needs of Latin American and other Spanish- and Portuguese-speaking Internet users and provides advertisers and merchants with a highly desirable platform for targeting affluent consumers in our markets. Our page views have grown to over 686 million in the three months ended June 30, 1999. In addition, our active e-mail accounts have grown to 1.2 million as of June 30, 1999.

    We believe that our success to date is attributable to the following key factors:

    FOCUS ON LATIN AMERICA AND OTHER SPANISH-AND PORTUGUESE-SPEAKING
MARKETS. We serve the interests and needs of Latin American and other Spanish- and Portuguese-speaking Internet users and have developed both a product and a business infrastructure to support our focus on these markets. We designed our network around the needs of our users, providing them with:

    - customized global, regional and local content covering a variety of topics in the appropriate Spanish and Portuguese dialect;

    - a broad range of in-language community features, like chat, bulletin boards, free e-mail, personal homepages, and personal and classified ads, that allow users to interact with each other;

    - easy-to-use interfaces and consistent navigation experiences that facilitate usage by the growing number of Latin Americans and other Spanish- and Portuguese-speaking users coming online for the first time;

    - search capabilities that can be customized by country, region and/or language;

    - sophisticated electronic commerce capabilities; and

    - premium Internet access service with high quality customer care and international account access through a single network.

    In addition, we have developed a business infrastructure designed to address the needs of our users by maintaining a strong local presence and employing a high percentage of Spanish- and Portuguese-speaking employees, both in the U.S. and abroad. These employees are critical to maintaining our network's focus and flavor.

    Our employees provide us with important cultural and linguistic insights. Our local presence allows us to better understand the needs of local advertisers and businesses, and to maintain strong relationships with them. Our local offices include Barcelona, Bogota,

Buenos Aires, Caracas, Madrid, Mexico City, Montevideo, Rio de Janeiro, San Juan, Santiago and Sao Paulo. Each office is staffed predominantly with people from the country in which the office is located.

    MARKET LEADERSHIP THROUGH BRAND DEVELOPMENT. We believe that StarMedia is the most recognized Internet brand in Latin America. As a result, visiting StarMedia is one of the first Internet experiences for many Latin Americans. We began our marketing efforts in February 1997 and were the first online network to make a significant investment in brand development in Latin America. We believe that many of our regular users first visited our network in response to our marketing efforts. We have continued to invest heavily in building the StarMedia brands through our extensive marketing, advertising and public relations programs. Our brand recognition has enabled us to attract a growing user audience and leading companies as advertisers and electronic commerce partners.

    EXTENSIVE COMMUNITY AND CONTENT OFFERINGS. We believe that our extensive local and pan-regional content, combined with our community of Internet users, gives us a competitive advantage and is key to our continued leadership as the Internet destinations of choice in the region. We provide our users with a broad array of relevant and in-depth local content. In addition, our network serves as a virtual central plaza for our users to access region-specific information and conduct electronic commerce across boundaries. Our pan-regional community enables us to attract a larger population of users and, consequently, provide them with greater outlets for online interaction.

    DEDICATION TO USER CARE. We believe that high quality user care and technical support are essential to our continued success and brand development efforts. To further enhance our users' experience and to foster user loyalty, we have local user care support teams that rapidly respond to e-mail inquiries and provide technical advice, 24 hours a day, seven days a week in Spanish or Portuguese. We also proactively solicit feedback from our users in order to understand their preferences and to enhance their experience on our network.

    HIGHLY ATTRACTIVE PLATFORM FOR ADVERTISING AND COMMERCE. We believe that the StarMedia network is a highly attractive platform for advertisers and businesses because it gives them access to:

    - leading Internet brands in Latin America and other Spanish- and Portuguese-speaking markets;

    - a user base with a highly desirable demographic profile; and

    - users with a high degree of affinity and involvement through e-mail, chat, bulletin boards and personal homepages.

    Internet advertising is new in our markets, and we believe that buying advertising on the StarMedia network is often one of the first Internet advertising purchases made by businesses and advertising agencies targeting Spanish- and Portuguese-speaking audiences. Accordingly, we have created an advertising environment that fosters advertiser use of this new medium and solidifies our relationship with advertisers. We have developed a client services team that is dedicated to enhancing our relationship with these advertisers and maximizing the effectiveness of their advertising campaigns. We use our knowledge about the needs and sensitivities of our user base to help advertisers create more effective advertising campaigns. In addition, we use leading advertising techniques and tracking technologies to:

    - target advertising to users with specific demographic profiles;

    - gather extensive data to create an intelligence profile for each campaign; and

    - use daily tracking data to analyze the campaign's effectiveness.

    We provide advertisers with detailed and timely feedback on the effectiveness of campaigns, as well as recommendations on how to improve their campaigns. We believe that our client services group is a key differentiator from other competitive Web sites and provides us with a significant competitive advantage.

    As a result, we have been able to:

    - attract high-profile advertisers, including Bradesco, Ford, Fox Sports America, IBM, Nokia and Sony;

    - enter into relationships with leading electronic commerce companies, including barnesandnoble.com, CDNow, Disney, Latin Grocer and Outpost.com; and

    - charge premium advertising rates.

                                    STRATEGY

    Our objective is to strengthen our position as the leading online network across Latin America and other Spanish- and Portuguese-speaking markets. In order to accomplish this, we will:

    AGGRESSIVELY EXTEND THE RECOGNITION OF OUR BRANDS. Our goal is to make our brands synonymous with the Internet in our markets. We believe that continuing to enhance our brand recognition will enable us to capitalize on our leading position and will make us more attractive to advertisers and businesses conducting electronic commerce. This will increase in importance as more Spanish- and Portuguese-speaking consumers move online and as additional Internet sites compete for these users.

    We intend to continue to build our brands through:

    - extensive television, print, Internet and outdoor advertising;

    - public relations programs;

    - conference sponsorships;

    - new strategic alliances; and

    - additional distribution relationships.

    ENHANCE AND EXPAND OUR SPANISH AND PORTUGUESE CONTENT AND COMMUNITY FEATURES. We intend to continue to add new content and features to the StarMedia network. We believe that this will:

    - further differentiate our brands from competing sites;

    - provide users with a more comprehensive and satisfying Internet experience; and

    - result in users visiting the StarMedia network more often and remaining there longer.

    We currently have relationships with leading content providers, including Agencia EFE, Fox Sports America, Internet Securities, Mpath, Patagon.com, Reuters, WeatherLabs, and Ziff-Davis. We are aggressively seeking new content relationships in order to further increase the breadth and depth of our content and community features without incurring significant additional costs. We currently have more than 110 employees in our content development group who are responsible for gathering, developing and designing our content. We intend to further enlarge this group.

    We are also expanding our country-specific content to further penetrate local markets. We are seeking to enter into partnerships with leading local interest-specific content providers and to further enhance the features and functions of our network.

    We are also seeking to aggressively expand our electronic commerce business. We are developing relationships with credit card, fulfillment and transaction software companies, as well as merchants. We have entered into a relationship with SkyBox Services Corporation, a provider of logistics solutions, to facilitate the delivery of goods sold over our network.

    FURTHERING OUR PENETRATION INTO ADDITIONAL SPANISH- AND PORTUGUESE-SPEAKING MARKETS. We seek to make StarMedia network the first and most frequent destination on the Internet for the Spanish- and Portuguese-speaking population worldwide. We believe there is a significant opportunity for a Spanish and Portuguese language online network that extends beyond Latin America to include Spain, the United States and Portugal.

    There are approximately 8.6 million Spanish- and Portuguese-speaking Internet users dispersed through the United States, Spain and Portugal. In the U.S., the Hispanic population is growing more rapidly than any other minority group. According to the Tomas Rivera Policy Institute at Claremont University, from 1994 to 1998, Internet usage by U.S. Hispanics grew 800%. Forrester Research Inc. estimates that by the end of 1999, 43% of U.S. Hispanic households will be online. We believe that Hispanic Americans are increasingly using our network to maintain their cultural identities and to communicate with friends and family in Latin America and elsewhere.

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
    We have expanded our presence outside of Latin America through the acquisition of LatinRed, which has an established user base in the Spanish and U.S. Hispanic markets. In addition, we recently launched our Puerto Rican operations by opening an office in San Juan to focus on advertising sales and new business development. Additionally, we are expanding our advertising and marketing campaigns in the United States and Spain.

    CONTINUE TO PURSUE STRATEGIC ACQUISITIONS AND ALLIANCES. We plan to continue to expand our user base, revenues and competitive position through strategic acquisitions and alliances. In 1999, we made a number of strategic acquisitions to further this goal. These include:

    - Cade?, a topical directory of Portuguese-language Web sites;

    - LatinRed, one of the largest Spanish-language online communities;

    - OpenChile, a local Chilean portal;

    - Webcast, a streaming media company focused on the global delivery of audio, video and other Internet-based interactive media; and

    - Zeek!, a topical directory of Portuguese-language Web sites.

We believe that these acquisitions have significantly enhanced our presence in our markets and have enabled us to reach a broader base of users and advertisers. We have also agreed to acquire PageCell, a provider of advanced mobile technologies and services. We intend to aggressively seek other opportunities to acquire or form alliances with other companies that will complement our network.

    EXPAND OUR INTERNET ACCESS SERVICES TO USERS ACROSS LATIN AMERICA. We recently began to offer Internet access services in Brazil and intend to offer these services in other Latin American markets during the second half of 1999. We believe this service will enable us to develop an additional source of revenue and to create closer ties with Internet users in our markets. We have entered into an agreement with AT&T Global Network Services, formerly known as IBM Global Network. AT&T will provide us with its existing infrastructure, billing, operations and customer service capabilities necessary to provide these services. We will market the service under the StarMedia Acesso brand and StarMedia will be the pre-programmed homepage for the service. We will charge users monthly access fees with pricing based on rates that are competitive in each local market.

    DEVELOP AND DEPLOY NEXT GENERATION CONTENT AND SERVICE DISTRIBUTION PLATFORMS. We intend to seek opportunities to extend our brands beyond personal computers to wireless products, consumer electronics and entertainment media. To that end, we have created two new divisions, StarMedia Broadband and StarMedia Mobile. StarMedia Broadband will provide Spanish- and Portuguese-speaking users with premium streaming media services and programming, including audio, video and interactive multimedia via the Internet. Webcast, our recent acquisition, will serve as the core of this new division. An additional goal of StarMedia Broadband is the enhancement of our users' interactive experience by enabling rich media programming to be delivered quickly and efficiently via high speed distribution platforms.

    StarMedia Mobile advances our strategy to provide our users worldwide with a richer Internet experience by allowing them to bring Internet content and applications to a wide range of wireless devices.

    We have also agreed to acquire PageCell and intend to take advantage of its advanced mobile technologies and services to enable our users to handle their mobile communications needs through one central service.

    We intend to continue to seek similar acquisition or investment opportunities. We believe this strategy will:

    - augment our user base by enabling access to StarMedia's content and services by users offline;

    - enhance our brand recognition by extending our presence to new viewership;

    - increase our revenues by providing new advertising and sponsorship opportunities to our clients; and

    - prepare StarMedia for the future convergence of interactive and entertainment technologies, and further distinguish our network from traditional Internet portals.

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
                             THE STARMEDIA NETWORK

    The StarMedia network currently consists of seven branded Internet properties:

    - StarMedia.com, our flagship Internet media property;

    - StarMedia Acesso, our premium Internet access service;

    - Cade?, a topical directory of Portuguese-language Web sites;

    - LatinRed, one of the largest Spanish-language online communities;

    - OpenChile, a local Chilean portal;

    - Periscopio.com, our personalized search and retrieval property; and

    - Zeek!, a topical directory of Portuguese-language Web sites.

STARMEDIA.COM

    StarMedia.com, our principal branded destination and flagship Internet media property, is organized around 19 topical channels. These channels are grouped into:

    - community services; and

    - content and commerce services.

    StarMedia.com's Welcome Screen-- www.starmedia.com-- provides a guide to the network channels, features special content and promotions, offers direct access to our search, e-mail and chat services and displays real-time news headlines.

    When users first visit StarMedia.com, they are prompted to indicate what country they are from and whether they prefer to receive content in Spanish or Portuguese. This information allows us to target both content and advertising by subject matter, dialect and country.

    StarMedia.com's unique design and layout provides a consistent navigation experience allowing users to access any channel on StarMedia.com from any other channel on the service. Additionally, this design allows for persistent branding.

    StarMedia.com's broad range of community features enables users throughout Latin America and other Spanish- and Portuguese-speaking markets to interact with each other. These community features include:

    - StarMedia TalkPlanet--chat

    - StarMedia Mail--e-mail

    - StarMedia Orbita/Orbita--personal homepages

    - StarMedia Forum/Pizarras--bulletin boards

    - StarMedia Express--instant messenger

    - StarMedia Classificados/Clasificados-- classifieds

    - Namoro Personet/Romance Personet-- personals

    - StarMedia Jogos/Juegos--games

    - StarMedia Saude--health and wellness

    We have built StarMedia.com's content and commerce services around a successful community environment. We enhance the effectiveness of StarMedia.com's community services by wrapping them around engaging content channels. These include:

    - StarMedia Noticias/Noticias--news

    - StarMedia Esportes/Deportes--sports

    - StarMedia Money--finance

    - StarMedia Digital--technology

    - StarMedia Entretenimento/ Entretenimientos--entertainment

    - StarMedia Shopping--electronic commerce

    - StarMedia BuscaWeb--search and guide

    - StarMedia Viagens/Viajes--travel

    - StarMedia Tempo/Tiempo--weather

    - StarMedia Horoscopo--horoscopes

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
STARMEDIA ACESSO

    We recently launched StarMedia Acesso, our premium Internet access service. StarMedia Acesso is designed to offer Latin Americans fast, reliable Internet connectivity, 24 hour customer support, international account access through a single global network, a selection of pricing plans, and direct links to all of our Internet properties.

    We have contracted with AT&T Global Network Services, formerly the IBM Global Network, to create this new service. Acesso leverages AT&T's network infrastructure, operational, billing, and customer service capabilities.

    We have begun to offer access services through Acesso in Brazil and intend to expand our Internet access services in other Latin American markets during the second half of 1999. We will charge users monthly access fees with pricing based on rates that are competitive in each local market.

CADE?

    Cade? is among the leading Internet portals in Brazil. The service provides a topical directory of Portuguese-language Web sites and is one of the largest directories in Brazil. The service currently provides over 165,000 listings. More than 2,500 Web sites are added to the Cade? directory each week by experienced editors who analyze and review every site. In addition to its search and guide resources, Cade? offers other services such as Cade Voce? (www.cadevoce.com.br), a personalized email list subscription service, and Aqui (www.aqui.com.br), an area featuring local news, interviews, forums and other sections developed by Cade? staff.

LATINRED

    LatinRed (www.latinred.net) is one of the largest Spanish-speaking community services on the Internet. It is comprised of a variety of free services, such as LatinMail (www.latinmail.com), an e-mail service, and LatinChat
(www.latinchat.com), a chat community, each of which can be accessed independently. In addition to e-mail and chat, LatinRed's products include:

    - GratisWeb (www.gratisweb.com)-- personal homepages

    - LatinCards (www.latincards.com)-- electronic greeting cards

    - LatinTiempo--weather

    - LatinGuia--directory

    - LatinBanners--advertising distribution network

    - Futbolmania--local soccer news

    - Usados--classifieds

    - Solidaridad--news

    - Tableros--forum

OPENCHILE

    OpenChile consists of three brands:

    - OpenChile (www.openchile.cl), a leading Chilean portal that provides national content, search capabilities, free electronic mail, chat, international daily newspaper and magazine directories;

    - Panoramas (www.panoramas.cl), an interactive Internet product that supplies a guide to the latest in local Chilean entertainment and culture; and

    - Servicios Interactivos Limitada, a developer of online content, portals and electronic commerce platforms and a provider of design services in Chile.

ZEEK!

    Zeek! offers a well-organized, user-friendly Brazilian guide with a universal search capability that reaches more than 95,000 sites. Recognized for its efficient segmented guide, the site allows users to perform specific searches in areas such as shopping, human resources, education and health & beauty. Additional Zeek! products include games, news, classifieds, Zeek! Plus, where users can access a daily updated selection of links in diverse categories, and Zeek! Cities, which

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
provides local information about the main Brazilian cities.

PERISCOPIO

    We recently launched a new product, Periscopio.com, which is designed for users seeking streamlined and customizable information retrieval. This product provides online Spanish-speakers with a powerful search and information destination. It is a functionality-driven product focused on fast information retrieval and personalization.

    Periscopio.com's search engine has indexed more than 110 million documents worldwide that can be searched by language, country and date. Coupled with Guia Periscopio, which features over 24,000 selected Spanish-language sites across various topics, as well as a host of advanced personalization features, Periscopio is a powerful destination for finding Spanish-language information on the Internet. Using the personalization tools on Mi Pagina, users can customize their Internet experience by editing each of the 16 guides, 22 news subjects, weather from several major cities worldwide and horoscopes.

    Periscopio.com is organized into four sections:

    - Mi Pagina--personalized pages

    - Guia--directory of Spanish-language Web sites

    - Canales--news and information channels

    - Comunidad--community features

                              STRATEGIC ALLIANCES

    We have developed strategic relationships with leading content, electronic commerce, syndication and application partners. Many of these relationships give us various exclusive rights. For example, some of these partners have agreed that StarMedia properties will be the only Internet companies to display their content in Spanish or Portuguese. Others have agreed that they will not enter into agreements with other companies targeting the Spanish or Portuguese Internet markets. These relationships are typically for a period of one to five years.

    These relationships are designed to:

    - enhance our network;

    - expand our community of users;

    - increase traffic; and

    - provide us with additional revenues.

    Our partners allow us to display their content or technology on our network, within one or many of our channels, in exchange for a share of revenue or a licensing fee. We receive some of this content in a format that is ready to publish on our network. We also receive content that we must modify in order to publish. For example, some of our partners provide us with English-language content. In these cases, we translate the content into Spanish and Portuguese prior to publishing it on our network.

    Our commerce partners typically pay us a flat fee for placement on our network. This fee is based on location of links that allow for entry into their online store and the number of links present throughout our network. These partners also share with us a percentage of transaction revenues generated when our users purchase their products or services.

CONTENT AND APPLICATION PROVIDERS

    We have a number of relationships with leading content and application providers, including:

    - Agence France Press--news and sports information

    - Agencia EFE--news and information

    - Billboard--entertainment news and featured content

    - Bottle Rocket--interactive sports games

    - BusinessWire--business news

    - Critical Path--e-mail services

    - DYN--Argentinian news and information

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
    - eDrive--entertainment news and featured content

    - eShare--chat software

    - Futbol de Primera--soccer Webcasts

    - Inktomi--in-language search services

    - Internet Securities--local business news for major Latin American cities provided by leading publishers, including Avance Economico, El Economista, El Universal and Enfoque

    - Lonely Planet--travel information

    - Mpath--multi-player game software

    - Patagon.com--financial news and information

    - PeopleLink--instant messaging

    - Quote.com--stock and mutual fund quotes

    - Reuters--news and sports information

    - WeatherLabs--weather information

    - Ziff-Davis--technology news and information

COMMERCE PARTNERS

    Our electronic commerce relationships include:

    - barnesandnoble.com--online bookstore

    - CDNow--music products, CDs, clothing, posters and books

    - CIM--Brazilian music

    - Disney--branded merchandise

    - GoChile--Chilean travel service

    - Gradiente--Brazilian consumer electronics

    - Jungla--Chilean bookstore

    - Latin Grocer--Latin products

    - Outpost.com--computer and technology merchandise

    - SportsSuperstore--sports merchandise

    - Viajo.com--travel services

NETSCAPE

    In May 1998, we entered into a marketing and distribution agreement with Netscape. Together, we developed and launched NETSCAPE GUIDE BY STARMEDIA in both Spanish and Portuguese. NETSCAPE GUIDE BY STARMEDIA is one of the core services available as part of Netscape's Latin American Spanish and Portuguese browsers. We also appear as a premium bookmark located on Netscape's Spanish and Portuguese browser toolbars. These bookmarks link users directly to StarMedia.com. StarMedia Noticias/Noticias appears as a ticker on the Netscape Latin America and Brazil homepages and directs users to our news areas. In addition, Netscape promotes StarMedia throughout its Spanish and Portuguese offerings.

REALNETWORKS

    In February 1999, we entered into a relationship with RealNetworks, the leading provider of streaming audio/video over the Internet. StarMedia.com is the only in-language Internet destination featured as a default channel on both the Spanish and Portuguese versions of RealNetworks' RealPlayer G2. This relationship uniquely positions us to enhance our user base by enabling Spanish and Portuguese-speaking Internet users to access our in-language streaming content, including music videos, television and radio programming, and sporting events directly from RealPlayer.

SKYBOX

    We have entered into an exclusive distribution relationship with SkyBox Services Corporation, a provider of logistics solutions for electronic commerce clients and U.S. merchandisers targeting Latin America. Through our relationship with SkyBox, we provide our Latin American users with the ability to make purchases with an ease of transaction similar to that available to those living in the U.S. As part of the StarMedia/ SkyBox service, non-U.S. resident clients are provided with a U.S. suite address at which SkyBox receives correspondence and merchandise, and from which it then forwards these items to the clients' home or office. SkyBox systems handle the receipt of merchandise, the international transportation, customs clearance and home delivery, all at very competitive rates.

RECENT STRATEGIC INVESTORS

    In April and May 1999, we completed the private placement of 3,727,272 shares of our common stock to a number of strategic investors for $41 million. These investors include:

    - Critical Path, Inc.;

    - eBay Inc.;

    - Europortal Holding S.A.;

    - Hearst Communications, Inc.;

    - National Broadcasting Company, Inc.; and

    - Reuters Holdings Switzerland SA.

    We intend to continue to work closely with our strategic investors in order to develop new content and to add new features to our network.

                              RECENT ACQUISITIONS

    We have made a number of acquisitions in order to further expand the breadth of the services we provide to Latin American and other Spanish- and Portuguese-speaking Internet users.

WEBCAST SOLUTIONS

    We acquired Webcast as the foundation of our StarMedia Broadband division, which will allow us to develop and deploy next generation content and service distribution platforms. Webcast is a streaming media company focused on the global delivery of audio, video and other Internet-based interactive media. Webcast combines the latest streaming media technologies with expert on-location media production, Web site design, content hosting, media management and online promotion for use in dynamic, media rich Web sites and broadband applications. Webcast has accumulated significant expertise in the deployment of international webcasting and on-site production, particularly in Latin America.

PAGECELL

    On September 18, 1999, we entered into an agreement to purchase substantially all of the assets of PageCell. PageCell is a provider of advanced mobile technologies and services. It brings Internet content and applications to wireless devices such as pagers and cell phones. PageCell's key offerings include its mobile software technologies, including its mobile Internet platforms, wireless portal services and messaging services. Through these technologies, we will be able to deliver content and features such as e-mail, weather, horoscopes, sports, finance and other personalized information to wireless devices including pagers, cellular phones and personal digital assistants. PageCell will serve as the core of our new division, StarMedia Mobile.

                               ADVERTISING SALES

    We have built a direct sales organization of 99 professionals located in Bogota, Buenos Aires, Caracas, Dallas, Los Angeles, Madrid, Mexico City, Miami, New York, Rio de Janeiro, San Juan, Santiago and Sao Paulo.

SALES ORGANIZATION

    Our sales organization is dedicated to maintaining close relationships with top advertisers and leading advertising agencies throughout our target markets. It is structured on a regional basis and is focused solely on selling advertising on our network. Our sales organization consults regularly with advertisers and agencies on design and placement of their Web-based advertising, provides customers with advertising measurement analysis and focuses on providing a high level of customer service satisfaction.

ADVERTISING PROGRAMS

    Currently, advertisers and advertising agencies enter into agreements under which they pay for a guaranteed number of impressions for a fixed fee. These agreements

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
range from one month to multiple years. Advertising on our network currently consists primarily of banner-style advertisements, buttons and sponsorships from which viewers can hyperlink directly to the advertiser's own Web site. Our standard cost per thousand impressions, commonly referred to as CPMs, for banner advertisements varies depending on location of the advertisements on the network, the targeted country and the extent to which advertisements are targeted for a particular audience. Discounts from standard CPM rates may be provided for higher volume, longer-term advertising contracts.

    We also offer promotional advertising programs, such as contests, sampling and couponing opportunities, in order to build brand awareness, generate leads and drive traffic to an advertiser's site.

ADVERTISING CUSTOMERS

    We had 160 advertisers and sponsors on our network during the three months ended June 30, 1999. The following is a selected list of our current advertising customers, which are representative of our customer base:

Banco Santander        Nokia
Bradesco               Outpost.com
Ford                   SkyTel
Fox Sports America     Sony
IBM                    USA Networks

    These customers, in the aggregate, accounted for approximately 20% of total revenues in the three months ended June 30, 1999 and 33% of total revenues for the year ended December 31, 1998.

    We have derived substantially all of our revenues to date from the sale of advertisements and sponsorships. In the six months ended June 30, 1999, no advertiser accounted for greater than 10% of total revenues. During the same period, our five largest advertisers accounted for 33% of total revenues. In 1998, two advertisers, Fox Sports America and Netscape, each accounted for greater than 10% of total revenues. During the same period, our five largest advertisers accounted for 57% of total revenues.

                         MARKETING AND BRAND AWARENESS

    We use multiple advertising media, like television, print and Web-based advertising in order to:

    - build our brand;

    - increase traffic; and

    - raise our profile among potential advertisers.

    Our television advertisements have appeared on broadcast television in Brazil, Mexico, Colombia, Argentina, Chile, the United States, Uruguay, Venezuela, Spain, Peru and on cable networks throughout Latin America. Our first television commercial, "Birth of a Star", began airing in 18 Latin American markets in Spanish and Portuguese in February 1997. In addition to advertising on television, we advertise in print, use outdoor advertising and have a significant presence in highly-targeted online media. We also have an extensive public relations campaign. We are currently in the midst of our fourth advertising campaign across Latin America. Our strategic and content partners also typically provide us with advertising support.

    We form marketing alliances with companies that have broad reach and whose customers are similar to our target customers. We currently have co-marketing relationships with Fox Sports America and MTV Latin America and regional television stations.

                           TECHNOLOGY INFRASTRUCTURE

    Our technology infrastructure is built and maintained for reliability, security, and flexibility and is administered by our technical staff.

    We maintain our central production servers at the New Jersey data center of Exodus Communications. We maintain regional network operating centers in Brazil and Argentina. Our operations depend on the ability of Exodus to protect its systems against damage from fire, hurricanes, power loss, telecommunications failure, break-ins, or other events.

    Exodus provides comprehensive facilities management services, including human and technical monitoring of all production servers 24 hours per day, 7 days per week. Exodus also provides connectivity for our U.S. servers through multiple high-speed connections. In Brazil and Argentina, our servers are connected to the largest Internet service providers in each country. All facilities are protected by multiple uninterruptible power supplies.

    For reliability, availability, and serviceability, we have implemented an environment in which each server can function separately. Key components of our server architecture are served by multiple redundant machines.

    We employ in-house and third-party monitoring software. Reporting and tracking systems generate daily traffic, demographic, and advertising reports. Our production data is copied to backup tapes each night.

    We employ in-house and third-party software to monitor access to our production and development servers.

    Our network must accommodate a high volume of traffic and deliver frequently updated information. Components or features of our network have in the past suffered outages or experienced slower response times because of equipment or software downtime. These events did not have a material adverse effect on our business.

                LATIN AMERICAN TELECOMMUNICATION INFRASTRUCTURE

    Many of the largest markets in Latin America, including Argentina, Brazil, Chile, Colombia and Mexico, have privatized and begun to deregulate their telephone industries. As a result, many Latin American telephone companies in recent years have undertaken significant investments in their infrastructure. These investments have resulted in an improvement in the quality of telephone service in these countries. In addition, deregulation has had a direct impact on the cost and quality of Internet access as competition has driven down both monthly access fees and per minute usage charges.

    In the past, Internet service providers, or ISPs, in Latin America charged an average of more than $80 per month for basic Internet access. Today, monthly Internet access fees have decreased to an average of $20 to $25 per month. In addition to access charges, local calls to connect to the ISP range in cost from $.02-$.05 per minute in some countries, including Venezuela, Peru, Argentina, Chile and Brazil and up to $.12 per minute in Mexico. These per minute charges may make the total cost of Internet access substantially greater in Latin America than in the United States, where users typically only pay a monthly access fee and nominal local charges, if any. Long distance charges, if required, would make the total cost of Internet access in Latin America even greater.

    While per minute charges have not declined as rapidly as access costs, we believe that they will trend downward as the effects of deregulation spread. Because our target market consists of a relatively affluent part of the population across Latin America, we do not believe that Internet access costs are a significant deterrent for many of our users. However, if rates were to increase substantially or fail to decline in the future, the number of visitors to our network may decline or fail to grow.

    The majority of Latin Americans access the Internet via traditional analog dial-up accounts. Digital access is still relatively expensive and is not widely available throughout Latin America. We do not believe that the quality of telephone service has to date been a deterrent to the number of users that visit our network.

                                  COMPETITION

    There are many companies that provide Web sites and online destinations targeted to Latin Americans and Spanish- and Portuguese-speaking people in general. All of these companies compete with us for visitor traffic, advertising dollars and electronic commerce partners. The market for Internet content companies in Latin America is new and rapidly evolving. Competition for visitors, advertisers and electronic commerce partners is intense and is expected to increase significantly in the future because there are no substantial barriers to entry in our market. Increased competition could result in:

    - lower advertising rates;

    - price reductions and lower profit margins;

    - loss of visitors;

    - reduced page views; or

    - loss of market share.

Any one of these could materially and adversely affect our business, financial condition and results of operations.

    Our ability to compete successfully depends on many factors. These factors include:

    - the quality of the content provided by us and our competitors;

    - how easy our respective services are to use;

    - sales and marketing efforts; and

    - the performance of our technology.

    We compete with providers of Spanish-and Portuguese-language content and services over the Internet, including Web directories, search engines, content sites, Internet service providers and sites maintained by government and educational institutions. Our current and anticipated competitors include:

    - America Online;

    - Telefonica Interactiva;

    - Telefonos de Mexico/Prodigy;

    - Universo Online; and

    - Yahoo! en espanol/Yahoo! Brasil.

    Many of our competitors and potential new competitors have:

    - longer operating histories;

    - greater name recognition in some markets;

    - larger customer bases; and

    - significantly greater financial, technical and marketing resources.

    These competitors may also be able to:

    - undertake more extensive marketing campaigns for their brands and services;

    - adopt more aggressive advertising pricing policies;

    - use superior technology platforms to deliver their products and services; and

    - make more attractive offers to potential employees, distribution partners, commerce companies, advertisers and third-party content providers.

    Our competitors may develop content that is better than ours or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. This could have a material and adverse effect on our business, financial condition and results of operations.

    We also compete with traditional forms of media, like newspapers, magazines, radio and television for advertisers and advertising revenue. If advertisers perceive the Internet or our network to be a limited or an ineffective advertising medium, they may be reluctant to devote a portion of their advertising budget to Internet advertising or to advertising on our network.

                 GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

    To date, regulations have not materially restricted use of the Internet in our markets. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New laws and regulations may be adopted. Existing laws may be applied to the Internet and new forms of electronic commerce. Uncertainty and new regulations could increase our costs and prevent us from delivering our products and services over the Internet. It could also slow the growth of the Internet significantly. This could delay growth in demand for our network and limit the growth of our revenues. New and existing laws may cover issues like:

    - sales and other taxes;

    - user privacy;

    - pricing controls;

    - characteristics and quality of products and services;

    - consumer protection;

    - cross-border commerce;

    - libel and defamation;

    - copyright, trademark and patent infringement;

    - pornography; and

    - other claims based on the nature and content of Internet materials.

                  INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

    We regard our copyrights, service marks, trademarks, trade secrets and other intellectual property as critical to our success. We rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. The laws of some foreign countries do not protect intellectual property to the same extent as do the laws of the United States.

    We pursue the registration of our trademarks in the United States and internationally in Latin America, Spain and Portugal. We may not be able to secure adequate protection for our trademarks in the United States and other countries. [An action has been filed in Chile opposing our STARMEDIA and design mark, which we are currently contesting.] In addition, there have been oppositions filed against our applications in other countries for some of our other marks.

    We currently hold service mark or trademark registrations in the United States, Peru, Uruguay, Colombia and Paraguay for the StarMedia mark and registrations for other marks in some of these and other countries. Effective trademark protection may not be available in all the countries in which we conduct business. Policing unauthorized use of our marks is also difficult and expensive. In addition, it is possible that our competitors will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion.

    We actively seek to protect our marks against similar and confusing marks of third parties by:

    - using a watch service which identifies applications to register trademarks;

    - filing oppositions to third parties' applications for trademarks; and

    - bringing lawsuits against infringers.

    For example, we were aware of an unauthorized use of our PIZARRAS trademark and successfully pursued enforcement of our rights against that party. Similar actions like this may be time consuming and expensive. Our inability to effectively protect our trademarks and service marks would have a material adverse effect on our business, financial condition and results of operations.

    Many parties are actively developing chat, homepage, search and related Web technologies. We expect these developers to continue to take steps to protect these technologies, including seeking patent protection. There may be patents issued or pending that are held by others and that cover significant parts of our technology, business methods or services. For example, we are aware that a number of patents have been issued in the areas of electronic commerce, Web-based information indexing and retrieval and online direct marketing. Disputes over rights to these technologies are likely to arise in the future. We cannot be certain that our products do not or will not infringe valid patents, copyrights or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. In the event that we determine that licensing this intellectual property is appropriate, we may not be able to obtain a license on reasonable terms or at all. We may also incur substantial expenses in defending against third-party infringement claims, regardless of the merit of these claims. Successful infringement claims against us may result in substantial monetary liability or may prevent us from conducting all or a part of our business.

    We also intend to continue to license technology from third parties, including our Web-server and encryption technology. The market is evolving and we may need to license additional technologies to remain competitive. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology into our services. Our inability to obtain any of these licenses could delay product and service development until alternative technologies can be identified, licensed and integrated.

                                   EMPLOYEES

    As of June 30, 1999, we had 409 full-time employees, of whom 99 worked in sales, 10 in editorial, 24 in marketing, 203 in product and technology and 73 in finance and administration. From time to time, we employ independent contractors to support our research and development, marketing, sales and editorial departments. None of our personnel are represented under collective bargaining agreements. We consider our relations with our employees to be good.

                                   FACILITIES

    Our principal executive offices are located in approximately 19,500 square feet of office space in New York, New York, under a lease that expires in August 2003. We also lease sales and business development office space in:

    - Barcelona, Spain;

    - Bogota, Colombia;

    - Buenos Aires, Argentina;

    - Caracas, Venezuela;

    - Madrid, Spain;

    - Mexico City, Mexico;

    - Miami, Florida;

    - Montevideo, Uruguay;

    - Rio de Janeiro, Brazil;

    - San Francisco, California;

    - San Juan, Puerto Rico;

    - Santiago, Chile; and

    - Sao Paulo, Brazil.

                               LEGAL PROCEEDINGS

    There are no material legal proceedings pending or, to our knowledge, threatened against us.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the executive officers, directors and key employees of StarMedia, their ages and the positions held by them:

NAME                                               AGE      POSITION
- ---------------------------------------------      ---      ------------------------------------------------------------
Fernando J. Espuelas.........................          33   Chairman of the Board of Directors
                                                            and Chief Executive Officer
Jack C. Chen.................................          33   President and Director
Tracy J. Leeds...............................          35   Senior Vice President, Corporate Development
Steven J. Heller.............................          33   Chief Financial Officer
Adriana J. Kampfner..........................          27   President, StarMedia de Mexico and Senior Vice President,
                                                            Global Sales
James D. Granlund............................          35   Chief Technology Officer
Justin K. Macedonia..........................          40   Senior Vice President, General Counsel
Douglas M. Karp..............................          43   Director
Christopher T. Linen(1)......................          49   Director
Gerardo M. Rosenkranz(2).....................          48   Director
Susan L. Segal...............................          46   Director
Frederick R. Wilson(1)(2)....................          36   Director

- ------------------------

(1) Member of the compensation committee

(2) Member of the audit committee

    FERNANDO J. ESPUELAS is a founder of StarMedia and has been Chairman of the Board and Chief Executive Officer since September 1996. Prior to founding StarMedia, Mr. Espuelas was employed in various positions at AT&T from 1994 to 1996, most recently as Managing Director of Marketing Communications for the Americas. From 1991 to 1994, Mr. Espuelas was employed in various positions at Ogilvy & Mather, an international advertising firm, most recently as Regional Account Director for Latin America. Prior to his employment at Ogilvy & Mather, Mr. Espuelas worked at other major advertising agencies, including Lowe & Partners and Wunderman Worldwide. He received a B.A. with Distinction from Connecticut College. Mr. Espuelas is a native of Uruguay.

    JACK C. CHEN is a founder of StarMedia and has been President and a Director since March 1996. Prior to founding StarMedia, Mr. Chen was a Vice President at S.L. Chen & Associates, Inc., an international consulting firm, from 1995 through 1996. Mr. Chen was a securities analyst at CS First Boston Investment Management from 1994 to 1995. Prior to his employment at CS First Boston, Mr. Chen was an investment banker at Goldman, Sachs & Co. Mr. Chen received an M.B.A. from Harvard Business School and a B.A. with High Honors in Computer Science from Harvard University.

    TRACY J. LEEDS has been Senior Vice President, Corporate Development since September 1999. Ms. Leeds served as StarMedia's Chief Operating Officer since 1998 and prior to that was Vice President, Business Operations beginning in July 1997 when she joined the company. Ms. Leeds was General Manager of the Healthsite Web service for AT&T Personal Online Services. From 1994 to 1996, she was Director of the PC DreamShop the electronic commerce project of Time Warner Cable Programming. Prior to that, Ms. Leeds was Director, Client Services, for Catalog 1, a joint venture between Time Warner and Spiegel. Ms. Leeds has also held various marketing positions at Johnson & Johnson and Playtex. Ms. Leeds received an M.B.A. from Harvard Business School and a B.A. from Yale University.

    STEVEN J. HELLER has been the Chief Financial Officer of StarMedia since May 1999, and prior to that served as StarMedia's Vice President, Finance and Administration since October 1997. From 1995 to 1997, Mr. Heller was Director, Finance and Administration, and Treasurer at Evolve Software, Inc., a software firm based in San Francisco. Prior to that, Mr. Heller was Managing Director of Entrepreneurial Accounting Resources, a firm he founded in 1991 that provided finance and accounting consulting services to high technology and media companies. Mr. Heller served in the San Francisco office of Coopers & Lybrand in the Emerging Business Services division of the Business Assurance Group from 1987 to 1991. He received a B.S. from The American University.

    ADRIANA J. KAMPFNER is President of StarMedia de Mexico and Senior Vice President of Global Sales. Ms. Kampfner has worked at StarMedia since August 1997. Prior to her current position, Ms. Kampfner was StarMedia's Vice President, General Manager, Mexico and StarMedia's Director of Sales, North America, responsible for initiating relationships with key domestic and international clients. Before joining StarMedia, Ms. Kampfner was a Senior Financial Analyst at Chase Securities Inc. from 1996 to 1997. Ms. Kampfner received a B.A. in Business Administration from the University of Michigan.

    JAMES D. GRANLUND joined StarMedia as its Chief Technology Officer in January 1999. Prior to joining StarMedia, Mr. Granlund was Vice President, Operations and Technology for Turner Broadcast Systems/CNNfn from 1995 until 1999. During his tenure with CNNfn, he designed, developed and implemented technological strategies and maintained operational integrity for both the CNNfn television network and CNNfn.com Web site. Prior to joining Turner Broadcast Systems, Mr. Granlund was manager of Work Group Computing for Bristol-Myers Squibb Company from 1988 to 1995. He received a B.S. in Industrial and Labor Relations from Cornell University.

    JUSTIN K. MACEDONIA joined StarMedia as its Senior Vice President, General Counsel in April 1999. Prior to joining StarMedia, Mr. Macedonia was employed by the law firm of Winthrop, Stimson, Putnam & Roberts from 1994 until 1999, most recently in the position of Counsel. Prior to joining Winthrop, Stimson, Mr. Macedonia was a corporate associate with the law firm of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel from 1988 to 1994. He is a member of the Bar of the State of New York. Mr. Macedonia received a J.D. from Harvard Law School and a B.A. from Fordham College.

    DOUGLAS M. KARP has been a Director of StarMedia since September 1998. Mr. Karp is currently a Managing Director and a member of the Operating Committee of E.M. Warburg, Pincus & Co., LLC, where he is responsible for limited partner relationships and fund raising as well as the firm's Communications and Latin American investments. Prior to joining Warburg, Pincus, he was a Managing Director of Mergers and Acquisitions at Salomon Brothers Inc. from 1989 to 1991 and a manager with the Boston Consulting Group and founder of its New York office. Mr. Karp is a member of the boards of directors of Qwest Communications, Journal Register Company, TV Filme, Inc., Primus Telecommunications Group, Golden Books Family Entertainment and PageNet do Brasil. Mr. Karp received a B.A. from Yale University and a J.D. from Harvard Law School.

    CHRISTOPHER T. LINEN has been a Director of StarMedia since November 1996. Currently, Mr. Linen is Principal of Christopher Linen & Company, a venture capital firm. Mr. Linen was President and Chief Executive Officer of Warner Music Enterprises, a Time Warner Inc. unit charged with developing new music-related opportunities including Internet properties and direct marketing businesses worldwide from 1992 to 1996. From 1988 to 1992, Mr. Linen was President and Chief Executive Officer of Time Warner Direct, a unit of Time Warner Inc. composed of Time Life, one of the world's largest direct marketers of books, music and videocassettes; Book-of-the-Month Club Inc., the nation's largest book club operator; and related ventures. Prior to his employment with Time Warner Direct, Mr. Linen held various top-level executive positions at Time Life, including President and Chief Executive Officer and Managing Director for Latin America, and currently serves on the board of directors of Allied Devices Corporation. Mr. Linen received a B.S. from Williams College and attended the Graduate School of Business Administration at New York University.

    GERARDO M. ROSENKRANZ has been a Director of StarMedia since November 1996. Mr. Rosenkranz is a private investor and founder and Chief Executive Officer of Ventech International, Inc. Ventech provides consulting services to telecommunications and information technology companies. Prior to establishing Ventech in 1987, Mr. Rosenkranz served for 10 years at Sprint International (formerly GTE Telenet), where he held senior executive positions in management, business development and sales. Mr. Rosenkranz received B.S., M.S. and Engineer Degrees in Electrical Engineering from Stanford University. He was born and raised in Mexico City, Mexico.

    SUSAN L. SEGAL has been a Director of StarMedia since July 1997. Ms. Segal has served as General Partner and Latin American Group Head at Chase Capital Partners since December 1996. From 1992 to 1996, Ms. Segal was a Senior Managing Director at Chase Securities Inc. responsible for Emerging Markets Investment Banking. She has more than 20 years of experience in emerging markets, particularly Latin America, where her responsibilities have included trading, capital markets and sovereign debt rescheduling. Ms. Segal is a member of the Council on Foreign Relations, the advisory board of the Council of the Americas and the boards of directors of the Tinker Foundation, the Americas Society and the Corp Group. Ms. Segal received an M.B.A. from Columbia University and a B.A. from Sarah Lawrence College.

    FREDERICK R. WILSON has been a Director of StarMedia since July 1997. Mr. Wilson is currently Managing Partner of Flatiron Partners, a venture capital firm focused on early-stage, Internet-focused investments. Prior to founding Flatiron Partners, Mr. Wilson was associated with Euclid Partners from 1986 to 1996. He received an M.B.A. from The Wharton School of Business at The University of Pennsylvania and a B.S. in Mechanical Engineering and Computer Science from MIT.

                         CLASSIFIED BOARD OF DIRECTORS

    Our board of directors is divided into three classes of directors serving staggered three-year terms. Upon expiration of the term of a class of directors, the directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Our board of directors has resolved that Messrs. Chen and Karp will be Class I directors whose terms expire at the 2000 annual meeting of stockholders, Messrs. Linen and Wilson will be Class II directors whose terms expire at the 2001 annual meeting of stockholders, and Messrs. Espuelas and Rosenkranz and Ms. Segal will be Class III directors whose terms expire at the 2002 annual meeting of stockholders. With respect to each class, a director's term will be subject to the election and qualification of their successors, or their earlier death, resignation or removal. In addition, our directors may be removed only for cause and only by the affirmative vote of holders of not less than 66.67% of our outstanding capital stock entitled to vote generally in the election of directors. These provisions, when coupled with the provision of our amended and restated certificate of incorporation authorizing the board of directors to fill vacant directorships, may delay a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies with its own nominees.

                                BOARD COMMITTEES

    The audit committee reports to the board regarding the appointment of our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our internal accounting controls. The audit committee consists of Gerardo M. Rosenkranz and Frederick R. Wilson.

    The compensation committee of the board of directors reviews and makes recommendations to the board regarding our compensation policies and all forms of compensation to be provided to our executive officers and directors. In addition, the compensation committee reviews bonus and stock compensation arrangements for all of our other employees. The current members of the compensation committee are Christopher T. Linen and Frederick R. Wilson. No interlocking relationships exist between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

                             DIRECTOR COMPENSATION

    Directors currently do not receive a stated salary from StarMedia for their service as members of the board of directors, although by resolution of the board, they may receive a fixed sum and reimbursement for expenses in connection with the attendance at board and committee meetings. We currently do not provide additional compensation for committee participation or special assignments of the board of directors. From time to time, some of our directors have received grants of options to purchase shares of common stock.

                             EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid or accrued for the year ended December 31, 1998 to our Chief Executive Officer and to each of our most highly compensated executive officers, other than the Chief Executive Officer, whose salary and bonus for such fiscal year exceeded $100,000. Securities Underlying Options/SARs does not include options cancelled under our 1997 Plan, but does include the immediate reissuance of options equal to the cancelled options under our 1998 Plan.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                   COMPENSATION
                                                                                                      AWARDS
                                                                                                 -----------------
                                                                         ANNUAL COMPENSATION        SECURITIES
                                                                       ------------------------     UNDERLYING
NAME AND PRINCIPAL POSITION                                             SALARY($)    BONUS ($)    OPTIONS/SARS(#)
- ---------------------------------------------------------------------  -----------  -----------  -----------------
Fernando J. Espuelas.................................................  $   152,084  $   200,000        1,750,000
  Chairman of the Board and Chief Executive Officer

Jack C. Chen.........................................................      152,104      200,000        1,750,000
  President

Tracy J. Leeds.......................................................      117,917           --          550,000
  Senior Vice President, Corporate Development

Steven J. Heller.....................................................      106,667           --          190,000
  Chief Financial Officer

Adriana J. Kampfner..................................................      138,750           --          230,000
  President, StarMedia de Mexico, Senior Vice President, Global Sales

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth grants of stock options for the year ended December 31, 1998 to our Chief Executive Officer and our most highly compensated executive officers, other than our Chief Executive Officer, whose salary and bonus exceeded $100,000. The options shown for each executive officer do not include options cancelled under our 1997 Plan, but do include the immediate reissuance of options equal to the cancelled options under our 1998 Plan. We have never granted any stock appreciation rights. The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated assuming that the fair market value of common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. The percentage of total options granted to employees in the last fiscal year is based on options to purchase an aggregate of 5,782,000 shares of common stock granted under our 1998 Plan to our employees, consultants and directors and under our 1997 Plan to Messrs. Espuelas and Chen in the year ended December 31, 1998. All options granted under our 1997 Plan, other than those granted to Messrs. Espuelas and Chen, have been cancelled and reissued under our 1998 Plan.

                                                                                                                 POTENTIAL
                                                                                                                REALIZABLE
                                                                                                                 VALUE AT
                                                                                                                  ASSUMED
                                                       OPTION GRANTS IN LAST FISCAL YEAR                       ANNUAL RATES
                                                               INDIVIDUAL GRANTS                                    OF
                                  ---------------------------------------------------------------------------   STOCK PRICE
                                   NUMBER OF                                                                   APPRECIATION
                                   SECURITIES    PERCENT OF TOTAL     EXERCISE                                  FOR OPTION
                                   UNDERLYING   OPTIONS GRANTED TO    PRICE PER     FMV ON THE                     TERM
                                    OPTIONS        EMPLOYEES IN         SHARE      DATE OF GRANT   EXPIRATION  -------------
NAME                               GRANTED(#)     FISCAL YEAR (%)     ($/SHARE)      ($/SHARE)        DATE         0%($)
- --------------------------------  ------------  -------------------  -----------  ---------------  ----------  -------------
Fernando J. Espuelas............    1,000,000               17%       $    0.50      $    2.08         4/1/08  $   1,580,000
                                      750,000               13             1.60           5.20       12/17/08      2,700,000
Jack C. Chen....................    1,000,000               17             0.50           2.08         4/1/08      1,580,000
                                      750,000               13             1.60           5.20       12/17/08      2,700,000
Tracy J. Leeds..................      375,000                6             0.50           3.83        7/16/07      1,248,750
                                      175,000                3             0.50           4.54        9/17/08        707,000
Steven J. Heller................      100,000                2             0.50           3.83        7/10/08        333,000
                                       90,000                2             0.50           4.54        9/17/08        363,600
Adriana J. Kampfner.............      130,000                3             0.50           3.83        7/10/08        432,900
                                      100,000                2             0.50           4.54        9/17/08        404,000


NAME                                  5%($)         10%($)
- --------------------------------  -------------  -------------
Fernando J. Espuelas............  $   2,890,400  $   4,887,200
                                      5,157,000      8,901,000
Jack C. Chen....................      2,890,400      4,887,200
                                      5,157,000      8,901,000
Tracy J. Leeds..................      2,153,588      3,532,388
                                      1,207,535      1,970,255
Steven J. Heller................        574,290        941,970
                                        621,018      1,013,274
Adriana J. Kampfner.............        746,577      1,224,561
                                        690,020      1,125,860

                         FISCAL YEAR-END OPTION VALUES

    The following table provides some information about stock options held as of December 31, 1998 by our Chief Executive Officer and our most highly compensated executive officers other than our Chief Executive Officer. No options were exercised during fiscal 1998 by any of these executive officers. There was no public trading market for the common stock as of December 31, 1998. Accordingly, the value of unexercised in-the-money options at fiscal year-end is based on $15.00 per share, less the exercise price per share, multiplied by the number of shares underlying the options.

                         FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                            OPTIONS AT                 IN-THE-MONEY OPTIONS
                                                        FISCAL YEAR-END (#)           AT FISCAL YEAR END ($)
                                                   -----------------------------  ------------------------------
NAME                                                EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -------------------------------------------------  -------------  --------------  --------------  --------------
Fernando J. Espuelas.............................      1,750,000             --   $   24,550,000   $         --
Jack C. Chen.....................................      1,750,000             --       24,550,000             --
Tracy J. Leeds...................................        550,000             --        7,975,001             --
Steven J. Heller.................................        190,000             --        2,755,001             --
Adriana J. Kampfner..............................        230,000             --        3,335,001             --

                              EMPLOYMENT CONTRACTS

    We have entered into executive employment agreements with Fernando J. Espuelas, our Chairman and Chief Executive Officer, and Jack C. Chen, our President. Each employment agreement provides for an initial annual base salary of $150,000 that will be automatically increased effective each January 1 by not less than 10% of the previous year's base salary. Each employment agreement also provides for an initial annual bonus of not less than $100,000, that will also be increased annually by not less than 10% of the previous year's bonus amount. Each executive is also entitled to participate in our stock option plans as well as all health, welfare and other benefit plans provided by us to key executive employees.

    Each employment agreement expires on July 31, 2000, subject to earlier termination or extension. Each employment agreement provides that, if Messrs. Espuelas or Chen is terminated by us without cause, or if they choose to terminate their employment with us for good reason, they will be entitled to receive from us:

    - their base salary through the termination date;

    - any accrued but unpaid vacation pay;

    - the amount of all compensation previously deferred, if any, together with any accrued interest or earnings on any deferred compensation;

    - a termination payment of 200% of the annual base salary and guaranteed minimum bonus amount applicable to the year in which the termination occurs; and

    - health and disability benefits for twenty-four months following the termination date.

    Under the agreements, good reason includes:

    - a material breach of the compensation provisions of the employment agreements;

    - assignment of Messrs. Espuelas or Chen to duties that are inconsistent with their roles as executive officers;

    - relocation of Messrs. Espuelas or Chen outside of the New York metropolitan area;

    - a change of the reporting relationship of Messrs. Espuelas or Chen; or

    - a change of control.

    In addition, in the event Messrs. Espuelas or Chen is terminated by us without cause, or if they choose to terminate their employment with us for good reason, all stock options previously granted to them that have not been exercised and are outstanding will remain outstanding and continue to become exercisable pursuant to their respective terms.

    Each employment agreement prohibits Messrs. Espuelas and Chen from competing with us for a period of two years from the date of their termination of employment, if they are terminated either by us for cause or if they choose to terminate their employment with us without good reason. If we terminate their employment without cause, the non-compete period lasts for one year from the date of termination.

    We have agreed to indemnify Messrs. Espuelas and Chen for all liabilities relating to their status as officers or directors, and any actions committed or omitted by them in this capacity, to the maximum extent permitted by the laws of the State of Delaware.

                               STOCK OPTION PLANS

1997 STOCK OPTION PLAN

    Our 1997 Stock Option Plan was adopted by the board of directors in June 1997. A total of 5,000,000 shares of common stock were authorized for issuance under the 1997 Plan. When the 1998 Plan was adopted, all options outstanding under the 1997 Plan were cancelled and reissued under the 1998 Plan, other than those granted to Messrs. Espuelas and Chen in the aggregate amount of 2,000,000. We will not issue additional options under the 1997 Plan.

    The exercise price for the shares of common stock subject to option grants made under the 1997 Plan may, at the discretion of the plan administrator, be paid in cash or in shares of common stock valued at fair market value on the exercise date.

    In the event of a merger pursuant to which StarMedia is acquired, each outstanding option may, at the discretion of the plan administrator, be assumed by the successor corporation or terminated in exchange for a cash payment equal to the difference between the fair market value of the shares for which the option is at the time exercisable and the exercise price payable for such shares.

    The board may amend or modify the 1997 Plan at any time. The 1997 Plan will terminate in all events on December 31, 1999. Options under the 1997 Plan, however, will remain outstanding in accordance with their terms.

1998 STOCK PLAN

    Our 1998 Stock Plan was adopted by the board of directors and approved by the stockholders in July 1998. A total of 17,000,000 shares of common stock have been authorized for issuance under the 1998 Plan. The number of shares of common stock available for issuance under the 1998 Plan will increase on July 1 of each year beginning in 2000 by the lesser of:

    - 4 million shares;

    - 4% of the outstanding shares on such date; or

    - an amount determined by the board.

    Under the 1998 Plan, eligible individuals in StarMedia's employ or service may, at the discretion of the plan administrator, be granted options to purchase shares of common stock at an exercise price determined by the plan administrator or may be issued shares of common stock directly through the purchase of such shares at a price determined by the plan administrator. Eligible individuals include officers, non-employee board members and consultants.

    The 1998 Plan is administered by the compensation committee of the board. The compensation committee as plan administrator has complete discretion to determine which eligible individuals are to receive option grants or stock issuances, the time or times when option grants or stock issuances are to be made, the number of shares subject to each grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the Federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.

    The exercise price for the shares of common stock subject to option grants made under the 1998 Plan may, at the discretion of the plan administrator, be paid in cash, in shares of common stock valued at fair market value on the exercise date, through a same-day sale program without any cash outlay by the optionee or by delivering a full-recourse, interest-bearing promissory note.

    In the event of an acquisition of StarMedia, whether by merger or asset sale, each option which is not to be assumed by the successor corporation will automatically accelerate in full and all unvested shares will immediately vest, except to the extent that StarMedia's repurchase rights with respect to those shares are to be assigned to the successor corporation.

    The plan administrator has the authority to effect the cancellation of outstanding options in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of the common stock on the new grant date.

    The board may amend or modify the 1998 Plan at any time, subject to any required stockholder approval. The 1998 Plan will terminate on the earliest of:

    - the date determined by the board;

    - the date on which all shares available for issuance under the 1998 Plan have been issued as fully-vested shares; or

    - the termination of all outstanding options in connection with an acquisition of StarMedia.

1999 EMPLOYEE STOCK PURCHASE PLAN

    Our 1999 Employee Stock Purchase Plan was adopted by the Board of Directors in May 1999. A total of 1,500,000 shares of common stock has been reserved for issuance under the purchase plan, plus annual increases, on July 1 of each year beginning in 2000, equal to the lesser of:

    - 500,000 shares;

    - 1% of the outstanding shares on such date; or

    - a lesser amount determined by the Board.

    The purchase plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended. It contains successive, overlapping 24-month offering periods, each consisting of four six-month purchase periods. The offering periods generally start on the first trading day on or after May 15 and November 15 of each year, except for the first offering period which commences on the first trading day on or after the effective date of this offering and ends on the last trading day on or before May 14, 2001.

    Our employees are eligible to participate in the stock plan if they work with StarMedia for at least 20 hours per week and more than five months in any calendar year. However, any employee who:

    - immediately after grant owns stock representing 5% or more of the total combined voting power or value of all classes of our capital stock, or

    - whose rights to purchase stock under all of our employee stock purchase plans exceed $25,000 worth of stock for any calendar year may not be granted any rights to purchase stock under the purchase plan. The purchase plan permits participants to purchase common stock through payroll deductions of not less than 2% and up to 10% of their "cash earnings". Cash earnings is defined as the participant's base salary plus all overtime payments, bonuses, commissions, current profit sharing distributions and other incentive-type payments. Cash earnings are calculated before the deduction of any income or employment tax withholdings or any pre-tax contributions made by the participant to a 401(k) plan or cafeteria benefit program. The maximum number of shares a participant may purchase during a single purchase period is 2,500 shares.

    Amounts deducted and accumulated by the participant are used to purchase shares of common stock at the end of each offering period. The price of stock purchased under the purchase plan is 85% of the lower of the fair market value of the common stock at the beginning or end of the offering period. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of a participant's employment.

    Rights granted under the purchase plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the purchase plan. The purchase plan provides that, in the event that we merge with or into another corporation or sell substantially all of our assets, each outstanding right to purchase stock will be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding rights to purchase stock, the offering period then in progress will be shortened and a new exercise date will be set. The purchase plan will terminate in 2009. The Board has the authority to amend or terminate the purchase plan, except that, subject to certain exceptions, no such action may adversely affect any outstanding rights to purchase stock under the purchase plan.

                              CERTAIN TRANSACTIONS

    In 1996, our directors, officers and 5% stockholders, and their affiliates, purchased common stock as follows:

                                 NUMBER OF
                                 SHARES OF    PURCHASE
                                  COMMON      PRICE PER
NAME OF INVESTOR                   STOCK        SHARE
- ------------------------------  -----------  -----------
Fernando J. Espuelas..........    4,500,000   $   .0056
Jack C. Chen..................    4,500,000       .0056
Gerardo M. Rosenkranz.........      220,000         .09
Christopher T. Linen..........      100,000         .25
A trust, of which Mr. Chen is
  trustee.....................       20,000         .50

    Messrs. Espuelas, Chen, Rosenkranz and Linen currently serve as our officers and/or directors.

    In May 1997, we issued options to purchase 280,000 shares of common stock at an exercise price of $0.09 per share to Mr. Rosenkranz. At that time, we also issued options to purchase 100,000 shares of common stock at an exercise price of $0.25 per share to Mr. Linen. These options were granted to Messrs. Rosenkranz and Linen in connection with services provided to us.

    In July 1997, we sold 7,330,000 shares of our series A redeemable convertible preferred stock to a number of investors at a purchase price of $0.50 per share. Of these, our directors, officers and 5% stockholders, and their affiliates, purchased shares as follows:

                                         NUMBER OF SHARES
                                           OF SERIES A
                                            REDEEMABLE
                                           CONVERTIBLE
NAME OF INVESTOR                         PREFERRED STOCK
- ---------------------------------------  ----------------
Chase Venture Capital Associates.......       5,535,000
fl@tiron Fund..........................         465,000
Tracy Leeds and family.................         200,000
Christopher T. Linen...................         100,000
Gerardo Rosenkranz, family and
  affiliates...........................         100,000
A trust, of which Mr. Chen is
  trustee..............................          20,000

    Chase Venture Capital Associates owns more than 5% of our stock. In addition, Susan Segal, one of our directors, is affiliated with Chase Venture Capital Associates. The fl@tiron Fund is controlled by Frederick Wilson, one of our directors. Tracy Leeds currently serves as one of our executive officers. All of the series A redeemable convertible preferred stock automatically converted into an aggregate of 7,330,000 shares of common stock upon the closing of our initial public offering.

    In January 1998, we issued 8% convertible subordinated notes that were due on the earlier of July 21, 1998 or the closing of our series B redeemable convertible preferred stock financing to the fl@tiron Fund in the aggregate principal amount of $410,000 and to Chase Venture Capital Associates in the aggregate principal amount of $3,590,000. The notes were repaid in full.

    In February 1998, we sold 8,000,000 shares of series B redeemable convertible preferred stock to a number of investors at a purchase price of $1.50 per share. Of these, our directors, officers and 5% stockholders, and their affiliates, purchased shares as follows:

                                         NUMBER OF SHARES
                                           OF SERIES B
                                            REDEEMABLE
                                           CONVERTIBLE
NAME OF INVESTOR                         PREFERRED STOCK
- ---------------------------------------  ----------------
Chase Venture Capital Associates.......       2,393,333
fl@tiron Fund..........................         273,333
Gerardo Rosenkranz, family and
  affiliates...........................          66,666
Tracy Leeds and family.................          66,668
Family of Steven Heller................          30,000

    Steven Heller is our chief financial officer. The series B redeemable convertible preferred stock automatically converted into an aggregate of 8,000,000 shares of common stock upon the closing of our initial public offering.

    In August 1998, we issued 8% convertible subordinated notes that were due on the earlier of December 31, 1998 or the closing of our series C redeemable convertible preferred stock financing to the Flatiron Fund 1998/99 in the aggregate principal amount of $200,000, and to Chase Venture Capital Associates in the aggregate amount of $1,800,000. The Flatiron

Fund 1998/99 is controlled by Mr. Wilson. The notes were repaid in full.

    In August 1998, we sold 16,666,667 shares of series C redeemable convertible preferred stock to a number of investors at a purchase price of $4.80 per share. Of these, our directors, officers and 5% stockholders, and their affiliates, purchased shares as follows:

                                         NUMBER OF SHARES
                                           OF SERIES C
                                            REDEEMABLE
                                           CONVERTIBLE
NAME OF INVESTOR                         PREFERRED STOCK
- ---------------------------------------  ----------------
Chase Venture Capital Associates ......       3,750,000
Warburg, Pincus Equity Partners .......       2,380,209
Warburg, Pincus Ventures
  International .......................       2,380,208
Flatiron Fund 1998/99..................         416,667
Gerardo Rosenkranz, family and
  affiliates...........................         104,165
Tracy Leeds............................          28,918

    The Warburg, Pincus entities, collectively, own more than 5% of our stock. In addition, Douglas M. Karp, one of our directors, is affiliated with the Warburg, Pincus entities. The series C redeemable convertible preferred stock automatically converted into an aggregate of 16,666,667 shares of common stock upon the closing of our initial public offering.

    We have entered into employment agreements with Fernando J. Espuelas, our chairman and chief executive officer, and Jack C. Chen, our president.

    From time to time we have retained an affiliate of Chase Venture Capital Associates to perform various investment banking and advisory services on our behalf. The amount paid to this affiliate of Chase in 1998 for these services was $1.2 million.

    It is our current policy that all transactions with officers, directors, 5% stockholders and their affiliates be entered into only if they are approved by a majority of the disinterested independent directors, are on terms no less favorable to us than could be obtained from unaffiliated parties and are reasonably expected to benefit us.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth information with respect to beneficial ownership of our common stock, as of June 30, 1999 and as adjusted to reflect the sale of common stock offered by us in this offering for:

    - each person known by us to beneficially own more than 5% of our common stock;

    - each executive officer named in the Summary Compensation Table;

    - each of our directors; and

    - all of our executive officers and directors as a group.


    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares beneficially owned includes ownership of shares of redeemable convertible preferred stock. Unless otherwise indicated, the address for those listed below is c/o StarMedia Network, Inc., 29 West 36(th) Street, Fifth Floor, New York, New York 10018. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such persons that are exercisable within 60 days of June 30, 1999, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 58,006,198 shares of common stock outstanding as of June 30, 1999, and 64,006,198 shares of common stock outstanding after completion of this offering.



                                                                   SHARES BENEFICIALLY          SHARES BENEFICIALLY
                                                                      OWNED PRIOR TO                OWNED AFTER
                                                                         OFFERING                    OFFERING
                                                                --------------------------  ---------------------------
NAME OF BENEFICIAL OWNER                                           NUMBER        PERCENT        NUMBER        PERCENT
- --------------------------------------------------------------  -------------  -----------  --------------  -----------
Fernando J. Espuelas(1).......................................      6,250,000        10.5%       6,250,000         9.5%
Jack C. Chen(2)...............................................      6,290,000        10.5        6,290,000         9.6
Tracy J. Leeds(3).............................................        813,251         1.4          813,251         1.3
Steven J. Heller(4)...........................................        481,000           *          481,000           *
Adriana J. Kampfner(5)........................................        376,000           *          376,000           *
Douglas M. Karp(6)............................................      4,760,417         8.2        4,760,417         7.4
Christopher T. Linen(7).......................................        300,000           *          300,000           *
Gerardo M. Rosenkranz(8)......................................        598,055         1.0          598,055           *
Susan L. Segal(9).............................................     11,738,333        20.2       11,738,333        18.3
Frederick R. Wilson(10).......................................      1,236,000         2.1        1,236,000         1.9
Chase Venture Capital Associates, L.P.(11)....................     11,738,333        20.2       11,738,333        18.3
Warburg, Pincus Equity Partners, L.P.(12).....................      2,380,209         4.1        2,380,209         3.7
Warburg, Pincus Ventures International, L.P.(12)..............      2,380,208         4.1        2,380,208         3.7
All directors and executive officers as a group (12
  persons)....................................................     33,348,673        53.5       33,348,673        48.8


- ------------------------

*   Indicates less than one percent of the common stock.

(1) Includes (a) 1,687,500 shares issuable upon the exercise of currently exercisable stock options and (b) 1,000,000 shares held by a trust, of which Mr. Chen and the spouse of Mr. Espuelas are trustees.

(2) Includes (a) 1,687,500 shares issuable upon the exercise of currently exercisable stock options, (b) 2,150,000 shares owned by Mr. Chen's spouse and (c) an aggregate of 2,246,600 shares held by three trusts, of which Mr. Chen is trustee.

(3) Includes (a) options to purchase 125,304 shares of common stock that are immediately exercisable, all of which are unvested, and (b) 336,112 shares of common stock which we have a right to repurchase if Ms. Leeds' services with us are terminated prior to vesting. Also includes 250,000 shares held by a trust of which Ms. Leeds is trustee.

(4) Includes (a) options to purchase 140,000 shares of common stock that are immediately exercisable, 101,111 of which are unvested, and (b) 288,500 shares of common stock which we have a right to repurchase if Mr. Heller's services with us are terminated prior to vesting.

(5) Includes (a) options to purchase 146,000 shares of common stock that are immediately exercisable, all of which are unvested, and (b) 172,778 shares of common stock which we have a right to repurchase if Ms. Kampfner's services with us are terminated prior to vesting.

(6) All shares indicated as owned by Mr. Karp are included because of Mr. Karp's affiliation with the Warburg, Pincus entities. Mr. Karp disclaims beneficial ownership of all shares owned by the Warburg, Pincus entities. Mr. Karp's address is c/o E.M. Warburg, Pincus & Co., LLC, 466 Lexington Avenue, New York, NY 10017. See note 12 below.

(7) Includes 100,000 shares owned by members of Mr. Linen's immediate family. Mr. Linen's address is c/o Christopher Linen & Co., 113 East 19(th) Street, New York, NY 10003.

(8) Consists of (a) 530,833 shares owned by Mr. Rosenkranz, (b) 43,055 shares owned by a trust, of which Mr. Rosenkranz is managing trustee, and (c) 24,167 shares owned by a company controlled by Mr. Rosenkranz. Mr. Rosenkranz's address is c/o Ventech International, Inc., 60 Arch Street, Greenwich, CT 06830.

(9) All shares indicated as owned by Ms. Segal are included because of Ms. Segal's affiliation with Chase Venture Capital Associates, L.P., of which Chase Capital Partners is the general partner. Ms. Segal disclaims beneficial ownership of all shares owned by Chase. Ms. Segal's address is c/o Chase Venture Capital Associates, L.P., 380 Madison Avenue, 9(th) Floor, New York, NY 10017.

(10) Consists of shares owned by the fI@tiron Fund, LLC and the FIatiron Fund 1998/99, LLC which are controlled by Mr. Wilson. Mr. Wilson's address is c/o Flatiron Partners, 257 Park Avenue South, 12(th) Floor, New York, NY 10010.

(11) The address of Chase Venture Capital Associates, L.P. is 380 Madison Avenue, 12(th) Floor, New York, NY 10017.

(12) THE WARBURG, PINCUS STOCKHOLDERS. The Warburg, Pincus stockholders are comprised of Warburg, Pincus Equity Partners, L.P., including three related limited partnerships, and Warburg Pincus Ventures International,
    L.P. Warburg, Pincus & Co. is the sole general partner of each of these entities and has a 20% interest in each of their profits. The Warburg Pincus stockholders are each managed by E.M. Warburg Pincus & Co., LLC. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of E.M. Warburg, Pincus & Co., LLC, and may be deemed to control both entities.

    MR. KARP. Mr. Karp, a director of StarMedia, is a managing director and member of E.M. Warburg, Pincus & Co., LLC and a general partner of Warburg, Pincus & Co. Mr. Karp may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange of 1934, as amended) in an indeterminate portion of the shares beneficially owned by the Warburg, Pincus stockholders.

    ADDRESS. The address of the Warburg, Pincus entities is 466 Lexington Avenue, New York, NY 10017.

                          DESCRIPTION OF CAPITAL STOCK

                                    GENERAL

    StarMedia's amended and restated certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share, the rights and preferences of which may be established from time to time by StarMedia's board of directors. As of June 30, 1999, 58,006,198 shares of common stock were outstanding and no shares of preferred stock were outstanding. As of June 30, 1999, StarMedia had 162 stockholders of record.

                                  COMMON STOCK

    Under our amended and restated certificate of incorporation, holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. They do not have cumulative voting rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably dividends, if any, as may be declared by the board of directors out of legally available funds. In case of a liquidation, dissolution or winding up of StarMedia, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after payment of all of our liabilities and any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

                                PREFERRED STOCK

    Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time, shares of preferred stock in one or more series. The board of directors may fix the number of shares, designations, preferences, powers and other special rights of the preferred stock. The preferences, powers, rights and restrictions of different series of preferred stock may differ. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or affect adversely the rights and powers, including voting rights, of the holders of common stock. The issuance may also have the effect of delaying, deferring or preventing a change in control of StarMedia. We currently have no shares of preferred stock outstanding.

    Our board of directors has authorized the issuance of shares of junior non-voting convertible preferred stock in connection with our pending acquisition of PageCell. Holders of our junior non-voting convertible preferred stock will rank junior or PARI PASSU to any other series of our preferred stock that we may subsequently issue in terms of distribution of assets upon the liquidation, dissolution or winding up of our company and the payment of dividends.

    If and when we pay a dividend on our common stock, the holders of our junior non-voting convertible preferred stock will be entitled to receive a dividend equal to the amount they would have received if their shares had been converted into shares of common stock immediately prior to the record date for the dividend. Also, in the event of the liquidation, dissolution or winding up of our company, the holders of the preferred stock will receive, before the payment or distribution of our assets to the holders of our common stock, a payment or distribution equal to the amount the holders would have received if their shares were converted into shares of common stock.

    The holders of the junior non-voting convertible preferred stock are not entitled to vote on any matter to be voted upon by our stockholders, except as required by Delaware law. After the first anniversary of the issuance of the junior non-voting convertible preferred stock, the holders of the junior non-voting convertible preferred stock will be entitled to convert all of their shares into shares of our common stock at a one-to-one conversion rate.

                              REGISTRATION RIGHTS

    Under the terms of our amended and restated registration rights agreement, at any time on or after June 1, 2000, each of Chase Venture Capital Associates, Warburg, Pincus Equity Partners and the holders of a majority of the outstanding shares of common stock held by parties to that agreement may, on one occasion only, require us to register for sale all or any portion of the shares of common stock held by them. We are also obligated to register any of the shares of common stock held by parties to the registration rights agreement if they request to be included in the registration. These parties, in the aggregate, have three demand registration rights. Further, if we become eligible to file registration statements on Form S-3, a holder of our common stock which is a party to the registration rights agreement may require us to file a registration statement on Form S-3 under the Securities Act with respect to their shares of common stock. We are also obligated to register the shares of common stock held by parties to the registration rights agreement if they request to be included in the registration, provided that we will not be required to effect any Form S-3 registration more than once in any 180-day period. In addition, holders of common stock which are parties to the registration rights agreement will be entitled to require us to register the common stock when we register stock for our own account or the account of other stockholders. This type of registration right is known as a "piggyback" registration right. Mr. Espuelas and Mr. Chen may also participate in any demand, S-3 or piggyback registration.

    The foregoing registration rights are subject to certain conditions and limitations, including:

    - the right of the underwriters in any underwritten offering to limit the number of shares of common stock held by stockholders with registration rights to be included in any demand, S-3 or piggyback registration; and

    - our right to delay for up to 90 days the filing or effectiveness of a registration statement pursuant to a demand for registration if the board of directors of determines that the registration would not be in our best interest at that time.

    We are generally required to bear all of the expenses of all registrations, except underwriting discounts and commissions. Registration of any of the shares of common stock held by stockholders with registration rights would result in those shares becoming freely tradable without restriction under the Securities Act immediately after effectiveness of the registration. We have agreed to indemnify the holders of registration rights in connection with demand, S-3 and piggyback registration under the terms of our amended and restated registration rights agreement.

    In connection with our private placement of an aggregate of 3,727,272 shares of common stock in May 1999, we granted the investors registration rights. As a result, each of the investors may require us to register the shares of common stock they purchased. If at any time between the first and third anniversary of the private placement we propose to register any of our common stock, we have agreed, upon their written request, to include the investors' shares of common stock in the registration. The number of shares of common stock which we will be required to register for the investors may be reduced in an underwritten offering by the managing underwriter.

    We are generally required to bear all of the expenses of registering the investors' shares of common stock, other than underwriting discounts and commissions. Registration of any of the shares of common stock held by the investors would result in those shares becoming freely tradable without restriction under the Securities Act immediately after effectiveness of the registration. We have agreed to indemnify the investors in connection with the registration of their shares of common stock under the terms of the registration rights agreements.

 ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OUR AMENDED AND RESTATED CERTIFICATE
                          OF INCORPORATION AND BYLAWS

    Provisions of our amended and restated certificate of incorporation and amended and restated bylaws, which are summarized in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider it its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

CLASSIFIED BOARD OF DIRECTORS

    Our board of directors is divided into three classes of directors serving staggered three-year terms. Upon expiration of the term of a class of directors, the directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Our board of directors has resolved that Messrs. Chen and Karp will be Class I directors whose terms expire at the 2000 annual meeting of stockholders, Messrs. Linen and Wilson will be Class II directors whose terms expire at the 2001 annual meeting of stockholders, and Messrs. Espuelas and Rosenkranz and Ms. Segal will be Class III directors whose terms expire at the 2002 annual meeting of stockholders. With respect to each class, a director's term will be subject to the election and qualification of their successors, or their earlier death, resignation or removal. In addition, our board of directors may be removed only for cause and only by the affirmative vote of holders of not less than 66.67% of our outstanding capital stock entitled to vote generally in the election of directors. These provisions, when coupled with the provision of our amended and restated certificate of incorporation authorizing the board of directors to fill vacant directorships, may delay a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by such removal with its own nominees.

STOCKHOLDER ACTION; SPECIAL MEETING OF STOCKHOLDERS

    Our amended and restated certificate of incorporation eliminates the ability of stockholders to act by written consent. Our amended and restated bylaws further provide that special meetings of our stockholders may be called only by the chairman of the board of directors or the president at the request of two-thirds of the board of directors.

ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTORS NOMINATIONS

    Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within 30 days before or 70 days after the anniversary date, in order to be timely, notice from the stockholder must be received:

    - not earlier than 120 days prior to the annual meeting of stockholders, and

    - not later than 90 days prior to the annual meeting of stockholders or the tenth day following the date on which notice of the annual meeting was made public.

    In the case of a special meeting of stockholders called for the purpose of electing directors, notice by the stockholder, in order to be timely, must be received:

    - not earlier than 120 days prior to the special meeting, and

    - not later than 90 days prior to the special meeting or the close of business on the tenth day following the day on which public disclosure of the date of the special meeting was made.

    Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

AUTHORIZED BUT UNISSUED SHARES

    The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

AMENDMENTS; SUPERMAJORITY VOTE REQUIREMENTS

    The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated certificate of incorporation imposes supermajority vote requirements in connection with various business combination transactions and the amendment of various provisions of our amended and restated certificate of incorporation and amended and restated bylaws, including those provisions relating to the classified board of directors and the ability of stockholders to call special meetings.

RIGHTS AGREEMENT

    Under Delaware law, every corporation may create and issue rights entitling the holders of such rights to purchase from the corporation shares of its capital stock of any class or classes, subject to any provisions in its certificate of incorporation. The price and terms of such shares must be stated in the certificate of incorporation or in a resolution adopted by the board of directors for the creation or issuance of such rights.

    We have entered into a stockholder rights agreement. As with most stockholder rights agreements, the terms of our rights agreement are complex and not easily summarized, particularly as they relate to the acquisition of our common stock and to exercisability. This summary may not contain all of the information that is important to you.

    Our rights agreement provides that each share of our common stock outstanding will have one right to purchase one ten-thousandth of a preferred share attached to it. The purchase price per one ten-thousandth of a preferred share under the stockholder rights agreement is four times the average closing price of our common stock for the first five days of trading after the consummation of this offering.

    Initially, the rights under our rights agreement are attached to outstanding certificates representing our common stock and no separate certificates representing the rights will be distributed. The rights will separate from our common stock and be represented by separate certificates on the day someone acquires 15% of our common stock, or approximately 10 days after someone commences a tender offer for 15% of our outstanding common stock.

    After the rights separate from our common stock, certificates representing the rights will be mailed to record holders of the common stock. Once distributed, the rights certificates alone will represent the rights.

    All shares of our common stock issued prior to the date the rights separate from the common stock will be issued with the rights attached. The rights are not exercisable until the date the rights separate from the common stock. The rights will expire on the tenth anniversary of the date of the completion of this offering unless earlier redeemed or exchanged by us.

    If an acquiror obtains or has the rights to obtain 15% or more of our common stock, then each right will entitle the holder to purchase a number of one ten-thousandths of a preferred share having a market value of twice the purchase price of each right.

    Each right will entitle the holder to purchase a number of shares of common stock of the acquiror having a then current market value of twice the purchase price if an acquiror obtains 15% or more of our common stock and any of the following occurs:

    - we merge into another entity;

    - an acquiring entity merges into us; or

    - we sell more than 50% of our assets or earning power.

    Under our rights agreement, any rights that are or were owned by an acquiror of more than 15% of our outstanding common stock will be null and void.

    Our rights agreement contains exchange provisions which provide that after an acquiror obtains 15% or more, but less than 50% of our respective outstanding common stock, our board of directors may, at its option, exchange all or part of the then outstanding and exercisable rights for common shares. In such an event, the exchange ratio is one common share per right, adjusted to reflect any stock split, stock dividend or similar transaction.

    Our board of directors may, at its option, redeem all of the outstanding rights under our rights agreement prior to the earlier of (1) the time that an acquiror obtains 15% or more of our outstanding common stock or (2) the final expiration date of the rights agreement. The redemption price under our rights agreement is $0.001 per right, subject to adjustment. The right to exercise the rights will terminate upon the action of our board ordering the redemption of the rights and the only right of the holders of the rights will be to receive the redemption price.

    Holders of rights will have no rights as our stockholders including the right to vote or receive dividends, simply by virtue of holding the rights.

    Our rights agreement provides that the provisions of the rights agreement may be amended by the board of directors prior to the day someone acquires 15% of our outstanding common stock or 10 days after someone commences a tender offer for 15% of our outstanding common stock without the approval of the holders of the rights. However, after that date, the rights agreement may not be amended in any manner which would adversely effect the interests of the holders of the rights, excluding the interests of any acquiror. In addition, our rights agreement provides that no amendment may be made to adjust the time period governing redemption at a time when the rights are not redeemable.

    Our rights agreement contains rights that have anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of rights being acquired. Accordingly, the existence of the rights may deter acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of our board to negotiate with an acquiror on behalf of all the stockholders. In addition, the rights should not interfere with a proxy contest.

                          TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar for StarMedia's common stock is American Stock Transfer & Trust Company, New York, New York.

                                    LISTING

    Our common stock is quoted on the Nasdaq National Market under the trading symbol "STRM".

                        SHARES ELIGIBLE FOR FUTURE SALE

    Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock. Furthermore, many sales of substantial amounts of common stock in the public market after contractual and legal restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.


    Upon completion of this offering, we will have outstanding an aggregate of 64,006,198 shares of our common stock, assuming no exercise of the underwriters' over-allotment option and no exercise of outstanding options. Of these shares, all of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act. Of the remaining 58,006,198 shares of common stock held by existing stockholders, 49,902,032 are "restricted securities" as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or 701 under the Securities Act, which rules are summarized below.


                               LOCK-UP AGREEMENTS

    Our officers, directors and 5% stockholders have signed lock-up agreements under which they have agreed not to transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, for a period of 90 days after the date of this prospectus. Transfers or dispositions can be made sooner:

    - with the prior written consent of Goldman, Sachs & Co.;

    - in the case of some transfers to affiliates;

    - as a bona fide gift; or

    - to any trust.


    Approximately 44,576,962 shares of our common stock are subject to lock-up agreements entered into in connection with our initial public offering that expire on November 22, 1999, and approximately 3,876,363 additional shares of our common stock are subject to one-year lock-up agreements that expire in April and May 2000.



    Subject to the provisions of Rule 144, 144(k) and 701, restricted shares totaling 1,448,707 will be available for sale in the public market, subject in the case of shares held by affiliates to the volume restrictions contained in those rules.


                                    RULE 144

    In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year entitled to sell within any three-month period a number of shares that does not exceed the greater of:


    - 1% of the number of shares of common stock then outstanding, which will equal approximately 640,062 shares immediately after this offering; or


    - the average weekly trading volume of the common stock on the Nasdaq National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

    Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

                                  RULE 144(K)

    Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold at any time.

                                    RULE 701

    In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases shares from us in connection with a compensatory stock plan or other written agreement is eligible to resell such shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

                              REGISTRATION RIGHTS


    Upon completion of this offering, the holders of 41,771,818 shares of our common stock, or their transferees will be entitled to request that we register their shares under the Securities Act.


                                  STOCK PLANS

    At June 30, 1999, options to purchase 7,271,533 shares were issued and outstanding under our Plans and otherwise. All of these shares will be eligible for sale in the public market from time to time, subject to vesting provisions, Rule 144 volume limitations applicable to our affiliates and, in the case of some of the options, the expiration of lock-up agreements.

                            VALIDITY OF COMMON STOCK

    The validity of the common stock offered hereby will be passed upon for StarMedia by Brobeck, Phleger & Harrison LLP, New York, New York. Legal matters relating to the offering will be passed upon for the underwriters by Ropes & Gray, Boston, Massachusetts. Certain attorneys at Brobeck, Phleger & Harrison LLP own shares of our common stock.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule and our supplemental financial statements and schedule at December 31, 1997 and 1998 and at June 30, 1999 and for the period from March 5, 1996 (date of inception) to December 31, 1996, the years ended December 31, 1997 and 1998 and the six months ended June 30, 1999 as set forth in their reports. We have included our consolidated financial statements and schedule and supplemental consolidated financial statements and schedule in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    The financial statements of KD Sistemas de Informacao Ltda. included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of the firm as experts in giving such reports.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (including exhibits and schedules thereto) under the Securities Act with respect to the common stock to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. We file annual, quarterly and special reports, proxy statements and other information with the Commission. For further information with respect to StarMedia and the common stock, reference is made to the registration statement and the exhibits and schedules thereto.

    You may read and copy all or any portion of the registration statement or any reports, statements or other information in StarMedia's files in the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. StarMedia's Commission filings, including the registration statement, will also be available to you on the Commission's Internet site (http://www.sec.gov).

    We intend to furnish our stockholders with annual reports containing financial statements audited by our independent auditors and to make available to our stockholders quarterly reports containing unaudited financial data for the first three quarters of each fiscal year.

                         INDEX TO FINANCIAL STATEMENTS

STARMEDIA NETWORK, INC. CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Auditors..................................................         F-3

Consolidated Balance Sheets as of December 31, 1997 and 1998 and June 30, 1999..         F-4

Consolidated Statements of Operations for the period from March 5, 1996 (date of inception) to December 31, 1996, the years ended December 31, 1997 and 1998
  and the six months ended June 30, 1998 (Unaudited) and 1999...................         F-5

Consolidated Statements of Changes in Stockholders' Equity for the period from
  March 5, 1996 (date of inception) to December 31, 1996, the years ended
  December 31, 1997 and 1998 and the six months ended June 30, 1999.............         F-6

Consolidated Statements of Cash Flows for the period from March 5, 1996 (date of inception) to December 31, 1996, the years ended December 31, 1997 and 1998
  and the six months ended June 30, 1998 (Unaudited) and 1999...................         F-7

Notes to Consolidated Financial Statements......................................  F-8 - F-22

KD SISTEMAS DE INFORMACAO LTDA. FINANCIAL STATEMENTS

Report of Independent Public Accountants........................................        F-23

Balance Sheet as of December 31, 1998...........................................        F-24

Statement of Income for the year ended December 31, 1998........................        F-25

Statement of Changes in Stockholders' Equity for the year ended December 31,
  1998..........................................................................        F-26

Statement of Cash Flows for the year ended December 31, 1998....................        F-27

                                                                                      F-28 -
Notes to Financial Statements...................................................        F-31

Unaudited Balance Sheets as of March 31, 1999 and 1998..........................        F-32

Unaudited Statements of Income for the three months ended March 31, 1999 and
  1998..........................................................................        F-33

Unaudited Statements of Changes in Stockholders' Equity for the three month
  periods ended March 31, 1999 and 1998.........................................        F-34

Unaudited Statements of Cash Flows for the three month periods ended March 31,
  1999 and 1998.................................................................        F-35

                                                                                      F-36 -
Notes to Unaudited Financial Statements.........................................        F-40

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statement of Operations for the year ended
  December 31, 1998.............................................................        F-42

Unaudited Pro Forma Consolidated Statement of Operations for the six months
  ended June 30, 1999...........................................................        F-43

Notes to Unaudited Pro Forma Consolidated Financial Statements..................        F-44

STARMEDIA NETWORK, INC. SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS(*)

Report of Independent Auditors..................................................        F-45

Supplemental Consolidated Balance Sheets as of December 31, 1997 and 1998 and
  June 30, 1999.................................................................        F-46

Supplemental Consolidated Statements of Operations for the period from March 5,
  1996 (date of inception) to December 31, 1996, the years ended December 31,
  1997 and 1998 and the six months ended June 30, 1998 (Unaudited) and 1999.....        F-47

Supplemental Consolidated Statements of Changes in Stockholders' Equity for the
  period from March 5, 1996 (date of inception) to December 31, 1996, the years
  ended December 31, 1997 and 1998 and the six months ended June 30, 1999.......        F-48

Supplemental Consolidated Statements of Cash Flows for the years ended December
  31, 1997 and 1998 and the six months ended June 30, 1998 (Unaudited) and
  1999..........................................................................        F-49

                                                                                      F-50 -
Notes to Supplemental Consolidated Financial Statements.........................        F-65

(*) On September 14, 1999, a subsidiary of the Company merged with Webcast
    Solutions, Inc. (the "Webcast Merger"). The supplemental consolidated financial statements have been prepared to give retroactive effect to the Webcast Merger. These supplemental consolidated financial statements will become the historical consolidated financial statements of the Company after financial statements covering the consummation date of the Webcast Merger are issued.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
StarMedia Network, Inc.

    We have audited the accompanying consolidated balance sheets of StarMedia Network, Inc. (the "Company") as of December 31, 1997 and 1998 and June 30, 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period from March 5, 1996 (date of inception) to December 31, 1996, the years ended December 31, 1997 and 1998 and the six months ended June 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of StarMedia Network, Inc. at December 31, 1997 and 1998 and June 30, 1999 and the results of their operations and their cash flows for the period from March 5, 1996 (date of inception) to December 31, 1996, the years ended December 31, 1997 and 1998 and the six months ended June 30, 1999 in conformity with generally accepted accounting principles.


                                                           /s/ Ernst & Young LLP
                                                           ERNST & YOUNG LLP


New York, New York
September 14, 1999

                            STARMEDIA NETWORK, INC.

                          CONSOLIDATED BALANCE SHEETS


                                                                                DECEMBER 31
                                                                         -------------------------    JUNE 30,
                                                                            1997          1998          1999
                                                                         -----------  ------------  -------------
ASSETS
Current assets:
  Cash and cash equivalents............................................  $   443,000  $ 53,141,000  $ 164,716,000
  Accounts receivable net of allowance for bad debts of $0, $60,000 and
    $239,000 as of December 31, 1997 and 1998 and June 30, 1999,
    respectively.......................................................       38,000       460,000      2,122,000
  Other current assets.................................................       10,000     1,675,000      2,403,000
                                                                         -----------  ------------  -------------
Total current assets...................................................      491,000    55,276,000    169,241,000
Fixed assets, net......................................................      266,000     5,457,000     10,616,000
Intangible assets, net of accumulated amortization of $1,000, $93,000, and $132,000 as of December 31, 1997 and 1998 and June 30, 1999,
  respectively.........................................................       30,000       179,000        583,000
Goodwill, net of accumulated amortization of $538,000 at June 30,
  1999.................................................................                                 7,429,000
Other assets...........................................................       23,000       129,000      4,467,000
                                                                         -----------  ------------  -------------
                                                                         $   810,000  $ 61,041,000  $ 192,336,000
                                                                         -----------  ------------  -------------
                                                                         -----------  ------------  -------------
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Accounts payable.....................................................  $    18,000  $    308,000  $   3,810,000
  Accrued expenses.....................................................      227,000     6,442,000      8,644,000
  Due to principal stockholders........................................       67,000
  Loan payable, current portion........................................                                 1,497,000
  Capital lease obligations, current portion...........................       10,000       220,000        110,000
  Deferred revenues....................................................       20,000       815,000        924,000
                                                                         -----------  ------------  -------------
Total current liabilities..............................................      342,000     7,785,000     14,985,000
Capital lease obligations..............................................        8,000
Loan payable, long term................................................                                 3,208,000
Other long-term liabilities............................................                                   381,000
Deferred rent..........................................................       21,000       122,000        124,000
Preferred stock, authorized 60,000,000 shares at December 31, 1997 and
  1998 and 10,000,000 shares at June 30, 1999:
  Series A Redeemable Convertible Preferred Stock, $.001 par value,
    7,330,000 shares authorized, 7,330,000 shares issued and
    outstanding at December 31, 1997 and 1998 and -0- at June 30, 1999,
    respectively, stated at liquidation value, net of related
    expenses...........................................................    3,833,000     4,218,000
  Series B Redeemable Convertible Preferred Stock, $.001 par value,
    8,000,000 shares authorized, 8,000,000 shares issued and
    outstanding at December 31, 1998 and -0- at June 30, 1999, respectively, stated at liquidation value, net of related
    expenses...........................................................                 12,944,000
  Series C Redeemable Convertible Preferred Stock, $.001 par value,
    16,666,667 shares authorized, 16,666,667 shares issued and outstanding at December 31, 1998 and -0- at June 30, 1999, respectively, stated at liquidation value, net of related
    expenses...........................................................                 79,332,000
Stockholders' (deficit) equity:
  Common stock, $.001 par value, 100,000,000 shares authorized at
    December 31, 1997 and 1998 and 200,000,000 shares at June 30, 1999,
    10,092,952 shares, 11,525,334 shares and 57,222,000 shares issued and outstanding at December 31, 1997 and 1998 and June 30, 1999,
    respectively.......................................................       11,000        12,000         57,000
  Additional paid-in capital...........................................      433,000    19,658,000    281,553,000
  Deferred compensation................................................                 (8,666,000)   (11,609,000)
  Other comprehensive loss.............................................                    (32,000)      (320,000)
  Accumulated deficit..................................................   (3,838,000)  (54,332,000)   (96,043,000)
                                                                         -----------  ------------  -------------
Total stockholders' (deficit) equity...................................   (3,394,000)  (43,360,000)   173,638,000
                                                                         -----------  ------------  -------------
Total liabilities and stockholders' (deficit) equity...................  $   810,000  $ 61,041,000  $ 192,336,000
                                                                         -----------  ------------  -------------
                                                                         -----------  ------------  -------------


SEE ACCOMPANYING NOTES.

                            STARMEDIA NETWORK, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                          PERIOD FROM
                                          MARCH 5,1996
                                            (DATE OF                                           SIX MONTHS ENDED
                                         INCEPTION) TO      YEAR ENDED DECEMBER 31                 JUNE 30,
                                            DECEMBER     -----------------------------  ------------------------------
                                            31, 1996         1997            1998                            1999
                                         --------------  -------------  --------------       1998       --------------
                                                                                        --------------
                                                                                         (UNAUDITED)
Revenues...............................   $              $     472,000  $    5,347,000  $      850,000  $    5,299,000

Operating expenses:
  Product and technology development...         36,000       1,233,000       6,825,000       3,178,000       9,930,000
  Sales and marketing..................         12,000       2,110,000      29,281,000       6,015,000      22,922,000
  General and administrative...........         78,000         650,000       4,665,000       1,033,000       6,378,000
  Depreciation and amortization........          2,000          38,000         781,000         248,000       1,637,000
  Stock-based compensation expense.....                                     10,421,000       3,250,000       3,012,000
                                         --------------  -------------  --------------  --------------  --------------
Total operating expenses...............        128,000       4,031,000      51,973,000      13,724,000      43,879,000
                                         --------------  -------------  --------------  --------------  --------------
Loss from operations...................       (128,000)     (3,559,000)    (46,626,000)    (12,874,000)    (38,580,000)

Other income (expense):
  Interest income......................                         34,000         715,000         119,000       1,404,000
  Interest expense.....................                                        (47,000)        (29,000)       (269,000)
                                         --------------  -------------  --------------  --------------  --------------
Net loss...............................       (128,000)     (3,525,000)    (45,958,000)    (12,784,000)    (37,445,000)
Preferred stock dividends and
  accretion............................             --        (185,000)     (4,536,000)       (720,000)     (4,266,000)
                                         --------------  -------------  --------------  --------------  --------------
Net loss available to common
  stockholders.........................   $   (128,000)  $  (3,710,000) $  (50,494,000) $  (13,504,000) $  (41,711,000)
                                         --------------  -------------  --------------  --------------  --------------
                                         --------------  -------------  --------------  --------------  --------------
Historical basic and diluted net loss
  per common share.....................   $      (0.01)  $       (0.37) $        (4.64) $        (1.32) $        (1.97)
                                         --------------  -------------  --------------  --------------  --------------
                                         --------------  -------------  --------------  --------------  --------------
Historical number of shares used in
  computing basic and diluted net loss
  per share............................      9,147,223      10,039,502      10,877,000      10,220,866      21,142,904
                                         --------------  -------------  --------------  --------------  --------------
                                         --------------  -------------  --------------  --------------  --------------
Pro forma basic and diluted net loss
  per share............................                                 $        (1.07)                 $         (.80)
                                                                        --------------                  --------------
                                                                        --------------                  --------------
Number of shares used in computing pro
  forma basic and diluted net loss per
  share................................                                     42,873,667                      46,952,370
                                                                        --------------                  --------------
                                                                        --------------                  --------------

SEE ACCOMPANYING NOTES.

                            STARMEDIA NETWORK, INC.

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT) EQUITY

                PERIOD FROM MARCH 5, 1996 (DATE OF INCEPTION) TO
       DECEMBER 31, 1996, AND THE YEARS ENDED DECEMBER 31, 1997 AND 1998
                     AND THE SIX MONTHS ENDED JUNE 30, 1999

                                          COMMON STOCK         ADDITIONAL                                           OTHER
                                    ------------------------     PAID-IN      ACCUMULATED       DEFERRED        COMPREHENSIVE
                                      SHARES       AMOUNT        CAPITAL        DEFICIT       COMPENSATION         INCOME
                                    -----------  -----------  -------------  --------------  ---------------  -----------------
Balance at March 5, 1996 (date of
  inception)......................                $           $               $               $                  $
Sale of common stock..............   10,012,000      10,000         431,000
Net loss for the period...........                                                (128,000)
                                    -----------  -----------  -------------  --------------  ---------------  -----------------
Balance at December 31, 1996......   10,012,000      10,000         431,000       (128,000)
Accretion of preferred stock......                                                (185,000)
Issuance of common stock-- Wass
  Net, S.L. ......................       80,952       1,000           2,000
Net loss for the year.............                                              (3,525,000)
                                    -----------  -----------  -------------  --------------  ---------------  -----------------
Balance at December 31, 1997......   10,092,952      11,000         433,000     (3,838,000)
Deferred compensation related to
  stock options, net of
  cancellations...................                               19,087,000                     (19,087,000)
Amortization of deferred
  compensation....................                                                               10,421,000
Exercise of common stock
  options.........................      380,000                      45,000
Issuance of common stock-- Wass
  Net, S.L. ......................    1,052,382       1,000          93,000
Preferred stock dividends and
  accretion.......................                                              (4,536,000)
Net loss for the year.............                                             (45,958,000)
Translation adjustment............                                                                                   (32,000)
Comprehensive loss................
                                    -----------  -----------  -------------  --------------  ---------------  -----------------
Balance at December 31, 1998......   11,525,334      12,000      19,658,000    (54,332,000)      (8,666,000)         (32,000)
Deferred compensation related to
  stock options, net of
  cancellations...................                                5,955,000                      (5,955,000)
Amortization of deferred
  compensation....................                                                                3,012,000
Issuance of common stock, net of
  offering costs..................   11,926,363      12,000     151,435,000
Shares issued for acquisition of
  Services Interactivos Limitada..       20,000                   1,000,000
Conversion of redeemable
  convertible preferred stock.....   31,996,667      31,000     100,728,000
Exercise of common stock
  options.........................    1,753,636       2,000       2,014,000
Stock options issued for
  services........................                                   31,000
Transaction expenses related to
  Wass Net, S.L. acquisition
  payable by Wass Net
  shareholders....................                                  732,000
Preferred stock dividends and
  accretion.......................                                              (4,266,000)
Net loss for the period...........                                             (37,445,000)
Translation adjustment............                                                                                  (288,000)
Comprehensive loss................
                                    -----------  -----------  -------------  --------------  ---------------  -----------------
Balance at June 30, 1999..........   57,222,000   $  57,000   $ 281,553,000   $(96,043,000)   $ (11,609,000)     $  (320,000)
                                    -----------  -----------  -------------  --------------  ---------------  -----------------
                                    -----------  -----------  -------------  --------------  ---------------  -----------------


                                        TOTAL
                                    --------------
Balance at March 5, 1996 (date of
  inception)......................  $
Sale of common stock..............         441,000
Net loss for the period...........        (128,000)
                                    --------------
Balance at December 31, 1996......         313,000
Accretion of preferred stock......        (185,000)
Issuance of common stock-- Wass
  Net, S.L. ......................           3,000
Net loss for the year.............      (3,525,000)
                                    --------------
Balance at December 31, 1997......      (3,394,000)
Deferred compensation related to
  stock options, net of
  cancellations...................
Amortization of deferred
  compensation....................      10,421,000
Exercise of common stock
  options.........................          45,000
Issuance of common stock-- Wass
  Net, S.L. ......................          94,000
Preferred stock dividends and
  accretion.......................      (4,536,000)
Net loss for the year.............     (45,958,000)
Translation adjustment............         (32,000)
                                    --------------
Comprehensive loss................     (45,990,000)
                                    --------------
Balance at December 31, 1998......     (43,360,000)
Deferred compensation related to
  stock options, net of
  cancellations...................
Amortization of deferred
  compensation....................       3,012,000
Issuance of common stock, net of
  offering costs..................     151,447,000
Shares issued for acquisition of
  Services Interactivos Limitada..       1,000,000
Conversion of redeemable
  convertible preferred stock.....     100,759,000
Exercise of common stock
  options.........................       2,016,000
Stock options issued for
  services........................          31,000
Transaction expenses related to
  Wass Net, S.L. acquisition
  payable by Wass Net
  shareholders....................         732,000
Preferred stock dividends and
  accretion.......................      (4,266,000)
Net loss for the period...........     (37,445,000)
Translation adjustment............        (288,000)
                                    --------------
Comprehensive loss................     (37,733,000)
                                    --------------
Balance at June 30, 1999..........  $  173,638,000
                                    --------------
                                    --------------

SEE ACCOMPANYING NOTES.

                            STARMEDIA NETWORK, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     YEAR ENDED DECEMBER 31
                                                   ---------------------------   SIX MONTHS ENDED    SIX MONTHS ENDED
                                                       1997          1998         JUNE 30, 1998       JUNE 30, 1999
                                                   ------------  -------------  ------------------  ------------------
                                                                                   (Unaudited)
OPERATING ACTIVITIES
Net loss.........................................  $ (3,525,000) $ (45,958,000)   $  (12,784,000)     $  (37,445,000)
Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation and amortization................        38,000        781,000           248,000           1,637,000
    Provision for bad debts......................                       60,000             9,000             179,000
    Amortization of deferred compensation........                   10,421,000         3,250,000           3,012,000
    Stock options issued for services............                                                             31,000
    Deferred rent................................        21,000        101,000            27,000               2,000
    Transaction expenses related to Wass Net,
      S.L........................................                                                            732,000
    Changes in operating assets and liabilities:
      Accounts receivable........................       (38,000)      (485,000)         (411,000)         (1,844,000)
      Other assets...............................       (33,000)    (1,771,000)         (695,000)         (5,264,000)
      Accounts payable and accrued expenses......       245,000      5,356,000         3,102,000           2,995,000
      Deferred revenues..........................        20,000        795,000           305,000             109,000
                                                   ------------  -------------  ------------------  ------------------
Net cash used in operating activities............    (3,272,000)   (30,700,000)       (6,949,000)        (35,856,000)

INVESTING ACTIVITIES
Purchase of fixed assets.........................      (252,000)    (4,446,000)       (2,397,000)         (5,988,000)
Intangible assets................................       (31,000)      (241,000)         (371,000)           (360,000)
Cash paid for acquisitions.......................                                                         (4,711,000)
                                                   ------------  -------------  ------------------  ------------------
Net cash used in investing activities............      (283,000)    (4,687,000)       (2,768,000)        (11,059,000)

FINANCING ACTIVITIES
Issuance of common stock.........................         3,000         87,000        11,978,000         154,422,000
Issuance of redeemable convertible preferred
  stock, net of related expenses.................     3,647,000     88,125,000
Capital contribution--Wass Net, S.L..............                       51,000
Issuance of convertible subordinated notes.......                    6,000,000
Proceeds from long-term debt.....................                                                          5,074,000
Repayment of long-term debt......................                                                           (369,000)
Repayment of convertible subordinated notes......                   (6,000,000)
Loans (to) from stockholders.....................        67,000
Repayments (to) from stockholders................        54,000        (67,000)          (67,000)
Payments under capital leases....................        (3,000)      (112,000)          285,000            (110,000)
                                                   ------------  -------------  ------------------  ------------------
Net cash provided by financing activities........     3,768,000     88,084,000        12,196,000         159,017,000
Effect of exchange rate changes on cash and cash
  equivalents....................................                        1,000                              (527,000)
                                                   ------------  -------------  ------------------  ------------------
Net increase in cash and cash equivalents........       213,000     52,698,000         2,479,000         111,575,000
Cash and cash equivalents, beginning of period...       230,000        443,000           443,000          53,141,000
                                                   ------------  -------------  ------------------  ------------------
Cash and cash equivalents, end of period.........  $    443,000  $  53,141,000    $    2,922,000      $  164,716,000
                                                   ------------  -------------  ------------------  ------------------
                                                   ------------  -------------  ------------------  ------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid....................................  $             $      45,000    $       29,000      $       66,000
                                                   ------------  -------------  ------------------  ------------------
                                                   ------------  -------------  ------------------  ------------------
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES:
Accrued purchases of fixed assets and intangible
  assets.........................................  $             $                $                   $      477,000
                                                   ------------  -------------  ------------------  ------------------
                                                   ------------  -------------  ------------------  ------------------
Accrued costs for acquisitions...................  $             $                $                   $    1,174,000
                                                   ------------  -------------  ------------------  ------------------
                                                   ------------  -------------  ------------------  ------------------
Accrued costs related to issuance of common
  stock..........................................  $             $                $                   $      959,000
                                                   ------------  -------------  ------------------  ------------------
                                                   ------------  -------------  ------------------  ------------------
Acquisition of fixed assets through capital
  leases.........................................  $     21,000  $     314,000    $                   $
                                                   ------------  -------------  ------------------  ------------------
                                                   ------------  -------------  ------------------  ------------------

SEE ACCOMPANYING NOTES.

                            STARMEDIA NETWORK, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 PERIOD FROM MARCH 5, 1996 (DATE OF INCEPTION)
                     TO DECEMBER 31, 1996, THE YEARS ENDED
                 DECEMBER 31, 1997 AND 1998 AND THE SIX MONTHS
                              ENDED JUNE 30, 1999
                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION AND DESCRIPTION OF BUSINESS

The accompanying consolidated financial statements include the accounts of StarMedia Network, Inc. and its wholly-owned subsidiaries (collectively, the "Company"). All intercompany account balances and transactions have been eliminated in consolidation. StarMedia Network, Inc. was incorporated under Delaware law in March 1996.

The Company is the leading Internet media company targeting Latin America and other Spanish-and Portuguese-speaking markets worldwide. The Company's network consists of interest-specific channels, extensive Web-based community features, sophisticated search capabilities and access to online shopping in Spanish and Portuguese. These channels cover topics of interest to Latin Americans online, including local and regional news, business and sports. The Company promotes user affinity to the StarMedia community by providing Spanish- and Portuguese-language e-mail, chat rooms, instant messaging and personal homepages. During 1999, the Company also launched sales offices in Spain and Puerto Rico and began hiring regional sales managers throughout the United States, focusing on those regions with large Spanish-speaking populations.

The accompanying consolidated financial statements have been restated to reflect the May 26, 1999 acquisition of Wass Net, S.L. ("Wass Net"), which was accounted for as a pooling-of-interests. (See Note 4.)

INTERIM FINANCIAL STATEMENTS

The financial statements as of June 30, 1998, and for the six months ended June 30, 1998 have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of June 30, 1998 and the results of operations and cash flows for the six months ended June 30, 1998 have been made. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or eliminated.

REVENUE RECOGNITION

The Company's revenues are derived principally from the sale of banner advertisements and sponsorships, some of which also involve more integration, design and coordination of the customer's content with the Company's services, such as the placement of sponsor buttons in specific areas of the Network. The sponsor buttons generally provide users with direct links to sponsor homepages that exist within the Network which are usually focused on selling sponsor

                            STARMEDIA NETWORK, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

merchandise and services to users of the Network. Advertising revenues on both banner and sponsorship contracts, which range from one month to two years, are recognized ratably in the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include guarantees of minimum number of "impressions," or times that an advertisement appears in pages viewed by users of the Company's Network. To the extent minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the remaining guaranteed impression levels are achieved. The Company also earns revenues on sponsorship contracts for fees relating to the design, coordination, and integration of the customer's content. Revenue related to the design, coordination and integration of the customers' content are recognized ratably over the term of the contract or using the percentage of completion method if the fee for such services is fixed. A number of the Company's agreements provide for the Company to receive a percentage of revenues from electronic commerce transactions conducted by advertisers who are selling goods or services to users of the Network. These revenues are recognized by the Company upon notification from the advertiser of its share of revenues earned by the Company and, to date, have not been significant.

Revenues from barter transactions are recognized during the period in which the advertisements are displayed on the Company's Network. Barter transactions are recorded at the estimated fair market value of the goods or services received or the estimated fair market value of the advertisements given, whichever is more readily determinable. For the year ended December 31, 1997, substantially all of the Company's revenues were derived from barter transactions. For the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, revenues derived from barter transactions, were approximately $2,400,000, $500,000 and $1,900,000, respectively.

Deferred revenues are primarily comprised of billings in excess of recognized revenues relating to advertising contracts and sponsorship and banner advertising contracts.

PRODUCT DEVELOPMENT

Costs incurred in the classification and organization of listings within the Network and the development of new products and enhancements to existing products are charged to expense as incurred. Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based upon the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant.

CASH AND CASH EQUIVALENTS

The Company considers all financial instruments with a maturity of three months or less when purchased to be cash equivalents. Such amounts are stated at cost which approximates market value.

                            STARMEDIA NETWORK, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FIXED ASSETS

Fixed assets, including those acquired under capital leases, are stated at cost and depreciated by the straight-line method over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are amortized over the lesser of the useful life of the asset or the remaining period of the lease.

INTANGIBLE ASSETS

Intangible assets consist of trademarks and trade names and are being amortized on a straight-line basis over a period of five years.

Goodwill consists of the excess of the purchase price paid over the tangible net assets of acquired companies. Goodwill is amortized using the straight-line method over three years. Amortization expense and accumulated amortization as of June 30, 1999 and for the six months ended June 30, 1999 were approximately $538,000.

The Company assesses the recoverability of its goodwill and intangible assets by determining whether the amortization of the unamortized balance over its remaining life can be recovered through forecasted cash flows. If undiscounted forecasted cash flows indicate that the unamortized amounts will not be recovered, an adjustment will be made to reduce the net amounts to an amount consistent with forecasted future cash flows discounted at the Company's incremental borrowing rate. Cash flow forecasts are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions.

INCOME TAXES

The Company uses the liability method of accounting for income taxes, whereby deferred income taxes are provided on items recognized for financial reporting purposes over different periods than for income tax purposes. Valuation allowances are provided when the expected realization of tax assets does not meet a more likely than not criteria.

ADVERTISING COSTS

Advertising costs are expensed as incurred. For the period from March 5, 1996 (date of inception) to December 31, 1996, the years ended December 31, 1997 and 1998 and the six months ended June 30, 1998 and 1999, advertising expense amounted to approximately $0, $1,610,000, $21,246,000, $4,578,000 and
$15,657,000, respectively. For the years ended December 31, 1997 and 1998 and the six months ended June 30, 1998 and 1999, advertising expense includes approximately $460,000, $2,400,000, $483,000 and $1,900,000 of charges related to barter advertising transactions.

                            STARMEDIA NETWORK, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION

The Company grants stock options generally for a fixed number of shares to certain employees with an exercise price equal to or below the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and, accordingly, recognizes compensation expense only if the fair value of the underlying Common Stock exceeds the exercise price of the stock option on the date of grant. In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which provides an alternative to APB Opinion No. 25 in accounting for stock-based compensation. As permitted by SFAS No. 123, the Company continues to account for stock-based compensation in accordance with APB Opinion No. 25 and has elected the pro forma disclosure alternative of SFAS No. 123 (See Note 6).

COMPUTATION OF HISTORICAL NET LOSS PER SHARE

The Company calculates earnings per share in accordance with SFAS No. 128, "Computation of Earnings Per Share" and SEC Staff Accounting Bulletin No. 98. Accordingly, basic earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon the conversion of the Preferred Stock (using the if-converted method) and shares issuable upon the exercise of stock options (using the treasury stock method); common equivalent shares are excluded from the calculation if their effect is anti-dilutive.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains the majority of its cash and cash equivalents with one financial institution. The Company's sales are primarily to companies located in the United States and Latin American region. The Company performs periodic credit evaluations of its customers' financial condition and does not require collateral. Accounts receivable are due principally from large U.S. companies under stated contract terms and the Company provides for estimated credit losses at the time of sale. Such losses have not been significant to date.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable and loan payable approximate their fair values.

                            STARMEDIA NETWORK, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FOREIGN CURRENCY AND INTERNATIONAL OPERATIONS

The functional currency of the Company's active subsidiaries in Argentina, Brazil, Chile, Spain and Colombia is the local currency. The financial statements of these subsidiaries are translated to U.S. dollars using period-end rates of exchange for assets and liabilities, and average rates for the period for revenues and expenses. Translation gains and losses are deferred and accumulated as a component of stockholders' equity. The functional currency of the Company's subsidiaries in highly inflationary economies, Mexico, Uruguay, and Venezuela, is the U.S. dollar. Accordingly, for those subsidiaries that use U.S. dollars as the functional currency, monetary assets and liabilities are translated using the current exchange rate in effect at the period-end date, while nonmonetary assets and liabilities are translated at historical rates. Operations are generally translated at the weighted average exchange rate in effect during the period. The resulting foreign exchange gains and losses are recorded in the consolidated statement of operations. Revenues earned by the Company's foreign subsidiaries and assets of such foreign subsidiaries were not significant for all periods presented or at December 31, 1997, 1998 and June 30, 1999. Commencing January 1, 1999, the functional currency of the Company's Mexican subsidiary changed from the U.S. dollar to the local currency as Mexico was no longer considered a hyper-inflationary economy.

COMPREHENSIVE INCOME

The Company reports comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires foreign currency translation adjustments to be included in other comprehensive loss.

SEGMENT INFORMATION

The Company discloses information regarding segments in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for reporting of financial information about operating segments in annual financial statements and requires reporting selected information about operating segments in interim financial reports. The disclosure of segment information was not required as the Company operates in only one business segment.

As of and for the period and years ended December 31, 1996, 1997 and 1998 and June 30, 1999, substantially all of the Company's assets were located in the U.S. and the Company derived substantially all of its revenue from businesses located in the U.S.

                            STARMEDIA NETWORK, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

2. FIXED ASSETS

    Fixed assets consist of the following:

                                                          DECEMBER 31
                                                   --------------------------     JUNE 30,
                                                      1997          1998            1999
                                                   -----------  -------------  --------------
Computer equipment...............................  $   173,000  $   4,797,000  $   10,379,000
Furniture and fixtures...........................        9,000        448,000         579,000
Leasehold improvements...........................      121,000        938,000       1,476,000
                                                   -----------  -------------  --------------
                                                       303,000      6,183,000      12,434,000
Less accumulated depreciation and amortization...      (37,000)      (726,000)     (1,818,000)
                                                   -----------  -------------  --------------
                                                   $   266,000  $   5,457,000  $   10,616,000
                                                   -----------  -------------  --------------
                                                   -----------  -------------  --------------

3. STOCKHOLDERS' (DEFICIT) EQUITY

Between April 30 and May 5, 1999, a group of third party investors purchased an aggregate of 3,727,272 shares of the Company's common stock at $11 per share, or approximately $41,000,000, less fees and commissions of $1,640,000 paid by issuing 149,091 shares of the Company's common stock. These investors are subject to a one-year restriction on the sale or transfer of such shares, after which such investors have been granted certain registration rights.

On May 25, 1999, the Company's initial public offering ("IPO") was declared effective by the SEC. The Company realized proceeds of approximately $110,400,000, net of underwriting discounts and commissions and related expenses, from the initial public offering of 8,050,000 shares of its common stock.

On May 26, 1999, the Company issued 1,133,334 shares of its common stock in connection with the Wass Net merger.

On June 26, 1999, the Company issued 20,000 shares of its common stock in connection with an acquisition valued at $1,000,000.

During the six months ended June 30, 1999, the Company issued 1,753,636 shares of its common stock for $2,016,000 in connection with the exercise of stock options.

REDEEMABLE CONVERTIBLE PREFERRED STOCK

In July 1997, the Company sold 7,330,000 shares of Series A Redeemable Convertible Preferred Stock (the "Series A Preferred") for $3,665,000, or $.50 per share. In February 1998, the Company sold 8,000,000 shares of Series B Redeemable Convertible Stock (the "Series B Preferred") for $12,000,000, or $1.50 per share. In August and September 1998, the Company sold an aggregate 16,666,667 shares of Series C Redeemable Convertible Preferred Stock (the "Series C Preferred") for $80,000,000, or $4.80 per share. The Series A Preferred, Series B Preferred and the Series C Preferred (collectively, the "Preferred Stock") were convertible into common stock on a one for one basis, subject to certain anti-dilution provisions, as defined, at any time at the option of the holder or automatically in the event of a qualified IPO. The holders of the Preferred Stock were entitled to the number of votes equal to the number of common shares that could be obtained upon conversion on the date of the vote and are entitled to a discretionary noncumulative dividend.

                            STARMEDIA NETWORK, INC.

                    (INFORMATION AS OF JUNE 30, 1998 AND FOR

                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

3. STOCKHOLDERS' (DEFICIT) EQUITY (CONTINUED)

Upon a liquidation, including any merger or acquisition where the existing stockholders of the Company own less than 50% of the successor entity, the holders of the Preferred Stock were entitled to have the Company redeem their shares at the original price paid per share (the "Original Investment"), plus a 10% cumulative return less any dividends paid.

In the event that the Preferred Stock had not been converted as of December 31, 2004, the holders of the Preferred Stock could elect to have the Company redeem their Preferred Stock for an amount equal to their original investment plus any dividends declared but unpaid.

The Preferred Stock was converted into 31,996,667 shares common stocks on a one-for-one basis, upon the consummation of the IPO. No Preferred Stock dividends had been declared or paid. At December 31, 1997 and 1998, and at the date of conversion total cumulative dividends in arrears, that would be payable upon a liquidation, were approximately $183,000, $4,233,000 and $8,499,000, respectively.

The Company has recorded issuance costs incurred in connection with the Preferred Stock as discounts at issuance and accreted the discounts from the date of issuance through the date of mandatory redemption on December 31, 2004.

CONVERTIBLE SUBORDINATED NOTES

In January 1998 the Company issued $4,000,000 8% convertible subordinated notes due at the earlier of the closing of the Series B Preferred financing, or on July 21, 1998. In August 1998 the Company issued $2,000,000 8% convertible subordinated notes due at the earlier of the closing of the Series C Preferred financing or on December 31, 1998. All amounts outstanding were repaid during 1998 in accordance with their terms.

4. ACQUISITIONS

ACHEI INTERNET PROMOTION, LTDA

On March 10, 1999, the Company acquired all of the outstanding stock of Achei Internet Promotion Ltda. ("Achei"), a Brazilian company, in exchange for cash of $810,000.

KD SISTEMAS DE INFORMACAO LTDA.

On April 13, 1999, the Company acquired all of the outstanding stock of KD Sistemas de Informacao Ltda. ("KD Sistemas"), a Brazilian company, in exchange for a cash payment of $5,000,000 at closing, $890,000 payable in March 2000, and additional estimated cash payments of up to $6,400,000, in the aggregate, due in March 2000, 2001 and 2002 upon the achievement of certain performance targets (the "Earn-out"), plus related expenses of approximately $250,000. As a portion of the Earn-out is contingent upon the continued employment of certain key individuals, the Company will record a portion of such payments as compensation expense, estimated to be $3,000,000, when and if such performance targets are met.

                            STARMEDIA NETWORK, INC.

                    (INFORMATION AS OF JUNE 30, 1998 AND FOR

                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

4. ACQUISITIONS (CONTINUED)
SERVICIOS INTERACTIVOS LIMITADA

In June 1999, the Company acquired all the outstanding stock of Servicios Interactivos Limitada ("SIL") for 20,000 shares of the Company's common stock.

The Company accounted for the aforementioned acquisitions under the purchase method of accounting and the results of their operations have been included in the financial statements of the Company from the respective dates of the acquisitions. The excess purchase price over the fair value of the net assets acquired, including expenses incurred by the Company, has been recorded as goodwill. Goodwill resulting from the acquisitions of approximately $7,967,000 is being amortized using the straight-line method over three years.

The pro forma unaudited consolidated results of operations, assuming the consummation of the KD Sistemas acquisition as of January 1, 1998, are as follows:

                                                                     SIX MONTHS ENDED
                                                                         JUNE 30
                                                             --------------------------------
                                                                  1998             1999
                                                             ---------------  ---------------
Revenues...................................................  $     1,250,000  $     5,519,000
Net loss...................................................  $   (13,553,000) $   (37,883,000)
Net loss available for common stockholders.................  $   (14,273,000) $   (42,149,000)
Basic and diluted net loss per share.......................  $         (1.40) $         (1.99)

    On a pro forma basis, if the Achei and SIL acquisitions had taken place at the beginning of 1998, the effect on the Company's net sales, net loss, and loss per share would have been immaterial.

WASS NET, S.L.

Effective May 26, 1999, the Company acquired all of the outstanding stock of Wass Net, a company organized under the laws of Spain. The acquisition was completed pursuant to the terms of a Share Purchase Agreement, whereby Wass Net became a wholly-owned subsidiary of the Company. Under the terms of the agreement, the Wass Net shareholders received 161.9 shares of the Company's common stock for each outstanding Wass Net share. Accordingly, the Company issued 1,133,334 shares of its common stock for all the outstanding shares of Wass Net stock. Wass Net is a Spanish-language online community offering e-mail, chat, classifieds, bulletin boards, home pages and search capabilities. The acquisition was accounted for as a pooling of interests. Accordingly, the Company's financial statements have been restated to include the results of Wass Net for all periods presented.

                            STARMEDIA NETWORK, INC.

                    (INFORMATION AS OF JUNE 30, 1998 AND FOR

                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

4. ACQUISITIONS (CONTINUED)
Unaudited combined and separate results of StarMedia and Wass Net during the periods preceding the merger were as follows:

                                                        STARMEDIA      WASS NET     INTERCOMPANY      COMBINED
                                                      --------------  -----------  --------------  --------------
SIX MONTHS ENDED JUNE 30, 1999
Revenues............................................  $    5,293,000  $    11,000    $   (5,000)   $    5,299,000
Net Loss............................................  $   36,560,000  $   885,000    $   --        $   37,445,000

YEAR ENDED DECEMBER 31, 1998
Revenues............................................  $    5,329,000  $    21,000    $   (3,000)   $    5,347,000
Net Loss............................................  $   45,886,000  $    72,000    $   --        $   45,958,000

In connection with the Wass Net merger, Wass Net recorded a one-time charge of $773,000 for transaction costs. In addition, the Company recorded a one-time charge of approximately $250,000 in transaction costs.

5. LOSS PER SHARE

    The following table sets forth the computation of basic and diluted earnings per share:

                                  PERIOD FROM
                                 MARCH 5, 1996
                                    (DATE OF                                            SIX MONTHS ENDED
                                 INCEPTION) TO      YEAR ENDED DECEMBER 31                  JUNE 30,
                                    DECEMBER     -----------------------------  --------------------------------
                                    31, 1996         1997            1998            1998             1999
                                 --------------  -------------  --------------  ---------------  ---------------
                                                                                  (Unaudited)
Numerator:
  Net loss.....................   $   (128,000)  $  (3,525,000) $  (45,958,000) $   (12,784,000) $   (37,445,000)
  Preferred stock dividends and
    accretion..................        --             (185,000)     (4,536,000)        (720,000)      (4,266,000)
                                 --------------  -------------  --------------  ---------------  ---------------
Numerator for basic and diluted
  loss per share-- net loss
  available for common
  stockholders.................   $   (128,000)  $  (3,710,000) $  (50,494,000) $   (13,504,000) $   (41,711,000)
                                 --------------  -------------  --------------  ---------------  ---------------
                                 --------------  -------------  --------------  ---------------  ---------------
Denominator:
  Denominator for basic and
    dilutive loss per
    share--weighted average
    shares.....................      9,147,223      10,039,502      10,877,000       10,220,866       21,142,904
                                 --------------  -------------  --------------  ---------------  ---------------
                                 --------------  -------------  --------------  ---------------  ---------------
Basic and diluted net loss per
  share........................   $      (0.01)  $       (0.37) $        (4.64) $         (1.32) $         (1.97)
                                 --------------  -------------  --------------  ---------------  ---------------
                                 --------------  -------------  --------------  ---------------  ---------------

    Diluted net loss per share for the period from March 5, 1996 (date of inception) to December 31, 1996, the years ended December 31, 1997 and 1998, and the six month period ended June 30, 1998 and 1999, does not include the effect of options to purchase 0, 1,804,933, 6,131,933, 4,117,000 and 7,175,388 shares of common stock, respectively. Diluted net loss per share for the period from March 5, 1996 (date of inception) to December 31, 1996 and the years

                            STARMEDIA NETWORK, INC.

                    (INFORMATION AS OF JUNE 30, 1998 AND FOR

                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

5. LOSS PER SHARE (CONTINUED)
ended December 31, 1997 and 1998 and the six months ended June 30, 1998 does not include the effect of 0, 7,330,000, 31,996,667, and 15,330,000 shares of common stock issuable upon the conversion of Preferred Stock on an "as if converted" basis, respectively, as the effect of their inclusion is antidilutive during each period.

    The following table sets forth the computation of the unaudited pro forma basic and diluted loss per share, assuming conversion of the Preferred Stock:

                                                                                          SIX MONTHS
                                                                         YEAR ENDED          ENDED
                                                                        DECEMBER 31,       JUNE 30,
                                                                            1998             1999
                                                                       ---------------  ---------------
Numerator:
  Net loss available to common stockholders..........................  $   (50,494,000) $   (41,711,000)
  Preferred Stock dividends and accretion............................        4,536,000        4,266,000
                                                                       ---------------  ---------------
Numerator for pro forma loss available to common stockholders........  $   (45,968,000) $    37,445,000
                                                                       ---------------  ---------------
                                                                       ---------------  ---------------
Denominator:
  Weighted average number of common shares...........................       10,877,000       21,142,904
  Assumed conversion of Preferred Stock to common shares (if
    converted method)................................................       31,996,667       25,809,466
                                                                       ---------------  ---------------
Denominator for pro forma basic and diluted loss per share...........       42,873,667       46,952,370
                                                                       ---------------  ---------------
Pro forma basic and diluted net loss per share.......................  $         (1.07) $          (.80)
                                                                       ---------------  ---------------
                                                                       ---------------  ---------------

6. STOCK OPTIONS

    In January 1997, the Company adopted the 1997 Stock Option Plan and, in July 1998, the Company adopted the 1998 Stock Option Plan (collectively, the "Option Plans"). The 1997 Stock Option Plan and the 1998 Stock Plan provide for the authorization of 10,000,000 shares. In February 1999, an additional 7,000,000 shares were reserved for issuance pursuant to the 1998 Stock Option Plan. The Option Plans provide for the granting of incentive stock options or non-qualified stock options to purchase common stock to eligible participants. Options granted under the Option Plan are for periods not to exceed ten years. In July 1998, approximately 1,400,000 non-qualified options outstanding were exchanged for incentive stock options having generally equivalent terms as the non-qualified options.

    Other than options to purchase 2,000,000 and 1,500,000 shares granted in April and December 1998, respectively, which were immediately vested, options outstanding under the Option Plans generally vest one-third after the first year of service and ratably each month over the next two years.

    In connection with the granting of stock options in 1998 and the exchange of non-qualified options to incentive stock options, the Company recorded deferred compensation of approximately $19,087,000. In connection with the granting of stock options in 1999, the Company recorded additional deferred compensation of approximately $5,955,000. Deferred compensation is being

                            STARMEDIA NETWORK, INC.

                    (INFORMATION AS OF JUNE 30, 1998 AND FOR

                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

6. STOCK OPTIONS (CONTINUED)
amortized for financial reporting purposes over the vesting period of the options. The amount recognized as expense during the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999 amounted to approximately $10,421,000, $3,250,000 and $3,012,000, respectively.

    In May 1999, 1,500,000 shares of common stock were reserved for issuance under the Company's 1999 Employee Stock Purchase Plan.

    The following transactions occurred with respect to the Option Plans:

                                                                                  WEIGHTED
                                                                                   AVERAGE
                                                                    SHARES     EXERCISE PRICE
                                                                 ------------  ---------------
Granted........................................................     1,814,933     $    0.42
Canceled.......................................................       (10,000)          .50
                                                                 ------------
Outstanding, December 31, 1997.................................     1,804,933           .42
Granted........................................................     6,792,000           .78
Canceled.......................................................    (2,085,000)          .50
Exercised......................................................      (380,000)          .12
                                                                 ------------
Outstanding, December 31, 1998.................................     6,131,933           .81
Granted........................................................     2,928,424          5.80
Canceled.......................................................      (131,333)         2.19
Exercised......................................................    (1,753,636)         1.16
                                                                 ------------
Outstanding, June 30,1999                                           7,175,388     $    2.73
                                                                 ------------
                                                                 ------------

    The following table summarizes information concerning outstanding exercisable options at December 31, 1998:

                                                                                   OPTIONS OUTSTANDING
                                                                              -----------------------------
                                                                                               WEIGHTED-
                                                                                                AVERAGE
                                                                                               REMAINING
                                  EXERCISE                                       NUMBER       CONTRACTUAL
                                   PRICE                                      OUTSTANDING        LIFE
- ----------------------------------------------------------------------------  ------------  ---------------
$0.50.......................................................................    4,415,433           6.75
$1.60.......................................................................    1,716,500           7.00
                                                                              ------------
                                                                                6,131,933
                                                                              ------------
                                                                              ------------

                            STARMEDIA NETWORK, INC.

                    (INFORMATION AS OF JUNE 30, 1998 AND FOR

                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

6. STOCK OPTIONS (CONTINUED)
    The following table summarizes information concerning outstanding exercisable options at June 30, 1999:

                                                                                   OPTIONS OUTSTANDING
                                                                              -----------------------------
                                                                                               WEIGHTED-
                                                                                                AVERAGE
                                                                                               REMAINING
                                  EXERCISE                                       NUMBER       CONTRACTUAL
                                   PRICE                                      OUTSTANDING        LIFE
- ----------------------------------------------------------------------------  ------------  ---------------
$ 0.50......................................................................    3,059,229           6.25
$ 1.60......................................................................    2,093,000           6.50
$ 5.64......................................................................    1,590,659           9.66
$11.00......................................................................      180,500           9.90
$15.00......................................................................      252,000           9.81
                                                                              ------------
                                                                                7,175,388
                                                                              ------------
                                                                              ------------

    Pro forma information regarding net loss is required by SFAS No. 123 which also requires that the information be determined as if the Company has accounted for its stock option under the fair value method of the statement. The fair value for these options was estimated using the minimum value method with the following assumptions:

                                                                 YEAR ENDED DECEMBER 31,
                                                            ---------------------------------   SIX MONTHS ENDED
                       ASSUMPTIONS                               1997              1998          JUNE 30, 1999
- ----------------------------------------------------------  ---------------  ----------------  ------------------
Average risk-free interest rate...........................    6.00%-6.40%      4.440%-5.70%           5.0%
Dividend yield............................................       0.0%              0.0%               0.0%
Average life..............................................      5 years          5 years            5 years

    Because the determination of fair value of all options granted after the Company became a public entity will include an expected volatility factor in addition to the factors described in the preceding paragraph, the above results may not be representative of future periods. No options were granted subsequent to the consummation of the IPO through June 30, 1999.

    The Company's pro forma information is as follows:

                                                                  YEAR ENDED DECEMBER 31,
                                                              -------------------------------   SIX MONTHS ENDED
                                                                   1997            1998          JUNE 30, 1999
                                                              --------------  ---------------  ------------------
Pro forma net loss available to common stockholders.........  $   (3,737,000) $   (49,927,863)  $    (41,231,078)
Pro forma basic and diluted loss per share..................  $        (0.37) $         (4.59)  $          (1.95)

7. INCOME TAXES

    For Federal income tax purposes, at June 30, 1999, the Company had net operating loss carryforwards of approximately $51,742,000 which expire from 2011 through 2019. The net operating loss carryforwards may be subject to Section 382 of the Internal Revenue Code, which imposes annual limitations on their utilization. A valuation allowance has been recognized to fully offset the deferred tax assets, after considering deferred tax liabilities.

                            STARMEDIA NETWORK, INC.

                    (INFORMATION AS OF JUNE 30, 1998 AND FOR

                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

7. INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax assets are as follows:

                                                          DECEMBER 31                JUNE 30
                                                -------------------------------  ---------------
                                                     1997            1998             1999
                                                --------------  ---------------  ---------------
Federal net operating loss carryforwards......  $    1,200,000  $    12,422,000  $    17,592,000
Depreciation and amortization.................          (6,000)        (227,000)         553,000
Deferred rent.................................           9,000           55,000           59,000
Other.........................................        --                 27,000           31,000
                                                --------------  ---------------  ---------------
                                                     1,203,000       12,277,000       18,235,000
Valuation allowance...........................      (1,203,000)     (12,277,000)     (18,235,000)
                                                --------------  ---------------  ---------------
                                                $     --        $     --         $     --
                                                --------------  ---------------  ---------------
                                                --------------  ---------------  ---------------

    The effective income tax rate differs from the statutory rate as follows:

                                                                 PERIOD FROM
                                                                MARCH 5, 1996      YEAR ENDED DECEMBER
                                                                  (DATE OF                  31              SIX MONTHS
                                                                INCEPTION) TO      --------------------   ENDED JUNE 30,
                                                              DECEMBER 31, 1996      1997       1998           1999
                                                            ---------------------  ---------  ---------  -----------------
Statutory rate............................................             (34%)            (34%)      (34%)          (34%)
Non deductible losses from foreign operations.............           --               --              2         --
Permanent differences.....................................           --               --              8              5
Valuation allowance.......................................               33               33         23             28
Other.....................................................                1                1          1              1
                                                                      -----        ---------  ---------          -----
Effective tax rate........................................              --%              --%        --%            --%
                                                                      -----        ---------  ---------          -----
                                                                      -----        ---------  ---------          -----

8. LONG-TERM DEBT

    The Company has a $12 million credit line for the acquisition of computer equipment and furniture and fixtures. At June 30, 1999, approximately $4.7 million was outstanding under the credit line. Amounts outstanding are payable in monthly installments of principal and interest of approximately $170,000, bear interest at approximately 13.6% per annum and are secured by certain computer equipment and furniture and fixtures. The credit line requires the Company to maintain at least $10,000,000 in cash and cash equivalents.

                            STARMEDIA NETWORK, INC.

                    (INFORMATION AS OF JUNE 30, 1998 AND FOR

                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

9. ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                                                    DECEMBER 31,
                                                            ----------------------------
                                                                1997           1998       JUNE 30, 1999
                                                            -------------  -------------  -------------
Product and technology development........................  $      14,000  $     490,000  $   1,169,000
Sales and marketing.......................................         64,000      3,639,000      3,859,000
General and administrative................................        132,000      1,108,000        758,000
Accrued fixed asset and intangible purchases..............         17,000      1,059,000        477,000
Costs related to issuance of common stock.................       --             --              959,000
Costs for acquisitions....................................       --             --            1,174,000
Other.....................................................       --              146,000        248,000
                                                            -------------  -------------  -------------
                                                            $     227,000  $   6,442,000  $   8,644,000
                                                            -------------  -------------  -------------
                                                            -------------  -------------  -------------

    The nature of the accrued expenses is as follows: (i) product and technology development primarily represents content acquisition costs and telecommunication and hosting costs related to the Company's operations; (ii) sales and marketing primarily represent advertising expenses related to the Company's print, television and radio advertisements; (iii) general and administrative primarily represent professional fees and employee bonuses; (iv) accrued fixed asset and intangible purchases primarily represent the purchase of fixed assets which have been placed in service and certain costs incurred in connection with the Company's trademarks and trade names.

10. COMMITMENTS

CAPITAL LEASE

    Included in computer equipment are assets acquired under a capital lease. The cost of such equipment as of December 31, 1997 and 1998 is approximately $21,000 and $335,000 and the related accumulated depreciation is approximately $1,000 and $51,000, respectively.

    Future minimum lease payments under the noncancelable capital lease as of December 31, 1998 are $231,000, including interest of $11,000, which is all due in 1999.

    In connection with the capital lease the Company has a letter of credit outstanding of approximately $144,000 at December 31, 1998.

OPERATING LEASES

    The Company rents office space under noncancelable lease agreements. The minimum annual rental commitments under noncancelable operating leases that have initial or remaining terms in excess of one year as of June 30, 1999 are as follows:

Year ended June 30,:
2000...........................................................  $  898,000
2001...........................................................     740,000
2002...........................................................     385,000
2003...........................................................     297,000
2004...........................................................      51,000
                                                                 ----------
                                                                 $2,371,000
                                                                 ----------
                                                                 ----------

                            STARMEDIA NETWORK, INC.

                    (INFORMATION AS OF JUNE 30, 1998 AND FOR

                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

10. COMMITMENTS (CONTINUED)
    Rent expense amounted to approximately $0, $66,000, $392,000, $135,000 and $495,000 for the period from March 5, 1996 (date of inception) to December 31, 1996, the years ended December 31, 1997 and 1998, and the six months ended June 30, 1998 and 1999, respectively.

11. RETIREMENT PLAN

    The Company has a 401(k) plan that covers its eligible domestic employees. The plan does not require a matching contribution by the Company.

12. SIGNIFICANT CUSTOMERS AND GEOGRAPHICAL CONCENTRATION

    For the six months ended June 30, 1999, three customers accounted for approximately 8%, 7% and 7% of the Company's total revenue, respectively.

    For the six months ended June 30, 1998, two customers accounted for approximately 27% and 25% of the Company's total revenue, respectively.

    For the year ended December 31, 1998, two customers accounted for approximately 23% and 15% of the Company's total revenue, respectively.

    For the year ended December 31, 1997, three customers accounted for approximately 36%, 23%, and 16% of the Company's total revenue, respectively.

13. SUBSEQUENT EVENTS

WEBCAST

    On September 14, 1999, a newly formed wholly owned subsidiary of the Company merged with and into Webcast (the "Webcast Merger"). Under the terms of the Webcast Merger, 842,887 shares of the Company's common stock were issued in exchange for all of the outstanding shares of Webcast common stock based on an exchange ratio of .1084 shares of the Company's common stock for each share of Webcast common stock. Webcast is a streaming media company focused on the global delivery of audio, video and other Internet-based interactive media. The Webcast Merger will be accounted for as a pooling of interests.

PAGECELL (UNAUDITED)

    On September 18, 1999, the Company entered into an agreement to purchase substantially all of the assets of PageCell International Holdings, Inc. ("PageCell"), a provider of advanced mobile technologies and services, in exchange for common stock and junior non-voting convertible preferred stock of the Company (the "Equity Consideration") valued at $10,000,000 at the closing date and additional Equity Consideration valued at up to $15,000,000 upon the achievement of certain quarterly performance related targets through December 2000. The consummation of the acquisition is subject to certain closing conditions.

                              ARTHUR ANDERSEN S/C
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
  KD Sistemas de Informacao Ltda.:

    (1) We have audited the accompanying balance sheets of KD Sistemas de Informacao Ltda. (a Brazilian corporation), translated into U.S. dollars, as of December 31, 1998, and the related translated statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    (2) We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    (3) In our opinion, the financial statements referred to in paragraph (1) present fairly, in all material respects, for the purpose described in the preceding paragraph, the financial position of KD Sistemas de Informacao Ltda., as of December 31, 1998, and the results of its operations, the changes in its stockholders' equity and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States.

/s/ Arthur Andersen S/C
- ------------------------------------------------------------------

Rio de Janeiro, Brazil,
June 10, 1999.

                        KD SISTEMAS DE INFORMACAO LTDA.

                     BALANCE SHEET AS OF DECEMBER 31, 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

                                           ASSETS
CURRENT ASSETS:
  Cash and banks.................................................................  $   8,957
  Short-term investments.........................................................    258,593
  Accounts receivable............................................................    191,783
  Other current assets...........................................................      3,723
                                                                                   ---------
      Total current assets.......................................................    463,056
PROPERTY, PLANT AND EQUIPMENT, net...............................................     96,127
                                                                                   ---------
      Total assets...............................................................  $ 559,183
                                                                                   ---------
                                                                                   ---------
                                        LIABILITIES
CURRENT LIABILITIES:
  Accounts payable...............................................................  $  27,848
  Accrued payroll and income taxes...............................................     46,391
  Accrued salaries...............................................................      6,246
                                                                                   ---------
      Total current liabilities..................................................     80,485
STOCKHOLDERS' EQUITY:
  Capital stock..................................................................    107,127
  Other comprehensive income-
    Cumulative translation adjustments...........................................    (35,962)
  Restricted retained earnings...................................................        668
  Unrestricted retained earnings.................................................    406,865
                                                                                   ---------
      Total stockholders' equity.................................................    478,698
                                                                                   ---------
      Total liabilities and stockholders' equity.................................  $ 559,183
                                                                                   ---------
                                                                                   ---------

       The accompanying notes are an integral part of this balance sheet.

                        KD SISTEMAS DE INFORMACAO LTDA.

                  STATEMENT OF INCOME AND COMPREHENSIVE INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

OPERATIONS REVENUES, NET OF DISCOUNTS:
  Sales........................................................................  $1,151,948
  Value-added tax..............................................................     (69,076)
                                                                                 ----------
      Net operating revenues...................................................   1,082,872
OPERATING COSTS AND EXPENSES:
  Costs of services rendered...................................................    (272,746)
  Selling, general and administrative expenses.................................    (422,066)
                                                                                 ----------
                                                                                   (694,812)
                                                                                 ----------
INCOME FROM OPERATIONS.........................................................     388,060
NONOPERATING INCOME:
  Financial income on Investment funds.........................................      34,911
                                                                                 ----------
INCOME BEFORE TAXES............................................................     422,971
INCOME TAX AND SOCIAL CONTRIBUTION.............................................     (82,517)
                                                                                 ----------
NET INCOME FOR THE YEAR........................................................     340,454
                                                                                 ----------
                                                                                 ----------
OTHER COMPREHENSIVE INCOME:
  Foreign currency translation adjustment......................................     (25,503)
                                                                                 ----------
COMPREHENSIVE INCOME FOR THE YEAR..............................................  $  314,951
                                                                                 ----------
                                                                                 ----------

         The accompanying notes are an integral part of this statement.

                        KD SISTEMAS DE INFORMACAO LTDA.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

CAPITAL STOCK:
  Initial balance as of January 1...............................................  $   60,347
  Change in the year............................................................      46,780
                                                                                  ----------
      Balance December 31.......................................................  $  107,127
                                                                                  ----------
PAID FOR NOT YET SUBSCRIBED:
  Initial balance as of January 1...............................................  $   46,780
  Change in the year............................................................     (46,780)
                                                                                  ----------
      Balance December 31.......................................................  $       --
                                                                                  ----------
OTHER COMPREHENSIVE INCOME:
  Cumulative translation adjustments-
    Initial balance as of January 1.............................................  $  (10,459)
    Change in the year..........................................................     (25,503)
                                                                                  ----------
      Balance December 31.......................................................  $  (35,962)
                                                                                  ----------
RESTRICTED RETAINED EARNINGS:
  Legal reserve.................................................................  $      668
                                                                                  ----------
UNRESTRICTED RETAINED EARNINGS:
  Balance January 1.............................................................  $   66,411
  Net income for the year.......................................................     340,454
                                                                                  ----------
      Balance December 31.......................................................     406,865
                                                                                  ----------
      Total stockholders' equity................................................  $  478,698
                                                                                  ----------
                                                                                  ----------

        The accompanying notes are an integral part of these statements.

                        KD SISTEMAS DE INFORMACAO LTDA.

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...................................................................  $   340,454
  Adjustments to reconcile net income to net cash provided by operating activities--
    Depreciation...............................................................        5,987
                                                                                 -----------
                                                                                     346,441
                                                                                 -----------
  Decrease (increase) in assets--
    Accounts receivable........................................................     (173,316)
    Other......................................................................       (3,871)
                                                                                 -----------
                                                                                    (177,187)
                                                                                 -----------
  Increase (decrease) in liabilities--
    Accounts payable...........................................................       27,499
    Accrued payroll and income taxes...........................................       41,368
    Accrued salaries...........................................................        6,494
                                                                                 -----------
                                                                                      75,361
                                                                                 -----------
    Net cash provided by operating activities..................................      244,615
                                                                                 -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment...................................      (74,411)
                                                                                 -----------
    Net cash used in financing activities......................................      (74,411)
                                                                                 -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Changes in short-term investment.............................................     (171,749)
                                                                                 -----------
    Net cash used in financing activities......................................     (171,749)
                                                                                 -----------
    Effects of exchange rate changes on cash...................................         (198)
DECREASE IN CASH AND EQUIVALENTS...............................................       (1,743)
CASH AND EQUIVALENTS, BEGINNING OF YEAR........................................       10,700
                                                                                 -----------
CASH AND EQUIVALENTS, END OF YEAR..............................................  $     8,957
                                                                                 -----------
                                                                                 -----------

         The accompanying notes are an integral part of this statement.

                        KD SISTEMAS DE INFORMACAO LTDA.

                       NOTES TO THE FINANCIAL STATEMENTS

                            AS OF DECEMBER 31, 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

1. BACKGROUND

    KD Sistemas de Informacao Ltda. was incorporated on January 2, 1996 under the laws of the Federal Republic of Brazil. Initially denominated Skynet Sistemas Ltda., the Company developed and maintains www.cade.com.br, a branded Internet on-line network ("the network") located in the World Wide Web ("the Web"). The network develops, trains and provides systems and a search engine for Internet network purposes. The Company also provides graphic arts, editing of virtual programs, publicity, consulting, and other community Internet features targeted to the Brazilian market.

2. BASIS OF PRESENTATION

    The Company is required to maintain its books and records in local currency (Brazilian reais) and in the Portuguese language, based on generally accepted accounting principles in Brazil. All of the Company's sales and other transactions are denominated in local currency.

    The Company's official financial statements as of December 31, 1998 were originally prepared in local currency and in the Portuguese language. The accompanying financial statements herein presented have been translated into U.S. dollars and adjusted to be in conformity with generally accepted accounting principles in the United States (U.S. GAAP), in accordance with the criteria set forth in Statement of Financial Accounting Standards 52 (SFAS 52).

    As from July 1, 1997, the Brazilian economy had ceased to be highly inflationary so the functional currency (U.S. dollars) was changed to the local currency (Brazilian reais).

    The accompanying financial statements stated in U.S. dollars have been translated at the official exchange rate prevailing at December 31, 1998 of R$1.2087 to US$1.00. The criteria for translating the revenue and expense accounts is the average rate of January 31, 1998 and December 31, 1998 or R$1.1626, which does not differ significantly from using the average monthly rate. The gain or loss resulting from this translation process is included in the Cumulative Translation Adjustments component of stockholders' equity.

3. SIGNIFICANT ACCOUNTING POLICIES

    The significant accounting policies followed in the preparation and presentation of the financial statements are summarized as follows:

    a.  Cash and banks are stated at cost.

    b. Short-term investments are stated at the lower of the market value of the investment funds quota value at the balance sheet date or cost plus income accrued to the balance sheet date.

    c. Assets and liabilities to be realized or paid within 12 months following the balance sheet dates are classified as current assets and current liabilities, respectively.

    d. Property, plant and equipment are stated at cost of purchase or construction less accumulated depreciation. Depreciation is calculated using the straight-line method. The annual rates used take into consideration the estimated useful lives of the assets.

                        KD SISTEMAS DE INFORMACAO LTDA.

                            AS OF DECEMBER 31, 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    e. Revenues, costs and expenses are recognized on the accrual basis. The Company's revenues are derived from the sale of advertisements. Advertising revenues are recognized ratably in the period in which the advertisement is displayed, provided that no significant Company obligations remain outstanding and collection of the resulting receivable is probable.

    f. Accrued salaries are fully accrued liabilities for future compensation to employees for vacations vested during the year.

    g. The Company pays the corporate income tax and social contribution on profits based on the Presumed Profit Computation. Such method consists, basically, of the calculation of the above taxes through the calculation of 32% and 12%, respectively, on the revenues of the Company. On this amount, called Presumed Profits, the income tax, at the rate of 15% plus surtax of 10% on presumed profits exceeding 20,000 Brazilian reais per month, and the social contribution, at the rate of 8%, apply.

4. SHORT-TERM INVESTMENTS

    Short-term investments were comprised of financial investment funds - fixed income, denominated in Brazilian reais, at the following banks:

Banco Brasileiro de Descontos - BRADESCO.........................  $ 207,890
Lloyd's Bank.....................................................     50,703
                                                                   ---------
                                                                   $ 258,593
                                                                   ---------
                                                                   ---------

5. ACCOUNTS RECEIVABLE

    Accounts receivable were comprised of:

LG Electronics de Sao Paulo Ltda.................................  $  24,952
Itanet Itamarati On Line Ltda....................................     31,174
Lloyd's Asset Management.........................................     19,856
Petroleo Brasileiro S.A..........................................     13,066
Souza Cruz S.A...................................................     13,238
Others...........................................................     99,499
                                                                   ---------
                                                                     201,785
                                                                   ---------
Allowance for doubtful accounts..................................    (10,002)
                                                                   ---------
                                                                   $ 191,783
                                                                   ---------
                                                                   ---------

                        KD SISTEMAS DE INFORMACAO LTDA.

                            AS OF DECEMBER 31, 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

6. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment were comprised of:

                                            ANNUAL
                                           RATE OF
                                         DEPRECIATION                ACCUMULATED      NET
                                             (%)          COST      DEPRECIATION    BALANCE
                                         ------------  -----------  -------------  ---------
Computer equipment.....................       20       $    90,652   $    (8,545)  $  82,107
Furniture and fixtures.................    10 to 20         12,643          (939)     11,704
Telephone lines........................           --         2,316            --       2,316
                                                       -----------  -------------  ---------
    Total                                              $   105,611   $    (9,484)  $  96,127
                                                       -----------  -------------  ---------
                                                       -----------  -------------  ---------

7. ACCOUNTS PAYABLE

    Accounts payable were comprised of:

Netgravity........................................................  $  15,293
MM Eventos........................................................      8,042
Others............................................................      4,513
                                                                    ---------
                                                                    $  27,848
                                                                    ---------
                                                                    ---------

8. ACCRUED PAYROLL AND OTHER TAXES

    Accrued payroll and other taxes were comprised of:

                                                                            RATE
                                                                             (%)
                                                                          ---------
Government Severance Indemnity Fund for Employees--FGTS.................          8  $   1,453
National Institute of Social Security--INSS.............................       27.8      8,129
                                                                                     ---------
    Total of accrued payroll taxes......................................                 9,582
                                                                                     ---------
Income tax on gross revenue.............................................    4.8-8.0     19,362
Social contribution.....................................................       0.96      2,522
Service Tax--ISS........................................................          3      7,964
Tax for Social Security Financing--COFINS...............................          3      5,254
Employees' Profit Participation Program--PIS............................       0.65      1,707
                                                                                     ---------
    Total of accrued taxes..............................................                36,809
                                                                                     ---------
                                                                                     $  46,391
                                                                                     ---------
                                                                                     ---------

                        KD SISTEMAS DE INFORMACAO LTDA.

                            AS OF DECEMBER 31, 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

9. CAPITAL STOCK

    Capital stock is fully paid-in and is comprised of 110,000 quotas, as follows:

                                                                                                 NUMBER OF QUOTAS
                                                                                                ------------------
Gustavo Guillermo Viberti.....................................................................          23,760
Fabio Goncalves de Oliveira...................................................................          23,760
Guillermo Jose Viberti........................................................................          21,780
Carlos Augusto Saade Montenegro...............................................................           9,900
Luiz Paulo Saade Montenegro...................................................................           9,900
Jose Caetano Paula de Lacerda.................................................................           9,900
ROTHKO - Empreendimentos Participacoes e Assessoria Ltda......................................          11,000
                                                                                                      --------
                                                                                                       110,000
                                                                                                      --------
                                                                                                      --------

10. SUBSEQUENT EVENT

    EXCHANGE POLICY

    On January 13, 1999, the Brazilian Central Bank changed its exchange policy, discontinuing the so-called exchange band through which it controlled the real fluctuation margin in relation to the U.S. dollar; therefore, the exchange rate was freely negotiated in the market. As a consequence of such change, the real had devalued in relation to the U.S. dollar, from R$1.2087 per U.S. dollar at December 31, 1998 to R$1.7597 per U.S. dollar at June 10, 1999. It is still not possible to determine if the U.S. dollar quotation will remain at this level and its impact on the Company's transactions and financial position.

    CHANGE IN CONTROL

    On April 13, 1999 the stockholders' entered into an agreement with StarMedia Network Inc., an U.S. corporation, and sold all the outstanding equity interest in the Company.

                        KD SISTEMAS DE INFORMACAO LTDA.

             UNAUDITED BALANCE SHEETS AS OF MARCH 31, 1999 AND 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

                                                                                            1999          1998
                                                                                        ------------  ------------

                                                      ASSETS
CURRENT ASSETS:
  Cash and banks......................................................................  $     31,804  $     68,099
  Short-term investments..............................................................       216,091       112,437
  Accounts receivable.................................................................        88,154        42,336
                                                                                        ------------  ------------
      Total current assets............................................................       336,049       222,872
PROPERTY, PLANT AND EQUIPMENT, net....................................................        92,306        34,831
                                                                                        ------------  ------------
      Total assets....................................................................  $    428,355  $    257,703
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable....................................................................  $     19,908  $      2,498
  Accrued payroll and income taxes....................................................        14,563        14,065
  Accrued salaries....................................................................        17,604         5,461
                                                                                        ------------  ------------
      Total current liabilities.......................................................        52,075        22,024
                                                                                        ------------  ------------
STOCKHOLDERS' EQUITY:
  Capital stock.......................................................................       107,127        60,347
  Paid for not yet subscribed.........................................................            --        46,780
  Other comprehensive income--cumulative translation adjustments......................      (174,438)      (14,181)
  Restricted retained earnings........................................................           668           668
  Unrestricted retained earnings......................................................       442,923       142,065
                                                                                        ------------  ------------
      Total stockholders' equity......................................................       376,280       235,679
                                                                                        ------------  ------------
      Total liabilities and stockholders' equity......................................  $    428,355  $    257,703
                                                                                        ------------  ------------
                                                                                        ------------  ------------

      The accompanying notes are an integral part of these balance sheets.

                        KD SISTEMAS DE INFORMACAO LTDA.

                         UNAUDITED STATEMENTS OF INCOME

           FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

                                                                                             1999         1998
                                                                                         ------------  -----------
OPERATIONS REVENUES, NET OF DISCOUNTS:
  Sales................................................................................  $    247,959  $   185,618
  Value-added tax......................................................................       (23,511)     (11,963)
                                                                                         ------------  -----------
  Net operating revenues...............................................................       224,448      173,655
                                                                                         ------------  -----------
OPERATING COSTS AND EXPENSES:
  Costs of services rendered...........................................................       (59,077)     (18,188)
  Selling, general and administrative expenses.........................................      (121,670)     (75,029)
                                                                                         ------------  -----------
                                                                                             (180,747)     (93,217)
                                                                                         ------------  -----------
INCOME FROM OPERATIONS.................................................................        43,701       80,438
NONOPERATING INCOME (EXPENSES):
  Income On Investment Funds...........................................................        12,016        6,889
  Financial income (expense), net......................................................          (561)        (366)
                                                                                         ------------  -----------
INCOME BEFORE TAXES....................................................................        55,156       86,961
INCOME TAX AND SOCIAL CONTRIBUTION.....................................................       (19,098)     (11,307)
                                                                                         ------------  -----------
NET INCOME FOR THE PERIOD..............................................................  $     36,058  $    75,654
                                                                                         ------------  -----------
                                                                                         ------------  -----------
OTHER COMPREHENSIVE INCOME
  Foreign Currency Translation Adjustments.............................................      (138,476)      (3,722)
                                                                                         ------------  -----------
COMPREHENSIVE INCOME (LOSS)............................................................      (102,418)      71,932
                                                                                         ------------  -----------
                                                                                         ------------  -----------

        The accompanying notes are an integral part of these statements.

                        KD SISTEMAS DE INFORMACAO LTDA.

            UNAUDITED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

           FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

                                                                                            1999          1998
                                                                                        ------------  ------------
CAPITAL STOCK.........................................................................  $    107,127  $     60,347
                                                                                        ------------  ------------
PAID FOR NOT YET SUBSCRIBED...........................................................            --        46,780
                                                                                        ------------  ------------
OTHER COMPREHENSIVE INCOME:
  Cumulative translation adjustments--
    Initial balance as of January 1...................................................  $    (35,962) $    (10,459)
    Change in the period..............................................................      (138,476)       (3,722)
                                                                                        ------------  ------------
    Balance March 31..................................................................  $   (174,438) $    (14,181)
                                                                                        ------------  ------------
RESTRICTED RETAINED EARNINGS:
  Legal reserve.......................................................................  $        668  $        668
                                                                                        ------------  ------------

UNRESTRICTED RETAINED EARNINGS:
  Balance January 1...................................................................  $    406,865  $     66,411
  Net income for the period...........................................................        36,058        75,654
                                                                                        ------------  ------------
    Balance March 31..................................................................       442,923       142,065
                                                                                        ------------  ------------
    Total stockholders' equity........................................................  $    376,280  $    235,679
                                                                                        ------------  ------------
                                                                                        ------------  ------------

        The accompanying notes are an integral part of these statements.

                        KD SISTEMAS DE INFORMACAO LTDA.

                       UNAUDITED STATEMENTS OF CASH FLOWS

           FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

                                                                                              1999         1998
                                                                                          ------------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................................................  $     36,058  $   75,654
  Adjustments to reconcile net income to net cash provided by operating activities-
      Depreciation......................................................................         3,662       2,525
                                                                                          ------------  ----------
                                                                                                39,720      78,179
                                                                                          ------------  ----------
  Decrease (increase) in assets-
      Accounts receivable...............................................................        41,599     (15,687)
      Other.............................................................................         2,340          --
                                                                                          ------------  ----------
                                                                                                43,939     (15,687)
                                                                                          ------------  ----------
  Increase (decrease) in liabilities-
      Accounts payable..................................................................        17,494         955
      Accrued payroll and income taxes..................................................       (33,287)      7,028
      Accrued salaries..................................................................        11,835       5,461
                                                                                          ------------  ----------
                                                                                                (3,958)     13,444
                                                                                          ------------  ----------
        Net cash provided by operating activities.......................................        79,701      75,936
                                                                                          ------------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment............................................       (21,290)     (5,147)
                                                                                          ------------  ----------
      Net cash provided by (used in) investing activities...............................       (21,290)     (5,147)
                                                                                          ------------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Changes in short-term investment......................................................       (30,961)    (13,188)
                                                                                          ------------  ----------
      Net cash provided by (used in) financing activities...............................       (30,961)    (13,188)
                                                                                          ------------  ----------
Effect of Exchange Rate Changes On Cash.................................................        (4,603)       (202)
                                                                                          ------------  ----------
INCREASE (DECREASE) IN CASH AND EQUIVALENTS.............................................        22,847      57,399
CASH AND EQUIVALENTS, BEGINNING OF QUARTER..............................................         8,957      10,700
                                                                                          ------------  ----------
CASH AND EQUIVALENTS, END OF QUARTER....................................................  $     31,804  $   68,099
                                                                                          ------------  ----------
                                                                                          ------------  ----------

        The accompanying notes are an integral part of these statements.

                        KD SISTEMAS DE INFORMACAO LTDA.

                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

                         AS OF MARCH 31, 1999 AND 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

1. BACKGROUND

    KD Sistemas de Informacao Ltda. was incorporated on January 2, 1996 under the laws of the Federative Republic of Brazil. Initially denominated Skynet Sistemas Ltda., the Company developed and maintains www.cade.com.br, a branded Internet on-line network ("the network") located in the World Wide Web ("the Web"). The network develops, trains and provides systems and a search engine for Internet network purposes. The Company also provides graphic arts, editing of virtual programs, publicity, consulting, and other community Internet features targeted to the Brazilian market.

2. BASIS OF PRESENTATION

    The Company is required to maintain its books and records in local currency (Brazilian reais) and in the Portuguese language, based on generally accepted accounting principles in Brazil.

    The Company's official financial statements as of March 31, 1999 and 1998 were originally prepared in local currency and in the Portuguese language. The accompanying financial statements herein presented have been translated into U.S. dollars and adjusted to be in conformity with generally accepted accounting principles in the United States (U.S. GAAP), in accordance with the criteria set forth in Statement of Financial Accounting Standards 52 (SFAS 52).

    As from July 1, 1997, the Brazilian economy had ceased to be highly inflationary so the functional currency (U.S. dollars) was changed to the local currency (Brazilian reais).

    The accompanying financial statements stated in U.S. dollars have been translated at the official exchange rate prevailing at March 31, 1999 (R$1.7220 to US$1.00) and March 31, 1998 (R$1.1374 to US$1.00). The criteria for translating the revenue and expense accounts are the average rates prevailing during the period. The gain or loss resulting from this translation process is included in the Cumulative Translation Adjustment component of stockholders' equity.

    The unaudited financial statements as of March 31, 1999 and 1998 include, in the opinion of the management, all adjustments (which are of a normal recurring nature) necessary for fair presentation thereof. The results of operations for the three-month period ended March 31, 1999 are not necessarily indicative of the results for the full fiscal year ending December 31, 1999.

3. SIGNIFICANT ACCOUNTING POLICIES

    The significant accounting policies followed in the preparation and presentation of the financial statements are summarized as follows:

    a.  Cash and banks are stated at cost.

    b. Short-term investments are stated at the lower of the market value of the investment funds quota value at the balance sheet date or cost plus income accrued to the balance sheet date.

    c. Assets and liabilities to be realized or paid within 12 months following the balance sheet dates are classified as current assets and current liabilities, respectively.

                        KD SISTEMAS DE INFORMACAO LTDA.

                         AS OF MARCH 31, 1999 AND 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    d. Property, plant and equipment are stated at cost of purchase or construction less accumulated depreciation. Depreciation is calculated using the straight-line method. The annual rates used take into consideration the estimated useful lives of the assets.

    e. Revenues, costs and expenses are recognized on the accrual basis. The Company's revenues are derived from the sale of advertisements. Advertising revenues are recognized ratably in the period in which the advertisement is displayed, provided that no significant Company obligations remain outstanding and collection of the resulting receivable is probable.

    f. Accrued salaries are fully accrued liabilities for future compensation to employees for vacations vested during the year.

    g. The Company pays the corporate income tax and social contribution on profits based on the Presumed Profit Computation. Such method consists, basically, of the calculation of the above taxes through the calculation of 32% and 12%, respectively, on the revenues of the Company. On this amount, called Presumed Profits, the income tax, at the rate of 15% plus surtax of 10% on all amounts exceeding 20,000 Brazilian reais of presumed profit per month, and the social contribution, at the rate of 8%, apply.

4. SHORT-TERM INVESTMENTS

    As of March 31, 1999 and 1998, short-term investments were comprised of financial investment fund--fixed income, denominated in Brazilian reais at Banco Brasileiro de Descontos--BRADESCO, in the total amount of US$216,091 and US$112,437, respectively.

                        KD SISTEMAS DE INFORMACAO LTDA.

                         AS OF MARCH 31, 1999 AND 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

5. ACCOUNTS RECEIVABLE

    Accounts receivable were comprised of:

                                                                                               1999       1998
                                                                                             ---------  ---------
Centrais Eletricas Brasileiras S.A.........................................................  $  13,141  $  --
Itanet Itamarati On Line Ltda..............................................................     11,614     --
Petroleo Brasileiro S.A....................................................................     20,014     --
Souza Cruz S.A.............................................................................      9,292     --
Wild Tecnologies do Brasil.................................................................     --          4,396
STI Sao Paulo On Line......................................................................     --          3,681
Unisys do Brasil Ltda......................................................................     --          3,077
Others.....................................................................................     41,114     31,182
                                                                                             ---------  ---------
                                                                                                95,175     42,336
Allowance for doubtful accounts............................................................     (7,021)    --
                                                                                             ---------  ---------
                                                                                             $  88,154  $  42,336
                                                                                             ---------  ---------
                                                                                             ---------  ---------

6. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment were comprised of:

                                                                         ANNUAL RATE OF
                                                                          DEPRECIATION
                                                                              (%)           1999         1998
                                                                         --------------  -----------  -----------
Computer equipment.....................................................        20        $    91,973  $    35,754
Furniture and fixtures.................................................     10 to 20           9,454        5,561
Telephone lines........................................................        --              1,626      --
                                                                                         -----------  -----------
                                                                                             103,053       41,315
Accumulated depreciation...............................................                      (10,747)      (6,484)
                                                                                         -----------  -----------
                                                                                         $    92,306  $    34,831
                                                                                         -----------  -----------
                                                                                         -----------  -----------

                        KD SISTEMAS DE INFORMACAO LTDA.

                         AS OF MARCH 31, 1999 AND 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

7. ACCOUNTS PAYABLE

    Accounts payable were comprised of:

                                                                                      1999       1998
                                                                                    ---------  ---------

MM Eventos........................................................................  $   3,213  $      --
Bradesco Saude....................................................................      1,634         --
RM Cine e Video Ltda..............................................................      2,613         --
Fund. Parque de Alta Tecnologia de Petropolis.....................................      3,194      2,417
Others............................................................................      9,254         81
                                                                                    ---------  ---------
                                                                                    $  19,908  $   2,498
                                                                                    ---------  ---------
                                                                                    ---------  ---------

8. ACCRUED PAYROLL AND OTHER TAXES

    Accrued payroll and other taxes were comprised of:

                                                                      RATE (%)      1999       1998
                                                                     -----------  ---------  ---------

Government Severance Indemnity Fund for Employees - FGTS...........       8       $   1,129  $     270
National Institute of Social Security - INSS.......................     27.8          5,513      2,232
Income and Tax Withholdings Return - IRRF..........................                       9        953
                                                                                  ---------  ---------
    Total of accrued payroll taxes.................................                   6,651      3,455
                                                                                  ---------  ---------
Income tax on gross revenue........................................                      --      5,015
Social contribution................................................  4.8 to 8.0          --        813
Service Tax - ISS..................................................       3           3,570      2,540
Tax for Social Security Financing - COFINS.........................       3           3,570      1,692
Employees' Profit Participation Program - PIS......................     0.65            772        550
                                                                                  ---------  ---------
    Total of accrued taxes.........................................                   7,912     10,610
                                                                                  ---------  ---------
                                                                                  $  14,563  $  14,065
                                                                                  ---------  ---------
                                                                                  ---------  ---------

                        KD SISTEMAS DE INFORMACAO LTDA.

                         AS OF MARCH 31, 1999 AND 1998

                      (AMOUNTS EXPRESSED IN U.S. DOLLARS)

9. CAPITAL STOCK

    As of March 31, capital stock is fully paid-in and is comprised of 110,000 and 60,000 quotas, in 1999 and 1998, respectively, as follows:

                                                                                      1999       1998
                                                                                    ---------  ---------

Gustavo Guillermo Viberti.........................................................     23,760     15,600
Fabio Goncalves de Oliveira.......................................................     23,760     13,200
Guillermo Jose Viberti............................................................     21,780     13,200
Carlos Augusto Saade Montenegro...................................................      9,900         --
Luiz Paulo Saade Montenegro.......................................................      9,900      9,000
Jose Caetano Paula de Lacerda.....................................................      9,900      4,500
ROTHKO -- Empreendimentos
  Participacoes e Assessoria Ltda.................................................     11,000         --
Marcos Spinola Montenegro.........................................................         --      4,500
                                                                                    ---------  ---------
                                                                                      110,000     60,000
                                                                                    ---------  ---------
                                                                                    ---------  ---------

10. RELEVANT ISSUE

    On January 13, 1999, the Brazilian Central Bank changed its exchange policy, discontinuing the so-called exchange band through which it controlled the real fluctuation margin in relation to the U.S. dollar; therefore, the exchange rate was freely negotiated in the market. As a consequence of such change, the real had devalued in relation to the U.S. dollar, from R$1.2087 per U.S. dollar at December 31, 1998 to R$1.7597 per U.S. dollar at June 10, 1999. It is still not possible to determine if the U.S. dollar quotation will remain at this level and its impact on the Company's transactions and financial position.

11. SUBSEQUENT EVENT

    On April 13, 1999 the Company's stockholders' entered into an agreement with StarMedia Network Inc., a U.S. corporation, and sold all the outstanding equity interest in the Company.

                            STARMEDIA NETWORK, INC.

       PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

    On April 13, 1999, StarMedia Network, Inc. (the "Company") acquired all of the outstanding stock of KD Sistemas De Informacao Ltda. ("KD Sistemas"), a Brazilian company. As a result of the acquisition, KD Sistemas became a wholly-owned subsidiary of the Company. The purchase price consisted of a cash payment of $5,000,000 at closing, $890,000 payable in March 2000, and additional estimated cash payments of up to $6,400,000, in the aggregate, due in March 2000, 2001, and 2002 upon the achievement of certain performance targets (the "Earn-out"), plus related expenses of approximately $250,000. As a portion of the Earn-out is contingent upon the continued employment of certain key individuals, the Company will record a portion of such payments as compensation expense, estimated to be $3,000,000 when and if such performance targets are met. The KD Sistemas acquisition was accounted for as a purchase.

    The pro forma condensed consolidated statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 assume that the KD Sistemas acquisition occurred as of January 1, 1998. The unaudited pro forma statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 are based on the supplemental consolidated statements of operations for the Company for the year ended December 31, 1998 and the six months ended June 30, 1999, the historical financial statements of KD Sistemas for the year ended December 31, 1998 and the period from January 1, 1999 through April 13, 1999.

    The pro forma condensed consolidated statements of operations have been prepared by the Company's management. The pro forma consolidated financial statements may not be indicative of the results that actually would have occurred if the acquisitions had been consummated on the respective dates indicated or which may be obtained in the future. The pro forma condensed consolidated financial statements should be read in conjunction with financial statements and notes of the Company and KD Sistemas.

    The Company's supplemental consolidated financial statements have been prepared to give retroactive effect to the Webcast Merger which is being accounted as a pooling of interests. These supplemental consolidated financial statements will become the historical consolidated financial statements of the Company after financial statements covering the consummation date of the Webcast Merger are issued.

                            STARMEDIA NETWORK, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998

                                                    KD SISTEMAS                       PRO FORMA
                                    STARMEDIA       HISTORICAL      ADJUSTMENTS      CONSOLIDATED
                                 ----------------  -------------  ---------------  ----------------
Revenues.......................  $      5,758,000  $   1,083,000  $      (100,000 (a) $      6,741,000
Operating expenses:
  Product and technology
    development................         7,101,000        273,000           78,000(d)        7,452,000
  Sales and marketing..........        29,281,000        422,000         (360,000     (c)       29,343,000
  General and administrative...         4,810,000                         155,000(c)        4,965,000
  Depreciation and
    amortization...............           785,000                       1,930,000    ,(c        2,715,000
  Stock-based compensation
    expense....................        10,421,000                                        10,421,000
                                 ----------------  -------------  ---------------  ----------------
  Total operating expenses.....        52,398,000        695,000        1,803,000        54,896,000
                                 ----------------  -------------  ---------------  ----------------
Net (loss) income from
  operations...................       (46,640,000)       388,000       (1,903,000)      (48,155,000)
Interest income, net...........           667,000         35,000                            702,000
                                 ----------------  -------------  ---------------  ----------------
Net (loss) income before income
  tax..........................       (45,973,000)       423,000       (1,903,000)      (47,453,000)
Provision for income tax.......                          (83,000)                           (83,000)
                                 ----------------  -------------  ---------------  ----------------
Net (loss) income..............  $    (45,973,000) $     340,000  $    (1,903,000) $    (47,536,000)
                                 ----------------  -------------  ---------------  ----------------
                                 ----------------  -------------  ---------------  ----------------
Pro forma basic and diluted net
  loss per common share (d)....  $          (1.06)                                 $          (1.10)
                                 ----------------                                  ----------------
                                 ----------------                                  ----------------
Number of shares used in
  computing pro forma basic and
  diluted net loss per share
  (d)..........................        43,200,416                                        43,200,416
                                 ----------------                                  ----------------
                                 ----------------                                  ----------------

SEE ACCOMPANYING NOTES.

                            STARMEDIA NETWORK, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1999

                                                                            KD SISTEMAS
                                                                            HISTORICAL
                                                                            JANUARY 1,                     PRO FORMA
                                                            STARMEDIA      1999 THROUGH                   CONSOLIDATED
                                                         SIX MONTHS ENDED    APRIL 13,                  SIX MONTHS ENDED
                                                          JUNE 30, 1999        1999       ADJUSTMENTS    JUNE 30, 1999
                                                         ----------------  -------------  ------------  ----------------
Revenues...............................................  $      5,474,000   $   256,000   $    (36,000  (a) $      5,694,000
Operating expenses:
  Product and technology development...................        10,019,000        94,000         24,000(c)       10,137,000
  Sales and marketing..................................        22,926,000        49,000        (99,000     (c)       22,876,000
  General and administrative...........................         6,665,000        84,000         38,000(c)        6,787,000
  Depreciation and amortization........................         1,644,000                      481,000    ,(c        2,125,000
  Stock-based compensation expense.....................         3,012,000                                      3,012,000
                                                         ----------------  -------------  ------------  ----------------
    Total operating expenses...........................        44,266,000       227,000        444,000        44,937,000
                                                         ----------------  -------------  ------------  ----------------
Net (loss) income from operations......................       (38,792,000)       29,000       (480,000)      (39,243,000)
Interest income, net...................................         1,135,000        13,000                        1,148,000
                                                         ----------------  -------------  ------------  ----------------
Net (loss) income......................................  $    (37,657,000)  $    42,000   $   (480,000) $    (38,095,000)
                                                         ----------------  -------------  ------------  ----------------
                                                         ----------------  -------------  ------------  ----------------
Pro forma basic and diluted net loss per common share
  (d)..................................................  $           (.79)                              $           (.80)
                                                         ----------------                               ----------------
                                                         ----------------                               ----------------
Number of shares used in computing pro forma basic and
  diluted net loss per share (d).......................        47,736,568                                     47,736,568
                                                         ----------------                               ----------------
                                                         ----------------                               ----------------

See accompanying notes

                             STARMEDIA NETWORK, INC

    NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)

BASIS OF PRESENTATION

    The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 gives effect to the acquisition of KD Sistemas as if it occurred on January 1, 1998. Such unaudited pro forma financial statements sets forth the supplemental results of operations of the Company for the year ended December 31, 1998 and the six months ended June 30, 1999 and the historical results of operations of KD for the year ended December 31, 1998 and the period from January 1, 1999 through April 13, 1999. The operations of KD for the period April 14, 1999 through June 30, 1999 are included in the operations of the Company.

PRO FORMA ADJUSTMENTS

    For purposes of determining the pro forma effects of the acquisition of KD on the consolidated statement of operations the following pro forma adjustments have been made:

                                                                       YEAR ENDED DECEMBER   SIX MONTHS ENDED
                                                                            31, 1998          JUNE 30, 1999
                                                                       -------------------  ------------------
(a) Revenues.........................................................     $    (100,000)       $    (36,000)
   Sales and marketing...............................................          (100,000)            (36,000)
                                                                             ----------          ----------
   Net (loss) income from operations.................................     $          --        $         --
                                                                             ----------          ----------
                                                                             ----------          ----------

   To eliminate the inter-company revenue of KD earned from the Company.

(b) Amortization of goodwill..........................    $ 1,921,000      $  480,000
                                                        ---------------  --------------
                                                        ---------------  --------------

        Amortization expense of the goodwill over 3 years on a straight line basis.

(c) Product and technology development................    $    78,000      $   24,000
   Sales and marketing................................       (260,000)        (63,000)
   General and amortization...........................        155,000          38,000
   Depreciation and amortization......................          9,000           1,000
                                                        ---------------  --------------
                                                          $   (18,000)     $       --
                                                        ---------------  --------------
                                                        ---------------  --------------

        To reclassify KD Sistemas' historical operating expenses to conform to StarMedia's historical presentation.

    (d) In conjunction with the Company's initial public offering, all outstanding shares of series A, B, C redeemable convertible preferred stock automatically converted into common stock on a one for one basis. Accordingly, the effect of the conversions have been reflected in the computation of pro forma basic and diluted net loss per common share.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
StarMedia Network, Inc.

We have audited the accompanying supplemental consolidated balance sheets of Starmedia Network, Inc. (the "Company") (formed as a result of the consolidation of the Company and Webcast Solutions, Inc. ("Webcast")) as of December 31, 1997 and 1998 and June 30, 1999 and the related supplemental consolidated statements of operations, changes in stockholders' equity and cash flows for the period from March 5, 1996 (date of inception) to December 31, 1996, the years ended December 31, 1997 and 1998 and the six months ended June 30, 1999. The supplemental consolidated financial statements give retroactive effect to the merger of the Company and Webcast on September 14, 1999, which has been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1997 and 1998 and June 30, 1999, and the results of their operations and their cash flows for the period from March 5, 1996 (date of inception) to December 31, 1996, the years ended December 31, 1997 and 1998 and the six months ended June 30, 1999, after giving retroactive effect to the merger of Webcast as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.


                                               /s/ Ernst & Young LLP
                                               ERNST & YOUNG LLP


New York, New York
September 14, 1999

                            STARMEDIA NETWORK, INC.

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                                                                                DECEMBER 31
                                                                         -------------------------    JUNE 30,
                                                                            1997          1998          1999
                                                                         -----------  ------------  -------------
ASSETS
Current assets:
  Cash and cash equivalents............................................  $   443,000  $ 53,147,000  $ 164,719,000
  Accounts receivable net of allowance for bad debts of $0, $65,000 and
    $244,000 as of December 31, 1997 and 1998 and June 30, 1999,
    respectively.......................................................       38,000       511,000      2,180,000
  Other current assets.................................................       10,000     1,712,000      2,397,000
                                                                         -----------  ------------  -------------
Total current assets...................................................      491,000    55,370,000    169,296,000
Fixed assets, net......................................................      266,000     5,478,000     10,687,000
Intangible assets, net of accumulated amortization of $1,000, $93,000, and $538,000 as of December 31, 1997 and 1998 and June 30, 1999,
  respectively.........................................................       30,000       179,000        583,000
Goodwill, net of accumulated amortization of $538,000 at June 30,
  1999.................................................................                                 7,429,000
Other assets...........................................................       23,000       129,000      4,471,000
                                                                         -----------  ------------  -------------
                                                                         $   810,000  $ 61,156,000  $ 192,466,000
                                                                         -----------  ------------  -------------
                                                                         -----------  ------------  -------------
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Accounts payable.....................................................  $    18,000  $    346,000  $   3,858,000
  Accrued expenses.....................................................      227,000     6,489,000      8,767,000
  Due to principal stockholders........................................       67,000                      131,000
  Loan payable, current portion........................................                                 1,497,000
  Capital lease obligations, current portion...........................       10,000       220,000        110,000
  Deferred revenues....................................................       20,000       815,000        943,000
                                                                         -----------  ------------  -------------
Total current liabilities..............................................      342,000     7,870,000     15,306,000
Capital lease obligations..............................................        8,000         9,000
Loan payable, long term................................................                                 3,208,000
Other long-term liabilities............................................                                   381,000
Deferred rent..........................................................       21,000       122,000        124,000
Preferred stock, authorized 60,000,000 shares at December 31, 1997 and
  1998 and 10,000,000 shares at June 30, 1999:
  Series A Redeemable Convertible Preferred Stock, $.001 par value,
    7,330,000 shares authorized, 7,330,000 shares issued and
    outstanding at December 31, 1997 and 1998 and -0- at June 30, 1999,
    respectively, stated at liquidation value, net of related
    expenses...........................................................    3,833,000     4,218,000
  Series B Redeemable Convertible Preferred Stock, $.001 par value,
    8,000,000 shares authorized, 8,000,000 shares issued and
    outstanding at December 31, 1998 and -0- at June 30, 1999, respectively, stated at liquidation value, net of related
    expenses...........................................................                 12,944,000
  Series C Redeemable Convertible Preferred Stock, $.001 par value,
    16,666,667 shares authorized, 16,666,667 shares issued and outstanding at December 31, 1998 and -0- at June 30, 1999, respectively, stated at liquidation value, net of related
    expenses...........................................................                 79,332,000
Stockholders' (deficit) equity:
  Common stock, $.001 par value, 100,000,000 shares authorized at
    December 31, 1997 and 1998 and 200,000,000 shares at June 30, 1999,
    10,092,952 shares, 12,309,532 shares and 58,006,198 shares issued and outstanding at December 31, 1997 and 1998 and June 30, 1999,
    respectively.......................................................       11,000        13,000         58,000
  Additional paid-in capital...........................................      433,000    19,693,000    281,588,000
  Deferred compensation................................................                 (8,666,000)   (11,609,000)
  Other comprehensive loss.............................................                    (32,000)      (320,000)
  Accumulated deficit..................................................   (3,838,000)  (54,347,000)   (96,270,000)
                                                                         -----------  ------------  -------------
Total stockholders' (deficit) equity...................................   (3,394,000)  (43,339,000)   173,447,000
                                                                         -----------  ------------  -------------
Total liabilities and stockholders' (deficit) equity...................  $   810,000  $ 61,156,000  $ 192,466,000
                                                                         -----------  ------------  -------------
                                                                         -----------  ------------  -------------

SEE ACCOMPANYING NOTES.

                            STARMEDIA NETWORK, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

                                          PERIOD FROM
                                          MARCH 5,1996
                                            (DATE OF                                           SIX MONTHS ENDED
                                         INCEPTION) TO      YEAR ENDED DECEMBER 31                 JUNE 30,
                                            DECEMBER     -----------------------------  ------------------------------
                                            31, 1996         1997            1998                            1999
                                         --------------  -------------  --------------       1998       --------------
                                                                                        --------------
                                                                                         (UNAUDITED)
Revenues...............................   $              $     472,000  $    5,758,000  $      850,000  $    5,474,000

Operating expenses:
  Product and technology development...         36,000       1,233,000       7,101,000       3,178,000      10,019,000
  Sales and marketing..................         12,000       2,110,000      29,281,000       6,015,000      22,926,000
  General and administrative...........         78,000         650,000       4,810,000       1,033,000       6,665,000
  Depreciation and amortization........          2,000          38,000         785,000         248,000       1,644,000
  Stock-based compensation expense.....                                     10,421,000       3,250,000       3,012,000
                                         --------------  -------------  --------------  --------------  --------------
Total operating expenses...............        128,000       4,031,000      52,398,000      13,724,000      44,266,000
                                         --------------  -------------  --------------  --------------  --------------
Loss from operations...................       (128,000)     (3,559,000)    (46,640,000)    (12,874,000)    (38,792,000)

Other income (expense):
  Interest income......................                         34,000         715,000         119,000       1,404,000
  Interest expense.....................                                        (48,000)        (29,000)       (269,000)
                                         --------------  -------------  --------------  --------------  --------------
Net loss...............................       (128,000)     (3,525,000)    (45,973,000)    (12,784,000)    (37,657,000)
Preferred stock dividends and
  accretion............................             --        (185,000)     (4,536,000)       (720,000)     (4,266,000)
                                         --------------  -------------  --------------  --------------  --------------
Net loss available to common
  stockholders.........................   $   (128,000)  $  (3,710,000) $  (50,509,000) $  (13,504,000) $  (41,923,000)
                                         --------------  -------------  --------------  --------------  --------------
                                         --------------  -------------  --------------  --------------  --------------
Historical basic and diluted net loss
  per common share.....................   $      (0.01)  $       (0.37) $        (4.51) $        (1.32) $        (1.91)
                                         --------------  -------------  --------------  --------------  --------------
                                         --------------  -------------  --------------  --------------  --------------
Historical number of shares used in
  computing basic and diluted net loss
  per share............................      9,147,223      10,039,502      11,203,749      10,220,866      21,927,102
                                         --------------  -------------  --------------  --------------  --------------
                                         --------------  -------------  --------------  --------------  --------------
Pro forma basic and diluted net loss
  per share............................                                 $        (1.06)                 $         (.79)
                                                                        --------------
                                                                        --------------
Number of shares used in computing pro
  forma basic and diluted net loss per
  share................................                                     43,200,416                      47,736,568
                                                                        --------------                  --------------
                                                                        --------------                  --------------

SEE ACCOMPANYING NOTES.

                            STARMEDIA NETWORK, INC.

   SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT)
                                     EQUITY

                PERIOD FROM MARCH 5, 1996 (DATE OF INCEPTION) TO
       DECEMBER 31, 1996, AND THE YEARS ENDED DECEMBER 31, 1997 AND 1998
                     AND THE SIX MONTHS ENDED JUNE 30, 1999

                                           COMMON STOCK         ADDITIONAL                                          OTHER
                                     ------------------------    PAID-IN      ACCUMULATED       DEFERRED        COMPREHENSIVE
                                       SHARES       AMOUNT       CAPITAL        DEFICIT       COMPENSATION         INCOME
                                     -----------  -----------  ------------  --------------  ---------------  -----------------
Balance at March 5, 1996 (date of
  inception).......................                $           $              $               $                  $
Sale of common stock...............   10,012,000      10,000        431,000
Net loss for the period............                                               (128,000)
                                     -----------  -----------  ------------  --------------  ---------------  -----------------
Balance at December 31, 1996.......   10,012,000      10,000        431,000       (128,000)
Accretion of preferred stock.......                                               (185,000)
Issuance of common stock--Wass Net
  S.L. ............................       80,952       1,000          2,000
Net loss for the year..............                                             (3,525,000)
                                     -----------  -----------  ------------  --------------  ---------------  -----------------
Balance at December 31, 1997.......   10,092,952      11,000        433,000     (3,838,000)
Deferred compensation related to
  stock options, net of
  cancellations....................                              19,087,000                     (19,087,000)
Amortization of deferred
  compensation.....................                                                              10,421,000
Exercise of common stock options...      380,000                     45,000
Issuance of common stock--Wass Net
  S.L. ............................    1,052,382       1,000         93,000
Issuance of common stock--
  Webcast..........................      784,198       1,000         35,000
Preferred stock dividends and
  accretion........................                                             (4,536,000)
Net loss for the year..............                                            (45,973,000)
Translation adjustment.............                                                                                  (32,000)
Comprehensive loss.................
                                     -----------  -----------  ------------  --------------  ---------------  -----------------
Balance at December 31, 1998.......   12,309,532      13,000     19,693,000    (54,347,000)      (8,666,000)         (32,000)
Deferred compensation related to
  stock options, net of
  cancellations....................                               5,955,000                      (5,955,000)
Amortization of deferred
  compensation.....................                                                               3,012,000
Issuance of common stock, net of
  offering costs...................   11,926,363      12,000    151,435,000
Shares issued for acquisition of
  Services Interactivos Limitada...       20,000                  1,000,000
Conversion of redeemable
  convertible preferred stock......   31,996,667      31,000    100,728,000
Exercise of common stock options...    1,753,636       2,000      2,014,000
Stock options issued for services..                                  31,000
Transaction expenses related to
  Wass Net, S.L. acquisition
  payable by Wass Net
  Shareholders.....................                                 732,000
Preferred stock dividends and
  accretion........................                                             (4,266,000)
Net loss for the period............                                            (37,657,000)
Translation adjustment.............                                                                                 (288,000)
Comprehensive loss.................
                                     -----------  -----------  ------------  --------------  ---------------  -----------------
Balance at June 30, 1999...........   58,006,198   $  58,000   $ 281,588,00   $(96,270,000)   $ (11,609,000)     $  (320,000)
                                     -----------  -----------  ------------  --------------  ---------------  -----------------
                                     -----------  -----------  ------------  --------------  ---------------  -----------------


                                         TOTAL
                                     --------------
Balance at March 5, 1996 (date of
  inception).......................  $
Sale of common stock...............         441,000
Net loss for the period............        (128,000)
                                     --------------
Balance at December 31, 1996.......         313,000
Accretion of preferred stock.......        (185,000)
Issuance of common stock--Wass Net
  S.L. ............................           3,000
Net loss for the year..............      (3,525,000)
                                     --------------
Balance at December 31, 1997.......      (3,394,000)
Deferred compensation related to
  stock options, net of
  cancellations....................
Amortization of deferred
  compensation.....................      10,421,000
Exercise of common stock options...          45,000
Issuance of common stock--Wass Net
  S.L. ............................          94,000
Issuance of common stock--
  Webcast..........................          36,000
Preferred stock dividends and
  accretion........................      (4,536,000)
Net loss for the year..............     (45,973,000)
Translation adjustment.............         (32,000)
                                     --------------
Comprehensive loss.................     (46,005,000)
                                     --------------
Balance at December 31, 1998.......     (43,339,000)
Deferred compensation related to
  stock options, net of
  cancellations....................
Amortization of deferred
  compensation.....................       3,012,000
Issuance of common stock, net of
  offering costs...................     151,447,000
Shares issued for acquisition of
  Services Interactivos Limitada...       1,000,000
Conversion of redeemable
  convertible preferred stock......     100,759,000
Exercise of common stock options...       2,016,000
Stock options issued for services..          31,000
Transaction expenses related to
  Wass Net, S.L. acquisition
  payable by Wass Net
  Shareholders.....................         732,000
Preferred stock dividends and
  accretion........................      (4,266,000)
Net loss for the period............     (37,657,000)
Translation adjustment.............        (288,000)
                                     --------------
Comprehensive loss.................     (37,945,000)
                                     --------------
Balance at June 30, 1999...........  $  173,447,000
                                     --------------
                                     --------------

SEE ACCOMPANYING NOTES.

                            STARMEDIA NETWORK, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     YEAR ENDED DECEMBER 31
                                                   ---------------------------   SIX MONTHS ENDED    SIX MONTHS ENDED
                                                       1997          1998         JUNE 30, 1998       JUNE 30, 1999
                                                   ------------  -------------  ------------------  ------------------
                                                                                   (Unaudited)
OPERATING ACTIVITIES
Net loss.........................................  $ (3,525,000) $ (45,973,000)   $  (12,784,000)     $  (37,657,000)
Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation and amortization................        38,000        785,000           248,000           1,643,000
    Provision for bad debts......................                       65,000             9,000             179,000
    Amortization of deferred compensation........                   10,421,000         3,250,000           3,012,000
    Stock options issued for services............                                                             31,000
    Deferred rent................................        21,000        101,000            27,000               2,000
    Transaction expenses related to Wass Net,
      S.L........................................                                                            732,000
    Changes in operating assets and liabilities:
      Accounts receivable........................       (38,000)      (541,000)         (411,000)         (1,851,000)
      Other assets...............................       (33,000)    (1,772,000)         (731,000)         (5,261,000)
      Accounts payable and accrued expenses......       245,000      5,448,000         3,102,000           3,081,000
      Deferred revenues..........................        20,000        795,000           305,000             128,000
                                                   ------------  -------------  ------------------  ------------------
Net cash used in operating activities............    (3,272,000)   (30,671,000)       (6,985,000)        (35,961,000)

INVESTING ACTIVITIES
Purchase of fixed assets.........................      (252,000)    (4,478,000)       (2,397,000)         (6,044,000)
Intangible assets................................       (31,000)      (241,000)         (371,000)           (360,000)
Cash paid for acquisition........................                                                         (4,711,000)
                                                   ------------  -------------  ------------------  ------------------
Net cash used in investing activities............      (283,000)    (4,719,000)       (2,768,000)        (11,115,000)

FINANCING ACTIVITIES
Issuance of common stock.........................         3,000         87,000        12,014,000         154,458,000
Issuance of redeemable convertible preferred
  stock, net of related expenses.................     3,647,000     88,125,000
Capital contribution--Wass Net, S.L..............                       51,000
Issuance of convertible subordinated notes.......                    6,000,000
Proceeds from long-term debt.....................                                                          5,074,000
Repayment of long-term debt......................                                                           (369,000)
Repayment of convertible subordinated notes......                   (6,000,000)
Loans (to) from stockholders.....................        67,000          9,000                               122,000
Repayments (to) from stockholders................        54,000        (67,000)          (67,000)
Payments under capital leases....................        (3,000)      (112,000)          285,000            (110,000)
                                                   ------------  -------------  ------------------  ------------------
Net cash provided by financing activities........     3,768,000     88,093,000        12,232,000         159,175,000
Effect of exchange rate changes on cash and cash
  equivalents....................................                        1,000                              (527,000)
                                                   ------------  -------------  ------------------  ------------------
Net increase (decrease) in cash and cash
  equivalents....................................       213,000     52,704,000         2,479,000         111,572,000
Cash and cash equivalents, beginning of period...       230,000        443,000           443,000          53,147,000
                                                   ------------  -------------  ------------------  ------------------
Cash and cash equivalents, end of period.........  $    443,000  $  53,147,000    $    2,922,000      $  164,719,000
                                                   ------------  -------------  ------------------  ------------------
                                                   ------------  -------------  ------------------  ------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid....................................  $             $      45,000    $       29,000      $       66,000
                                                   ------------  -------------  ------------------  ------------------
                                                   ------------  -------------  ------------------  ------------------
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES:
      Accrued purchases of fixed assets and
        intangible assets........................  $             $                $                   $      477,000
                                                   ------------  -------------  ------------------  ------------------
                                                   ------------  -------------  ------------------  ------------------
      Accrued costs for acquisitions.............  $             $                $                   $    1,174,000
                                                   ------------  -------------  ------------------  ------------------
                                                   ------------  -------------  ------------------  ------------------
      Accrued costs related to issuance of common
        stock....................................  $             $                $                   $      959,000
                                                   ------------  -------------  ------------------  ------------------
                                                   ------------  -------------  ------------------  ------------------
Acquisition of fixed assets through capital
  leases.........................................  $     21,000  $     314,000    $                   $
                                                   ------------  -------------  ------------------  ------------------
                                                   ------------  -------------  ------------------  ------------------

SEE ACCOMPANYING NOTES.

                            StarMedia Network, Inc.
            Notes to Supplemental Consolidated Financial Statements
                 Period from March 5, 1996 (date of inception)
                     to December 31, 1996, the years ended
                       December 31, 1997 and 1998 and the
                         six months ended June 30, 1999
                    (information as of June 30, 1998 and for
                the six months ended June 30, 1998 is unaudited)

1. SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION AND DESCRIPTION OF BUSINESS

The supplemental consolidated financial statements of Starmedia Network, Inc. and its wholly-owned subsidiaries (collectively the "Company") have been prepared to give retroactive effect to the merger with Webcast Solutions, Inc. ("Webcast") on September 14, 1999, (the "Webcast Merger"). The pooling-of-interest method of accounting requires the restatement of all periods as if the Company and Webcast had always been combined. Webcast was incorporated on July 24, 1998. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for as a pooling-of-interests that do not include the date of combination. These supplemental consolidated financial statements included do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the consummation date of the Webcast Merger are issued. (See Notes 3, 4 and 6).

All intercompany account balances and transactions have been eliminated in consolidation. StarMedia Network, Inc. was incorporated under Delaware law in March 1996.

The Company is the leading Internet media company targeting Latin America and other Spanish-and Portuguese-speaking markets worldwide. The Company's network consists of interest-specific channels, extensive Web-based community features, sophisticated search capabilities and access to online shopping in Spanish and Portuguese. These channels cover topics of interest to Latin Americans online, including local and regional news, business and sports. The Company promotes user affinity to the StarMedia community by providing Spanish- and Portuguese-language e-mail, chat rooms, instant messaging and personal homepages. During 1999, the Company also launched sales offices in Spain and Puerto Rico and began hiring regional sales managers throughout the United States, focusing on those regions with large Spanish-speaking populations.

The accompanying consolidated financial statements have been restated to reflect the May 26, 1999 acquisition of Wass Net, S.L. ("Wass Net"), which was accounted for as a pooling-of-interests. (See Note 4).

INTERIM FINANCIAL STATEMENTS

The financial statements as of June 30, 1998, and for the six months ended June 30, 1998 have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of June 30, 1998 and the results of operations and cash flows for the six months ended June 30, 1998 have been made. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or eliminated.

                            STARMEDIA NETWORK, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

The Company's revenues are derived principally from the sale of banner advertisements and sponsorships, some of which also involve more integration, design and coordination of the customer's content with the Company's services, such as the placement of sponsor buttons in specific areas of the Network. The sponsor buttons generally provide users with direct links to sponsor homepages that exist within the Network which are usually focused on selling sponsor merchandise and services to users of the Network. Advertising revenues on both banner and sponsorship contracts, which range from one month to two years, are recognized ratably in the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include guarantees of minimum number of "impressions," or times that an advertisement appears in pages viewed by users of the Company's Network. To the extent minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the remaining guaranteed impression levels are achieved. The Company also earns revenues on sponsorship contracts for fees relating to the design, coordination, and integration of the customer's content. Revenue related to the design, coordination and integration of the customers' content are recognized ratably over the term of the contract or using the percentage of completion method if the fee for such services is fixed. A number of the Company's agreements provide for the Company to receive a percentage of revenues from electronic commerce transactions conducted by advertisers who are selling goods or services to users of the Network. These revenues are recognized by the Company upon notification from the advertiser of its share of revenues earned by the Company and, to date, have not been significant.

Revenues from barter transactions are recognized during the period in which the advertisements are displayed on the Company's Network. Barter transactions are recorded at the estimated fair market value of the goods or services received or the estimated fair market value of the advertisements given, whichever is more readily determinable. For the year ended December 31, 1997, substantially all of the Company's revenues were derived from barter transactions. For the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, revenues derived from barter transactions, were approximately $2,400,000, $500,000 and $1,900,000, respectively.

Revenues derived from the Company's Webcast subsidiary related to webcasting services are recognized during the period in which the webcasting services are delivered. Revenues related to consulting and technical services from time and material contracts are recognized during the period in which the related services are provided and revenue from fixed price contracts is recognized using the percentage-of-completion method.

Deferred revenues are primarily comprised of billings in excess of recognized revenues relating to advertising contracts and sponsorship and banner advertising contracts.

PRODUCT DEVELOPMENT

Costs incurred in the classification and organization of listings within the Network and the development of new products and enhancements to existing products are charged to expense as

                            STARMEDIA NETWORK, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) incurred. Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based upon the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant.

CASH AND CASH EQUIVALENTS

The Company considers all financial instruments with a maturity of three months or less when purchased to be cash equivalents. Such amounts are stated at cost which approximates market value.

FIXED ASSETS

Fixed assets, including those acquired under capital leases, are stated at cost and depreciated by the straight-line method over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are amortized over the lesser of the useful life of the asset or the remaining period of the lease.

INTANGIBLE ASSETS

Intangible assets consist of trademarks and trade names and are being amortized on a straight-line basis over a period of five years.

Goodwill consists of the excess of the purchase price paid over the tangible net assets of acquired companies. Goodwill is amortized using the straight-line method over three years. Amortization expense and accumulated amortization as of June 30, 1999 and for the six months ended June 30, 1999 was approximately $538,000.

The Company assesses the recoverability of its goodwill and intangible assets by determining whether the amortization of the unamortized balance over its remaining life can be recovered through forecasted cash flows. If undiscounted forecasted cash flows indicate that the unamortized amounts will not be recovered, an adjustment will be made to reduce the net amounts to an amount consistent with forecasted future cash flows discounted at the Company's incremental borrowing rate. Cash flow forecasts are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions.

INCOME TAXES

The Company uses the liability method of accounting for income taxes, whereby deferred income taxes are provided on items recognized for financial reporting purposes over different periods than for income tax purposes. Valuation allowances are provided when the expected realization of tax assets does not meet a more likely than not criteria.

                            STARMEDIA NETWORK, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ADVERTISING COSTS

Advertising costs are expensed as incurred. For the period from March 5, 1996 (date of inception) to December 31, 1996, the years ended December 31, 1997 and 1998 and the six months ended June 30, 1998 and 1999, advertising expense amounted to approximately $0, $1,610,000, $21,246,000, $4,578,000 and
$15,661,000, respectively. For the years ended December 31, 1997 and 1998 and the six months ended June 30, 1998 and 1999, advertising expense includes approximately $460,000, $2,400,000, $483,000 and $1,900,000 of charges related to barter advertising transactions.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION

The Company grants stock options generally for a fixed number of shares to certain employees with an exercise price equal to or below the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and, accordingly, recognizes compensation expense only if the fair value of the underlying Common Stock exceeds the exercise price of the stock option on the date of grant. In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which provides an alternative to APB Opinion No. 25 in accounting for stock-based compensation. As permitted by SFAS No. 123, the Company continues to account for stock-based compensation in accordance with APB Opinion No. 25 and has elected the pro forma disclosure alternative of SFAS No. 123 (See Note 6).

COMPUTATION OF HISTORICAL NET LOSS PER SHARE

The Company calculates earnings per share in accordance with SFAS No. 128, "Computation of Earnings Per Share" and SEC Staff Accounting Bulletin No. 98. Accordingly, basic earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon the conversion of the Preferred Stock (using the if-converted method) and shares issuable upon the exercise of stock options (using the treasury stock method); common equivalent shares are excluded from the calculation if their effect is anti-dilutive.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains the majority of its cash and cash equivalents with one financial institution. The Company's sales are primarily to companies located in the United States and Latin American region. The Company performs periodic credit evaluations of its customers' financial condition and does not require

                            STARMEDIA NETWORK, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) collateral. Accounts receivable are due principally from large U.S. companies under stated contract terms and the Company provides for estimated credit losses at the time of sale. Such losses have not been significant to date.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the supplemental consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable and loan payable approximate their fair values.

FOREIGN CURRENCY AND INTERNATIONAL OPERATIONS

The functional currency of the Company's active subsidiaries in Argentina, Brazil, Chile, Spain and Colombia is the local currency. The financial statements of these subsidiaries are translated to U.S. dollars using period-end rates of exchange for assets and liabilities, and average rates for the period for revenues and expenses. Translation gains and losses are deferred and accumulated as a component of stockholders' equity. The functional currency of the Company's subsidiaries in highly inflationary economies, Mexico, Uruguay, and Venezuela, is the U.S. dollar. Accordingly, for those subsidiaries that use U.S. dollars as the functional currency, monetary assets and liabilities are translated using the current exchange rate in effect at the period-end date, while nonmonetary assets and liabilities are translated at historical rates. Operations are generally translated at the weighted average exchange rate in effect during the period. The resulting foreign exchange gains and losses are recorded in the consolidated statement of operations. Revenues earned by the Company's foreign subsidiaries and assets of such foreign subsidiaries were not significant for all periods presented or at December 31, 1997, 1998 and June 30, 1999. Commencing January 1, 1999, the functional currency of the Company's Mexican subsidiary changed from the U.S. dollar to the local currency as Mexico was no longer considered a hyper-inflationary economy.

COMPREHENSIVE INCOME

The Company reports comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires foreign currency translation adjustments to be included in other comprehensive loss.

SEGMENT INFORMATION

The Company discloses information regarding segments in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for reporting of financial information about operating segments in annual financial statements and requires reporting selected information about operating segments in interim financial reports. The disclosure of segment information was not required as the Company operates in only one business segment.

As of and for the period and years ended December 31, 1996, 1997 and 1998 and June 30, 1999, substantially all of the Company's assets were located in the U.S. and the Company derived substantially all of its revenue from businesses located in the U.S.

                            STARMEDIA NETWORK, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

2. FIXED ASSETS

    Fixed assets consist of the following:

                                                          DECEMBER 31
                                                   --------------------------     JUNE 30,
                                                      1997          1998            1999
                                                   -----------  -------------  --------------
Computer equipment...............................  $   173,000  $   4,822,000  $   10,421,000
Furniture and fixtures...........................        9,000        448,000         618,000
Leasehold improvements...........................      121,000        938,000       1,476,000
                                                   -----------  -------------  --------------
                                                       303,000      6,208,000      12,515,000
Less accumulated depreciation and amortization...      (37,000)      (730,000)     (1,828,000)
                                                   -----------  -------------  --------------
                                                   $   266,000  $   5,478,000  $   10,687,000
                                                   -----------  -------------  --------------
                                                   -----------  -------------  --------------

3. STOCKHOLDERS' (DEFICIT) EQUITY

Between April 30 and May 5, 1999, a group of third party investors purchased an aggregate of 3,727,272 shares of the Company's common stock at $11 per share, or approximately $41,000,000, less fees and commissions of $1,640,000 paid by issuing 149,091 shares of the Company's common stock. These investors are subject to a one-year restriction on the sale or transfer of such shares, after which such investors have been granted certain registration rights.

On May 25, 1999, the Company's initial public offering was declared effective by the SEC. The Company realized proceeds of approximately $110,400,000, net of underwriting discounts and commissions and related expenses, from the initial public offering of 8,050,000 shares of its common stock.

On May 26, 1999, the Company issued 1,133,334 shares of its common stock in connection with the Wass Net merger.

On June 26, 1999, the Company issued 20,000 shares of its common stock in connection with an acquisition valued at $1,000,000.

During the six months ended June 30, 1999, the Company issued 1,753,636 shares of its common stock for $2,016,000 in connection with the exercise of stock options.

REDEEMABLE CONVERTIBLE PREFERRED STOCK

In July 1997, the Company sold 7,330,000 shares of Series A Redeemable Convertible Preferred Stock (the "Series A Preferred") for $3,665,000, or $.50 per share. In February 1998, the Company sold 8,000,000 shares of Series B Redeemable Convertible Stock (the "Series B Preferred") for $12,000,000, or $1.50 per share. In August and September 1998, the Company sold an aggregate 16,666,667 shares of Series C Redeemable Convertible Preferred Stock (the "Series C Preferred") for $80,000,000, or $4.80 per share. The Series A Preferred, Series B Preferred and the Series C Preferred (collectively, the "Preferred Stock") were convertible into common stock on a one for one basis, subject to certain anti-dilution provisions, as defined, at any time at the option of the holder or automatically in the event of a qualified IPO. The holders of the Preferred Stock were entitled to the number of votes equal to the number of common shares that could be obtained upon conversion on the date of the vote and are entitled to a discretionary noncumulative dividend.

                            STARMEDIA NETWORK, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

3. STOCKHOLDERS' (DEFICIT) EQUITY (CONTINUED)
Upon a liquidation, including any merger or acquisition where the existing stockholders of the Company own less than 50% of the successor entity, the holders of the Preferred Stock were entitled to have the Company redeem their shares at the original price paid per share (the "Original Investment"), plus a 10% cumulative return less any dividends paid.

In the event that the Preferred Stock had not been converted as of December 31, 2004, the holders of the Preferred Stock can elect to have the Company redeem their Preferred Stock for an amount equal to their original investment plus any dividends declared but unpaid.

The Preferred Stock were converted into 31,996,667 shares common stocks on a one-for-one basis, upon the consummation of the IPO. No Preferred Stock dividends had been declared or paid. At December 31, 1997 and 1998, and at the date of conversion total cumulative dividends in arrears, that would be payable upon a liquidation, were approximately $183,000, $4,233,000 and $8,499,000, respectively.

The Company has recorded issuance costs incurred in connection with the Preferred Stock as discounts at issuance and accreted the discounts from the date of issuance through the date of mandatory redemption on December 31, 2004.

CONVERTIBLE SUBORDINATED NOTES

    In January 1998 the Company issued $4,000,000 8% convertible subordinated notes due at the earlier of the closing of the Series B Preferred financing, or on July 21, 1998. In August 1998 the Company issued $2,000,000 8% convertible subordinated notes due at the earlier of the closing of the Series C Preferred financing or on December 31, 1998. All amounts outstanding were repaid during 1998 in accordance with their terms.

WEBCAST

    As of June 30, 1999 Webcast had 7,237,500 shares of common stock outstanding. On July 1, 1999 Webcast issued 541,650 shares of Series A Preferred Stock for $1.80 per share. The Series A Preferred Stock was convertible into Webcast common stock at $1.80 per share at any time. In connection with the Webcast Merger, all the outstanding Webcast common stock and Series A Preferred Stock were exchanged for 842,887 shares of the Company's common stock. (See Notes 1, 4 and 6).

4. ACQUISITIONS

ACHEI INTERNET PROMOTION, LTDA

On March 10, 1999, the Company acquired all of the outstanding stock of Achei Internet Promotion Ltda. ("Achei"), a Brazilian company, in exchange for cash of $810,000.

KD SISTEMAS DE INFORMACAO LTDA.

On April 13, 1999, the Company acquired all of the outstanding stock of KD Sistemas de Informacao Ltda. ("KD Sistemas"), a Brazilian company, in exchange for a cash payment of $5,000,000 at closing, $890,000 payable in March 2000, and additional estimated cash payments of

                            STARMEDIA NETWORK, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

4. ACQUISITIONS (CONTINUED)
up to $6,400,000, in the aggregate, due in March 2000, 2001 and 2002 upon the achievement of certain performance targets (the "Earn-out"), plus related expenses of approximately $250,000. As a portion of the Earn-out is contingent upon the continued employment of certain key individuals, the Company will record a portion of such payments as compensation expense, estimated to be $3,000,000, when and if such performance targets are met.

SERVICIOS INTERACTIVOS LIMITADA

In June 1999, the Company acquired all the outstanding stock of Servicios Interactivos Limitada ("SIL") for 20,000 shares of the Company's common stock.

The Company accounted for the aforementioned acquisitions under the purchase method of accounting and the results of their operations have been included in the financial statements of the Company from the respective dates of the acquisitions. The excess purchase price over the fair value of the net assets acquired, including expenses incurred by the Company, has been recorded as goodwill. Goodwill resulting from the acquisitions of approximately $7,967,000 is being amortized using the straight-line method over three years.

The pro forma unaudited consolidated results of operations, assuming the consummation of the KD Sistemas acquisition as of January 1, 1998, are as follows:

                                                                     SIX MONTHS ENDED
                                                                         JUNE 30
                                                             --------------------------------
                                                                  1998             1999
                                                             ---------------  ---------------
Revenues...................................................  $     1,250,000  $     5,694,000
Net loss...................................................  $   (13,553,000) $   (38,024,000)
Net loss available for common stockholders.................  $   (14,273,000) $   (42,290,000)
Basic and diluted net loss per share.......................  $         (1.40) $         (1.93)

On a pro forma basis, if the Achei and SIL acquisitions had taken place at the beginning of 1998, the effect on the Company's net sales, net loss, and loss per share would have been immaterial.

WASS NET, S.L.

Effective May 26, 1999, the Company acquired all of the outstanding stock of Wass Net, a company organized under the laws of Spain. The acquisition was completed pursuant to the terms of a Share Purchase Agreement, whereby Wass Net became a wholly-owned subsidiary of the Company. Under the terms of the agreement, the Wass Net shareholders received 161.9 shares of the Company's common stock for each outstanding Wass Net share. Accordingly, the Company issued 1,133,334 shares of its common stock for all the outstanding shares of Wass Net stock. Wass Net is a Spanish-language online community offering e-mail, chat, classifieds, bulletin boards, home pages and search capabilities. The acquisition was accounted for as a pooling of interests. Accordingly, the Company's financial statements have been restated to include the results of Wass Net for all periods presented.

                            STARMEDIA NETWORK, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

4. ACQUISITIONS (CONTINUED)
Unaudited combined and separate results of StarMedia and Wass Net during the periods preceding the merger were as follows:

                                                                                                   STARMEDIA AND
                                                                                                      WASS NET
                                                        STARMEDIA      WASS NET     INTERCOMPANY      COMBINED
                                                      --------------  -----------  --------------  --------------
SIX MONTHS ENDED JUNE 30, 1999
Revenues............................................  $    5,293,000  $    11,000    $   (5,000)    $  5,299,000
Net Loss............................................  $   36,560,000  $   885,000    $       --     $ 37,445,000

YEAR ENDED DECEMBER 31, 1998
Revenues............................................  $    5,329,000  $    21,000    $   (3,000)    $  5,347,000
Net Loss............................................  $   45,886,000  $    72,000    $       --     $ 45,958,000

In connection with the Wass Net merger, Wass Net recorded a one-time charge of $773,000 for transaction costs. In addition, the Company recorded a one-time charge of approximately $250,000 in transaction costs.

WEBCAST

    On September 14, 1999, a newly formed wholly owned subsidiary of the Company merged with and into Webcast (the "Webcast Merger"). See Notes 1 and 3. Under the terms of the Webcast Merger, 842,887 shares of the Company's common stock were issued in exchange for all of the outstanding share of Webcast common stock based on an exchange ratio of .1084 shares of the Company's common stock for each share of Webcast common stock. Webcast is a streaming media company focused on the global delivery of audio, video and other Internet-based interactive media.

    Unaudited combined and separate results of Starmedia and Webcast during the periods preceding the merger were as follows:

                                                                        STARMEDIA
                                                                       AND WASS NET     WEBCAST       COMBINED
                                                                      --------------  -----------  --------------
SIX MONTHS ENDED JUNE 30, 1999
Revenues............................................................  $    5,299,000  $   175,000  $    5,474,000
Net Loss............................................................  $   37,445,000  $   212,000  $   37,657,000

YEAR ENDED DECEMBER 31, 1998
Revenues............................................................  $    5,347,000  $   411,000  $    5,758,000
Net Loss............................................................  $   45,958,000  $    15,000  $   45,973,000

                            STARMEDIA NETWORK, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

5. LOSS PER SHARE

    The following table sets forth the computation of basic and diluted earnings per share:

                                  PERIOD FROM
                                 MARCH 5, 1996
                                    (DATE OF                                            SIX MONTHS ENDED
                                 INCEPTION) TO      YEAR ENDED DECEMBER 31                  JUNE 30,
                                    DECEMBER     -----------------------------  --------------------------------
                                    31, 1996         1997            1998            1998             1999
                                 --------------  -------------  --------------  ---------------  ---------------
                                                                                  (Unaudited)
Numerator:
  Net loss.....................   $   (128,000)  $  (3,525,000) $  (45,973,000) $   (12,784,000) $   (37,657,000)
  Preferred stock dividends and
    accretion..................             --        (185,000)     (4,536,000)        (720,000)      (4,266,000)
                                 --------------  -------------  --------------  ---------------  ---------------
Numerator for basic and diluted
  loss per share-- net loss
  available for common
  stockholders.................   $   (128,000)  $  (3,710,000) $  (50,509,000) $   (13,504,000) $   (41,923,000)
                                 --------------  -------------  --------------  ---------------  ---------------
                                 --------------  -------------  --------------  ---------------  ---------------
Denominator:
  Denominator for basic and
    dilutive loss per
    share--weighted average
    shares.....................      9,147,223      10,039,502      11,203,749       10,220,866       21,927,102
                                 --------------  -------------  --------------  ---------------  ---------------
                                 --------------  -------------  --------------  ---------------  ---------------
Basic and diluted net loss per
  share........................   $      (0.01)  $       (0.37) $        (4.51) $         (1.32) $         (1.91)
                                 --------------  -------------  --------------  ---------------  ---------------
                                 --------------  -------------  --------------  ---------------  ---------------

    Diluted net loss per share for the period from March 5, 1996 (date of inception) to December 31, 1996, the years ended December 31, 1997 and 1998, and the six month period ended June 30, 1998 and 1999, does not include the effect of options to purchase 0, 1,804,933, 6,131,933, 4,117,000 and 7,277,000 shares of common stock, respectively. Diluted net loss per share for the period from March 5, 1996 (date of inception) to December 31, 1996 and the years ended December 31, 1997 and 1998 and the six months ended June 30, 1998 does not include the effect of 0, 7,330,000, 31,996,667, and 15,330,000 shares of common stock issuable upon the conversion of Preferred Stock on an "as if converted" basis, respectively, as the effect of their inclusion is antidilutive during each period.

                            STARMEDIA NETWORK, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

5. LOSS PER SHARE (CONTINUED)
    The following table sets forth the computation of the unaudited pro forma basic and diluted loss per share, assuming conversion of the Preferred Stock:

                                                                                SIX MONTHS
                                                               YEAR ENDED          ENDED
                                                              DECEMBER 31,       JUNE 30,
                                                                  1998             1999
                                                             ---------------  ---------------
Numerator:
  Net loss available to common stockholders................  $   (50,509,000) $   (41,923,000)
  Preferred Stock dividends and accretion..................        4,536,000        4,266,000
                                                             ---------------  ---------------
Numerator for pro forma loss available to common
  stockholders.............................................  $   (45,973,000) $   (37,657,000)
                                                             ---------------  ---------------
                                                             ---------------  ---------------
Denominator:
  Weighted average number of common shares.................       11,203,749       21,927,102
  Assumed conversion of Preferred Stock to common shares
    (if converted method)..................................       31,996,667       25,809,466
                                                             ---------------  ---------------
Denominator for pro forma basic and diluted loss per
  share....................................................       43,200,416       47,736,568
                                                             ---------------  ---------------
Pro forma basic and diluted net loss per share.............  $         (1.06) $          (.79)
                                                             ---------------  ---------------
                                                             ---------------  ---------------

6. STOCK OPTIONS

    In January 1997, the Company adopted the 1997 Stock Option Plan and, in July 1998, the Company adopted the 1998 Stock Option Plan (collectively, the "Option Plans"). The 1997 Stock Option Plan and the 1998 Stock Plan provide for the authorization of 10,000,000 shares. In February 1999, an additional 7,000,000 shares were reserved for issuance pursuant to the 1998 Stock Option Plan. The Option Plans provide for the granting of incentive stock options or non-qualified stock options to purchase common stock to eligible participants. Options granted under the Option Plan are for periods not to exceed ten years. In July 1998, approximately 1,400,000 non-qualified options outstanding were exchanged for incentive stock options having generally equivalent terms as the non-qualified options.

    Other than options to purchase 2,000,000 and 1,500,000 shares granted in April and December 1998, respectively, which were immediately vested, options outstanding under the Option Plans generally vest one-third after the first year of service and ratably each month over the next two years.

    In connection with the granting of stock options in 1998 and the exchange of non-qualified options to incentive stock options, the Company recorded deferred compensation of approximately $19,087,000. In connection with the granting of stock options in 1999, the Company recorded additional deferred compensation of approximately $5,955,000. Deferred compensation is being amortized for financial reporting purposes over the vesting period of the options. The amount recognized as expense during the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999 amounted to approximately $10,421,000, $3,250,000 and
$3,012,000, respectively.

                            STARMEDIA NETWORK, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

6. STOCK OPTIONS (CONTINUED)
    In May 1999, 1,500,000 shares of common stock were reserved for issuance under the Company's Employee Stock Purchase Plan.

    As of June 30, 1999 Webcast had granted options to purchase 886,951 shares of Webcast common stock under the Webcast 1999 Stock Plan. In July and August 1999 an additional 46,000 options were granted. In connection with the Webcast Merger all the Webcast options were exchanged for options to purchase 101,132 shares of the Company's common stock at an exchange ratio of .1084 shares of the Company's common stock for each option outstanding.

    The following transactions occurred with respect to the Option Plans:

                                                                                  WEIGHTED
                                                                                   AVERAGE
                                                                    SHARES     EXERCISE PRICE
                                                                 ------------  ---------------
Granted........................................................     1,814,933     $    0.42
Canceled.......................................................       (10,000)          .50
                                                                 ------------
Outstanding, December 31, 1997.................................     1,804,933           .42
Granted........................................................     6,792,000           .78
Canceled.......................................................    (2,085,000)          .50
Exercised......................................................      (380,000)          .12
                                                                 ------------
Outstanding, December 31, 1998.................................     6,131,933           .81
Granted........................................................     3,024,569          5.67
Canceled.......................................................      (131,333)         2.19
Exercised......................................................    (1,753,636)         1.16
                                                                 ------------         -----
Outstanding, June 30,1999                                           7,271,533     $    2.72
                                                                 ------------         -----
                                                                 ------------         -----

    The following table summarizes information concerning outstanding exercisable options at December 31, 1998:

                                                                         OPTIONS OUTSTANDING
                                                                    -----------------------------
                                                                                     WEIGHTED-
                                                                                      AVERAGE
                                                                                     REMAINING
                             EXERCISE                                  NUMBER       CONTRACTUAL
                              PRICE                                 OUTSTANDING        LIFE
- ------------------------------------------------------------------  ------------  ---------------
$0.50.............................................................    4,415,433           6.75
$1.60.............................................................    1,716,500           7.00
                                                                    ------------
                                                                      6,131,933
                                                                    ------------
                                                                    ------------

                            STARMEDIA NETWORK, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

6. STOCK OPTIONS (CONTINUED)
    The following table summarizes information concerning outstanding exercisable options at June 30, 1999:

                                                                         OPTIONS OUTSTANDING
                                                                    -----------------------------
                                                                                     WEIGHTED-
                                                                                      AVERAGE
                                                                                     REMAINING
                             EXERCISE                                  NUMBER       CONTRACTUAL
                              PRICE                                 OUTSTANDING        LIFE
- ------------------------------------------------------------------  ------------  ---------------
$ 0.50............................................................    3,059,229           6.25
$ 1.60............................................................    2,093,000           6.50
$ 1.66............................................................       96,145           9.62
$ 5.64............................................................    1,590,659           9.66
$11.00............................................................      180,500           9.90
$15.00............................................................      252,000           9.81
                                                                    ------------
                                                                      7,271,533
                                                                    ------------
                                                                    ------------

    Pro forma information regarding net loss is required by SFAS No. 123 which also requires that the information be determined as if the Company has accounted for its stock option under the fair value method of the statement. The fair value for these options was estimated using the minimum value method with the following assumptions:

                                                                 YEAR ENDED DECEMBER 31,
                                                            ---------------------------------   SIX MONTHS ENDED
                       ASSUMPTIONS                               1997              1998          JUNE 30, 1999
- ----------------------------------------------------------  ---------------  ----------------  ------------------
Average risk-free interest rate...........................    6.00%-6.40%      4.440%-5.70%           5.0%
Dividend yield............................................       0.0%              0.0%               0.0%
Average life..............................................      5 years          5 years            5 years

    Because the determination of fair value of all options granted after the Company became a public entity will include an expected volatility factor in addition to the factors described in the preceding paragraph, the above results may not be representative of future periods. No options were granted subsequent to the consummation of the IPO through June 30, 1999.

    The Company's pro forma information is as follows:

                                                                  YEAR ENDED DECEMBER 31,
                                                              -------------------------------   SIX MONTHS ENDED
                                                                   1997            1998          JUNE 30, 1999
                                                              --------------  ---------------  ------------------
Pro forma net loss available to common stockholders.........  $   (3,710,000) $   (49,942,863)  $    (41,443,078)
Pro forma basic and diluted loss per share..................  $        (0.37) $         (4.46)  $          (1.89)

7. INCOME TAXES

    For Federal income tax purposes, at June 30, 1999, the Company had net operating loss carryforwards of approximately $51,742,000 which expire from 2011 through 2019. The net operating loss carryforwards may be subject to Section 382 of the Internal Revenue Code, which imposes annual limitations on their utilization. A valuation allowance has been recognized to fully offset the deferred tax assets, after considering deferred tax liabilities.

                            STARMEDIA NETWORK, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

7. INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax assets are as follows:


                                                       DECEMBER 31                JUNE 30
                                             -------------------------------  ---------------
                                                  1997            1998             1999
                                             --------------  ---------------  ---------------
Federal net operating loss carryforwards...  $    1,200,000  $    12,422,000  $    17,592,000
Depreciation and amortization..............          (6,000)        (227,000)         553,000
Deferred rent..............................           9,000           55,000           59,000
Other......................................              --           27,000           31,000
                                             --------------  ---------------  ---------------
                                                  1,203,000       12,277,000       18,235,000
Valuation allowance........................      (1,203,000)     (12,277,000)     (18,235,000)
                                             --------------  ---------------  ---------------
                                             $           --  $            --  $            --
                                             --------------  ---------------  ---------------
                                             --------------  ---------------  ---------------


    The effective income tax rate differs from the statutory rate as follows:


                                                                   PERIOD FROM
                                                                  MARCH 5, 1996
                                                                    (DATE OF        YEAR ENDED DECEMBER 31
                                                                  INCEPTION) TO                                  SIX MONTHS
                                                                  DECEMBER 31,     ------------------------    ENDED JUNE 30,
                                                                      1996            1997         1998             1999
                                                                -----------------     -----        -----     -------------------
Statutory rate................................................            (34%)           (34%)        (34%)            (34%)
Non deductible losses from foreign operations.................             --              --            2               --
Permanent differences.........................................             --              --            8                5
Valuation allowance...........................................             33              33           23               28
Other.........................................................              1               1            1                1
                                                                           --              --           --               --
Effective tax rate............................................             --%             --%          --%              --%
                                                                           --              --           --               --
                                                                           --              --           --               --


8. LONG-TERM DEBT

    The Company has a $12 million credit line for the acquisition of computer equipment and furniture and fixtures. At June 30, 1999, approximately $4.7 million was outstanding under the credit line. Amounts outstanding are payable in monthly installments of principal and interest of approximately $170,000, bear interest at approximately 13.6% per annum and are secured by certain computer equipment and furniture and fixtures. The credit line requires the Company to maintain at least $10,000,000 in cash and cash equivalents.

                            STARMEDIA NETWORK, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

9. ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                                                    DECEMBER 31,
                                                            ----------------------------
                                                                1997           1998       JUNE 30, 1999
                                                            -------------  -------------  -------------
Product and technology development........................  $      14,000  $     490,000  $   1,169,000
Sales and marketing.......................................         64,000      3,639,000      3,859,000
General and administrative................................        132,000      1,155,000        853,000
Accrued fixed asset and intangible purchases..............         17,000      1,059,000        477,000
Costs related to issuance of common stock.................             --             --        959,000
Costs for acquisitions....................................             --             --      1,174,000
Other.....................................................             --        146,000        276,000
                                                            -------------  -------------  -------------
                                                            $     227,000  $   6,489,000  $   8,767,000
                                                            -------------  -------------  -------------
                                                            -------------  -------------  -------------

    The nature of the accrued expenses is as follows: (i) product and technology development primarily represents content acquisition costs and telecommunication and hosting costs related to the Company's operations; (ii) sales and marketing primarily represent advertising expenses related to the Company's print, television and radio advertisements; (iii) general and administrative primarily represent professional fees and employee bonuses; (iv) accrued fixed asset and intangible purchases primarily represent the purchase of fixed assets which have been placed in service and certain costs incurred in connection with the Company's trademarks and trade names.

10. COMMITMENTS

CAPITAL LEASE

    Included in computer equipment are assets acquired under a capital lease. The cost of such equipment as of December 31, 1997 and 1998 is approximately $21,000 and $335,000 and the related accumulated depreciation is approximately $1,000 and $51,000, respectively.

    Future minimum lease payments under the noncancelable capital lease as of December 31, 1998 are $231,000, including interest of $11,000, which is all due in 1999.

    In connection with the capital lease the Company has a letter of credit outstanding of approximately $144,000 at December 31, 1998.

OPERATING LEASES

    The Company rents office space under noncancelable lease agreements. The minimum annual rental commitments under noncancelable operating leases that have initial or remaining terms in excess of one year as of June 30, 1999 are as follows:

Year ended June 30:
2000...........................................................  $  898,000
2001...........................................................     740,000
2002...........................................................     385,000
2003...........................................................     297,000
2004...........................................................      51,000
                                                                 ----------
                                                                 $2,371,000
                                                                 ----------
                                                                 ----------

                            STARMEDIA NETWORK, INC.
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    (INFORMATION AS OF JUNE 30, 1998 AND FOR
                THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)

10. COMMITMENTS (CONTINUED)
    Rent expense amounted to approximately $0, $66,000, $392,000, $135,000 and $511,000 for the period from March 5, 1996 (date of inception) to December 31, 1996, the years ended December 31, 1997 and 1998, and the six months ended June 30, 1998 and 1999, respectively.

11. RETIREMENT PLAN

    The Company has a 401(k) plan that covers its eligible domestic employees. The plan does not require a matching contribution by the Company.

12. SIGNIFICANT CUSTOMERS AND GEOGRAPHICAL CONCENTRATION

    For the six months ended June 30, 1999, three customers each accounted for approximately 7% of the Company's total revenue.

    For the six months ended June 30, 1998, two customers accounted for approximately 27% and 25% of the Company's total revenue, respectively.

    For the year ended December 31, 1997, three customers accounted for approximately 36%, 23%, and 16% of the Company's total revenue, respectively.

    For the year ended December 31, 1998, two customers accounted for approximately 21% and 14% of the Company's total revenue, respectively.

13. SUBSEQUENT EVENT (UNAUDITED)

    On September 18, 1999, the Company entered into an agreement to purchase substantially all of the assets of PageCell International Holdings, Inc. ("PageCell"), a provider of advanced mobile technologies and services, in exchange for common stock and junior non-voting convertible preferred stock of the Company (the "Equity Consideration") valued at $10,000,000 at the closing date and additional Equity Consideration valued at up to $15,000,000 upon the achievement of certain quarterly performance related targets through December 2000. The consummation of the acquisition is subject to certain closing conditions.

                                  UNDERWRITING


    StarMedia and the underwriters for the offering named below have entered into an underwriting agreement with respect to the shares being offered. Subject to the terms of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co., BancBoston Robertson Stephens Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. and Thomas Weisel Partners LLC are the representatives of the underwriters.


                                                                                                        Number of
                                          Underwriters                                                   Shares
- -----------------------------------------------------------------------------------------------------  -----------
Goldman, Sachs & Co..................................................................................
BancBoston Robertson Stephens Inc. ..................................................................
J.P. Morgan Securities Inc. .........................................................................
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated..............................................................................
Salomon Smith Barney Inc. ...........................................................................
Thomas Weisel Partners LLC ..........................................................................

                                                                                                       -----------
      Total..........................................................................................
                                                                                                       -----------
                                                                                                       -----------

                            ------------------------


    If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 900,000 shares from StarMedia to cover such sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.



    The following tables show the per share and total underwriting discounts and commissions to be paid to the underwriters by StarMedia. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.


                               Paid by StarMedia
                          ----------------------------
                           No Exercise   Full Exercise
                          -------------  -------------
Per Share...............  $              $
Total...................  $              $


    Shares sold by the underwriters to the public will initially be offered at the initial price to public set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount
of up to $   per share from the initial price to public. Any of those securities dealers may resell any shares purchased from the underwriters to other brokers
or dealers at a discount of up to $   per share from the initial price to
public. If all the shares are not sold at the initial price to public, the representatives may change the offering price and the other selling terms.



    StarMedia, its directors, officers and 5% stockholders have agreed with the underwriters not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 90 days after the date of this prospectus, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans. Please see "Shares Eligible for Future Sale" for a discussion of transfer restrictions relating to StarMedia's outstanding shares of common stock.


    Thomas Weisel Partners LLC, one of the representatives of the underwriters, was organized and registered as a broker-dealer in December 1998. Since December 1998, Thomas Weisel Partners has been named as a lead or co-manager of 68 filed public offerings of equity securities, of which 37 have been completed, and has acted as a syndicate member in an additional 33 public offerings of equity securities. Thomas Weisel Partners does not have any material relationship with StarMedia or any of StarMedia's officers, directors or other controlling persons, except for its proposed contractual relationship with StarMedia under the terms of the underwriting agreement to be entered into in connection with this offering.


    In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

    The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

    These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the Nasdaq National Market, in the over-the-counter market or otherwise.

    As permitted by Rule 103 under the Exchange Act, underwriters and selling group members that are market makers ("passive market makers") in the common stock may make bids for or purchases of common stock in the Nasdaq National Market until a stabilizing bid has been made. Rule 103 generally provides that:

    - a passive market maker's net daily purchases of the common stock may not exceed 30% of its average daily trading volume in such securities for the two full consecutive calendar months, or any 60 consecutive days ending within the 10 days, immediately preceding the filing date of the registration statement of which this prospectus forms a part,

    - a passive market maker may not effect transactions or display bids for common stock at a price that exceeds the highest independent bid for the common stock by persons who are not passive market makers, and

    - bids made by passive market makers must be identified as such.

    StarMedia estimates that its share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $800,000.

    J.P. Morgan Securities Inc., an affiliate of J.P. Morgan & Co., acted as a placement agent for StarMedia in connection with the private placement of StarMedia's series C redeemable convertible preferred stock in August 1998. StarMedia incurred customary placement fees to J.P. Morgan Securities Inc. for such services.

    Goldman, Sachs & Co. acted as a placement agent for StarMedia in connection with the private placement of shares of StarMedia's common stock in April and May 1999. StarMedia incurred customary placement fees to Goldman, Sachs & Co. for such services. StarMedia paid the fee in shares of common stock priced at the private placement price of $11.00 per share. Goldman, Sachs & Co. received 149,091 shares and agreed with StarMedia not to sell, transfer, assign, pledge or hypothecate any such shares one year after the date of the initial public offering.

    Bayview Investors, an affiliate of BancBoston Robertson Stephens Inc., purchased 200,000 shares of StarMedia's series B redeemable convertible preferred stock in connection with StarMedia's private placement in February 1998 and 20,834 shares of StarMedia's series C redeemable convertible preferred stock in connection with StarMedia's private placement in August 1998. Bayview Investors has agreed with StarMedia not to sell, transfer, assign, pledge or hypothecate any of its 20,834 series C shares prior to May 25, 2000.


    StarMedia has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                            ------------------------

                               TABLE OF CONTENTS


                                          Page
                                          -----
Prospectus Summary...................           3
Risk Factors.........................           8
Forward-Looking Statements; Market
  Data...............................          20
Use of Proceeds......................          21
Price Range of Common Stock..........          21
Dividend Policy......................          21
Capitalization.......................          22
Dilution.............................          23
Selected Supplemental Consolidated
  Financial Data.....................          24
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................          26
Business.............................          36
Management...........................          52
Certain Transactions.................          60
Principal Stockholders...............          62
Description of Capital Stock.........          64
Shares Eligible for Future Sale......          69
Validity of Common Stock.............          70
Experts..............................          70
Where You Can Find More Information..          70
Index to Financial Statements........         F-1
Underwriting.........................         U-1



                                6,000,000 Shares


                            STARMEDIA NETWORK, INC.

                                  Common Stock

                                ---------------

                                  ------------

                              GOLDMAN, SACHS & CO.
                                   BANCBOSTON
                               ROBERTSON STEPHENS
                               J.P. MORGAN & CO.
                              MERRILL LYNCH & CO.
                              SALOMON SMITH BARNEY
                           THOMAS WEISEL PARTNERS LLC

                      Representatives of the Underwriters

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered.

SEC registration fee.............................................  $  86,109
NASD filing fee..................................................     30,500
NASDAQ listing fee...............................................     17,500
Legal fees and expenses..........................................    200,000
Accountants' fees and expenses...................................    200,000
Printing expenses................................................    200,000
Blue sky fees and expenses.......................................     10,000
Transfer Agent and Registrar fees and expenses...................     20,000
Miscellaneous....................................................     35,891
                                                                   ---------
      Total......................................................  $ 800,000
                                                                   ---------
                                                                   ---------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

    The certificate of incorporation of StarMedia provides for indemnification of our directors against, and absolution of, liability to StarMedia and its stockholders to the fullest extent permitted by the DGCL. StarMedia intends to purchase directors' and officers' liability insurance covering liabilities that may be incurred by our directors and officers in connection with the performance of their duties.

    The employment agreements we have with Fernando J. Espuelas and Jack C. Chen provide that such executives will be indemnified by us for all liabilities relating to their status as officers or directors of StarMedia, and any actions committed or omitted by the executives, to the maximum extent permitted by law of the State of Delaware.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The registrant has sold and issued the following securities since March 5, 1996 (inception):

       1. From March 5, 1996 to December 31, 1998, the registrant issued and sold 10,392,000 shares of common stock to twenty-two purchasers, including officers, directors and other accredited investors, at prices ranging from $0.0056 to $0.50 per share.

       2. In 1997, the registrant issued and sold 7,330,000 shares of series A redeemable convertible preferred stock to twenty-nine purchasers, including officers, directors and other accredited investors, for an aggregate purchase price of $3,665,000.

       3. On January 21, 1998, the registrant issued 8% convertible subordinated notes due July 21, 1998 to the fl@tiron Fund, LLC in the aggregate principal amount of $410,000 and to Chase Venture Capital Associates, L.P. in the aggregate amount of $3,590,000.

       4. In February 1998, the registrant issued and sold 8,000,000 shares of series B redeemable convertible preferred stock to thirty-two purchasers, including officers, directors and other accredited investors, for an aggregate purchase price of $12,000,000.

       5. On August 14, 1998, the registrant issued 8% convertible subordinated notes due December 31, 1998 to the Flatiron Fund 1998/99, LLC in the aggregate principal amount of $200,000 and to Chase Venture Capital Associates, L.P. in the aggregate amount of $1,800,000.

       6. In August 1998, the registrant issued and sold 16,666,667 shares of series C redeemable convertible preferred stock to thirty-seven purchasers, including officers, directors and other accredited investors, for an aggregate purchase price of $80,000,000.

       7. Since December 31, 1998, the registrant has issued and sold 1,624,860 shares of common stock to twenty purchasers, including five officers and thirteen employees, upon the exercise of options for an aggregate purchase price of $1,619,123.

       8. In May 1999, the registrant completed the sale of 3,727,272 shares of its common stock at $11.00 per share to six accredited investors for the aggregate purchase price of $41,000,000.

       9. In May 1999, the registrant issued 1,133,334 shares of its common stock in connection with a merger valued at $17,000,000.

       10. In June 1999, the registrant issued 20,000 shares of its common stock in connection with an acquisition valued at $1,000,000.

       11. In September 1999, the registrant issued 842,887 shares of its common stock in connection with an acquisition valued at $36,655,000.

       12. Since May 25, 1999, the registrant has issued and sold 33,333 shares of common stock to 1 employee upon the exercise of options for an aggregate price of $16,667.

    The sales of the above securities were deemed to be exempt from registration in reliance on Section 4(2) of the Securities Act of 1933, as amended, or Rule 701 promulgated under the Securities Act. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with the registrant, to information about the registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  EXHIBIT
  NUMBER                                                  DESCRIPTION
- -----------  -----------------------------------------------------------------------------------------------------
   1.1+      Form of underwriting agreement.

  EXHIBIT
  NUMBER                                                  DESCRIPTION
- -----------  -----------------------------------------------------------------------------------------------------
   3.1       Amended and restated certificate of incorporation (Incorporated by reference to exhibit 3.2 of
             StarMedia's Registration Statement on Form S-1, No. 333-74659 ("Registration Statement No.
             333-74659").
   3.2       Amended and restated bylaws (Incorporated by reference to exhibit 3.4 of Registration Statement No.,
             333-74659).
   4.1*      Specimen common stock certificate.
   4.2       Please see Exhibits 3.1 and 3.2 for provisions of the certificate of incorporation and bylaws defining the rights of holders of common stock.
   5.1*      Opinion of Brobeck, Phleger & Harrison LLP.
  10.1       1997 stock option plan (Incorporated by reference to exhibit 10.1 of Registration Statement No.
             333-74659).
  10.2       1998 stock plan. (Incorporated by reference to exhibit 10.2 of Registration Statement No. 333-74659).
  10.3       Lease dated September 15, 1997 between Clemons Management Corp. and StarMedia, as amended
             (Incorporated by reference to exhibit 10.3 of Registration Statement No. 333-74659).
  10.4       Amended and restated registration rights agreement (Incorporated by reference to exhibit 10.4 of
             Registration Statement No. 333-74659).
  10.5       Amendment no. 1 to amended and restated registration rights agreement (Incorporated by reference to exhibit 10.5 of Registration Statement No. 333-74659).
  10.6u      IBM Business Partner Agreement, dated as of April 1, 1999, by and between StarMedia and International
             Business Machines Corporation (Incorporated by reference to exhibit 10.9 of Registration Statement
             No. 333-74659).
  10.7       Quota Purchase Agreement, dated as of April 13, 1999, by and between StarMedia, StarMedia do Brasil
             Ltda., Quotaholders of KD Sistemas de Informacao Ltda. and KD Sistemas de Informacao Ltda
             (Incorporated by reference to exhibit 10.10 of Registration Statement No. 333-74659).
  10.8       Master Loan and Security Agreement No. 4231, dated as of March 31, 1999, by and between StarMedia and
             Charter Financial, Inc (Incorporated by reference to exhibit 10.11 of Registration Statement No.
             333-74659).
  10.9       StarMedia 1999 Employee Stock Purchase Plan (Incorporated by reference to exhibit 10.12 of
             Registration Statement No. 333-74659).
  10.10      Stock Purchase Agreement between StarMedia and Hearst Communications, Inc. dated as of April 30, 1999
             (Incorporated by reference to exhibit 10.13 of Registration Statement No. 333-74659).
  10.11      Stock Purchase Agreement between StarMedia and Reuters Holding Switzerland SA dated as of April 30,
             1999 (Incorporated by reference to exhibit 10.14 of Registration Statement No. 333-74659).
  10.12      Stock Purchase Agreement between StarMedia and eBay Inc. dated as of April 30, 1999 (Incorporated by reference to exhibit 10.15 of Registration Statement No. 333-74659).
  10.13      Stock Purchase Agreement between StarMedia and Europortal Holding S.A. dated as of April 30, 1999
             (Incorporated by reference to exhibit 10.16 of Registration Statement No. 333-74659).
  10.14      Stock Purchase Agreement between StarMedia and Critical Path, Inc. dated as of May 3, 1999
             (Incorporated by reference to exhibit 10.17 of Registration Statement No. 333-74659).

  EXHIBIT
  NUMBER                                                  DESCRIPTION
- -----------  -----------------------------------------------------------------------------------------------------
  10.15      Stock Purchase Agreement between StarMedia and Europortal Holding S.A. dated as of May 5, 1999
             (Incorporated by reference to exhibit 10.18 of Registration Statement No. 333-74659).
  10.16      Share Purchase Agreement dated as of May 4, 1999 between StarMedia and Wass Net S.L., Geradons, S.L.,
             Salvador Porte and Eduardo Kawas (Incorporated by reference to exhibit 10.19 of Registration
             Statement No. 333-74659).
  10.17      Stock Purchase Agreement between StarMedia and National Broadcasting Company, Inc. dated as of May 4,
             1999 (Incorporated by reference to exhibit 10.20 of Registration Statement No. 333-74659).
  10.18      Registration Rights Agreement dated as of April 30, 1999 between StarMedia and Hearst Communications,
             Inc. (Incorporated by reference to exhibit 10.21 of Registration Statement No. 333-74659).
  10.19      Registration Rights Agreement dated as of April 30, 1999 between StarMedia and Reuters Holdings
             Switzerland S.A. (Incorporated by reference to exhibit 10.22 of Registration Statement No.
             333-74659).
  10.20      Registration Rights Agreement dated as of April 30, 1999 between StarMedia and eBay Inc.
             (Incorporated by reference to exhibit 10.23 of Registration Statement No. 333-74659).
  10.21      Registration Rights Agreement dated as of May 3, 1999 between StarMedia and Europortal Holding S.A.
             (Incorporated by reference to exhibit 10.24 of Registration Statement No. 333-74659).
  10.22      Registration Rights Agreement dated as of May 3, 1999 between StarMedia and Critical Path, Inc.
             (Incorporated by reference to exhibit 10.25 of Registration Statement No. 333-74659).
  10.23      Registration Rights Agreement dated as of May 5, 1999 between StarMedia and Europortal Holding S.A.
             (Incorporated by reference to exhibit 10.26 of Registration Statement No. 333-74659).
  10.24      Registration Rights Agreement dated as of May 4, 1999 between StarMedia and Geradons, S.L.
             (Incorporated by reference to exhibit 10.27 of Registration Statement No. 333-74659).
  10.25      Registration Rights Agreement dated as of May 4, 1999 between StarMedia and National Broadcasting
             Company, Inc. (Incorporated by reference to exhibit 10.28 of Registration Statement No. 333-74659).
  10.26      Employment Agreement dated as of April 29, 1999 by and between StarMedia and Fernando J. Espuelas
             (Incorporated by reference to exhibit 10.29 of Registration Statement No. 333-74659).
  10.27      Employment Agreement dated as of April 29, 1999 by and between StarMedia and Jack C. Chen
             (Incorporated by reference to exhibit 10.30 of Registration Statement No. 333-74659).
  10.28      Form of Rights Agreement (Incorporated by reference to exhibit 10.31 of Registration Statement No.
             333-74659).
  10.29+     Agreement and Plan of Reorganization by and among Webcast Solutions, Inc., StarMedia Network, Inc.
             and S Media Acquisition Corp., dated as of September 14, 1999.
  21.1+      List of Subsidiaries.
  23.1       Consent of Ernst & Young LLP.
  23.2       Consent of Arthur Andersen LLP.
  23.3*      Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1).
  24.1+      Power of attorney (please see Signature Page).

  EXHIBIT
  NUMBER                                                  DESCRIPTION
- -----------  -----------------------------------------------------------------------------------------------------
  27.1+      Financial Data Schedule.

- ------------------------

+   Previously filed.

*   To be filed by amendment.

u  The Commission granted confidential treatment of certain provisions. Omitted material for which confidential treatment has been granted has been filed separately with the Commission.

(b) Financial Statement Schedules

    Schedule II--Valuation and Qualifying Accounts

    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of September, 1999.


                                STARMEDIA NETWORK, INC.

                                BY:  /S/ FERNANDO J. ESPUELAS
                                     -----------------------------------------
                                     Fernando J. Espuelas
                                     CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated below:



Dated: September 29, 1999                      /s/ FERNANDO J. ESPUELAS
                                               --------------------------------------------
                                               Fernando J. Espuelas
                                               Chief Executive Officer and
                                               Chairman of the Board of Directors
                                               (Principal Executive Officer)
Dated: September 29, 1999                      *
                                               --------------------------------------------
                                               Jack C. Chen
                                               President and Director
Dated: September 29, 1999                      *
                                               --------------------------------------------
                                               Steven J. Heller
                                               Chief Financial Officer(Principal Financial
                                               and Accounting Officer)
Dated: September 29, 1999
                                               --------------------------------------------
                                               Douglas M. Karp
                                               Director
Dated: September 29, 1999                      *
                                               --------------------------------------------
                                               Christopher T. Linen
                                               Director
Dated: September 29, 1999                      *
                                               --------------------------------------------
                                               Gerardo M. Rosenkranz
                                               Director
Dated: September 29, 1999                      *
                                               --------------------------------------------
                                               Susan L. Segal
                                               Director
Dated: September 29, 1999                      *
                                               --------------------------------------------
                                               Frederick R. Wilson
                                               Director


*By:       /s/ FERNANDO J.
              ESPUELAS
      -------------------------
        Fernando J. Espuelas
          ATTORNEY-IN-FACT

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
StarMedia Network, Inc.

We have audited the consolidated financial statements of StarMedia Network, Inc. as of December 31, 1997 and 1998 and June 30, 1999, and the period from March 5, 1996 (date of inception) to December 31, 1996, the years ended December 31, 1997 and 1998, and the six months ended June 30, 1999 and have issued our report thereon dated September 14, 1999 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in
Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                    /s/ Ernst & Young LLP


                                                    ERNST & YOUNG LLP

New York, New York
September 14, 1999

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                             STARMEDIA NETWORK INC.

                COLUMN A                     COLUMN B                     COLUMN C                      COLUMN D
                                                                         ADDITIONS
                                            BALANCE AT
                                           BEGINNING OF   CHARGED TO COSTS     CHARGED TO OTHER
               DESCRIPTION                    PERIOD        AND EXPENSES           ACCOUNTS            DEDUCTIONS
SIX MONTHS ENDED JUNE 30, 1999
  Reserves and allowances deducted from
    asset accounts:
    Allowance for doubtful accounts......    $  60,000        $ 179,000                   --                   --
YEAR ENDED DECEMBER 31, 1998
  Reserves and allowances deducted from
    asset accounts:
    Allowance for doubtful accounts......           --           60,000                   --                   --

YEAR ENDED DECEMBER 31, 1997
  Reserves and allowances deducted from
    asset accounts:
    Allowance for doubtful accounts......           --               --                   --                   --

PERIOD ENDED MARCH 5, 1996 (DATE OF
  INCEPTION) TO DECEMBER 31, 1996
  Reserves and allowances deducted from
    asset accounts:
    Allowance for doubtful accounts......           --               --                   --                   --

                COLUMN A                      COLUMN E

                                           BALANCE AT END
               DESCRIPTION                   OF PERIOD
SIX MONTHS ENDED JUNE 30, 1999
  Reserves and allowances deducted from
    asset accounts:
    Allowance for doubtful accounts......    $  239,000
YEAR ENDED DECEMBER 31, 1998
  Reserves and allowances deducted from
    asset accounts:
    Allowance for doubtful accounts......        60,000
YEAR ENDED DECEMBER 31, 1997
  Reserves and allowances deducted from
    asset accounts:
    Allowance for doubtful accounts......            --
PERIOD ENDED MARCH 5, 1996 (DATE OF
  INCEPTION) TO DECEMBER 31, 1996
  Reserves and allowances deducted from
    asset accounts:
    Allowance for doubtful accounts......            --

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
StarMedia Network, Inc.

We have audited the supplemental consolidated financial statements of StarMedia Network, Inc. as of December 31, 1997 and 1998 and June 30, 1999, and the period from March 5, 1996 (date of inception) to December 31, 1996, the years ended December 31, 1997 and 1998 and the six months ended June 30, 1999, and have issued our report thereon dated September 14, 1999 (included elsewhere in this Registration Statement). Our audits also included the supplemental financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the supplemental financial statement schedule referred to above, when considered in relation to the basic supplemental financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                    /s/ Ernst & Young LLP


                                                    ERNST & YOUNG LLP

New York, New York
September 14, 1999

          SUPPLEMENTAL SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                             STARMEDIA NETWORK INC.

                COLUMN A                     COLUMN B                     COLUMN C                      COLUMN D
                                                                         ADDITIONS
                                            BALANCE AT
                                           BEGINNING OF   CHARGED TO COSTS     CHARGED TO OTHER
               DESCRIPTION                    PERIOD        AND EXPENSES           ACCOUNTS            DEDUCTIONS
SIX MONTHS ENDED JUNE 30, 1999
  Reserves and allowances deducted from
    asset accounts:
    Allowance for doubtful accounts......    $  65,000        $ 179,000                   --                   --
YEAR ENDED DECEMBER 31, 1998
  Reserves and allowances deducted from
    asset accounts:
    Allowance for doubtful accounts......           --           65,000                   --                   --

YEAR ENDED DECEMBER 31, 1997
  Reserves and allowances deducted from
    asset accounts:
    Allowance for doubtful accounts......           --               --                   --                   --

PERIOD ENDED MARCH 5, 1996 (DATE OF
  INCEPTION) TO DECEMBER 31, 1996
  Reserves and allowances deducted from
    asset accounts:
    Allowance for doubtful accounts......           --               --                   --                   --

                COLUMN A                      COLUMN E

                                           BALANCE AT END
               DESCRIPTION                   OF PERIOD
SIX MONTHS ENDED JUNE 30, 1999
  Reserves and allowances deducted from
    asset accounts:
    Allowance for doubtful accounts......    $  244,000
YEAR ENDED DECEMBER 31, 1998
  Reserves and allowances deducted from
    asset accounts:
    Allowance for doubtful accounts......        65,000
YEAR ENDED DECEMBER 31, 1997
  Reserves and allowances deducted from
    asset accounts:
    Allowance for doubtful accounts......            --
PERIOD ENDED MARCH 5, 1996 (DATE OF
  INCEPTION) TO DECEMBER 31, 1996
  Reserves and allowances deducted from
    asset accounts:
    Allowance for doubtful accounts......            --

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                                                  DESCRIPTION
- -----------  -----------------------------------------------------------------------------------------------------
   1.1+      Form of underwriting agreement.
   3.1       Amended and restated certificate of incorporation (Incorporated by reference to exhibit 3.2 of
             StarMedia's Registration Statement on Form S-1, No. 333-74659 ("Registration Statement No.
             333-74659").
   3.2       Amended and restated bylaws (Incorporated by reference to exhibit 3.4 of Registration Statement No.,
             333-74659).
   4.1*      Specimen common stock certificate.
   4.2       Please see Exhibits 3.1 and 3.2 for provisions of the certificate of incorporation and bylaws defining the rights of holders of common stock.
   5.1*      Opinion of Brobeck, Phleger & Harrison LLP.
  10.1       1997 stock option plan (Incorporated by reference to exhibit 10.1 of Registration Statement No.
             333-74659).
  10.2       1998 stock plan.(Incorporated by reference to exhibit 10.2 of Registration Statement No. 333-74659).
  10.3       Lease dated September 15, 1997 between Clemons Management Corp. and StarMedia, as amended
             (Incorporated by reference to exhibit 10.3 of Registration Statement No. 333-74659).
  10.4       Amended and restated registration rights agreement (Incorporated by reference to exhibit 10.4 of
             Registration Statement No. 333-74659).
  10.5       Amendment no. 1 to amended and restated registration rights agreement (Incorporated by reference to exhibit 10.5 of Registration Statement No. 333-74659).
  10.6u      IBM Business Partner Agreement, dated as of April 1, 1999, by and between StarMedia and International
             Business Machines Corporation (Incorporated by reference to exhibit 10.9 of Registration Statement
             No. 333-74659).
  10.7       Quota Purchase Agreement, dated as of April 13, 1999, by and between StarMedia, StarMedia do Brasil
             Ltda., Quotaholders of KD Sistemas de Informacao Ltda. and KD Sistemas de Informacao Ltda
             (Incorporated by reference to exhibit 10.10 of Registration Statement No. 333-74659).
  10.8       Master Loan and Security Agreement No. 4231, dated as of March 31, 1999, by and between StarMedia and
             Charter Financial, Inc (Incorporated by reference to exhibit 10.11 of Registration Statement No.
             333-74659).
  10.9       StarMedia 1999 Employee Stock Purchase Plan (Incorporated by reference to exhibit 10.12 of
             Registration Statement No. 333-74659).
  10.10      Stock Purchase Agreement between StarMedia and Hearst Communications, Inc. dated as of April 30, 1999
             (Incorporated by reference to exhibit 10.13 of Registration Statement No. 333-74659).
  10.11      Stock Purchase Agreement between StarMedia and Reuters Holding Switzerland SA dated as of April 30,
             1999 (Incorporated by reference to exhibit 10.14 of Registration Statement No. 333-74659).
  10.12      Stock Purchase Agreement between StarMedia and eBay Inc. dated as of April 30, 1999 (Incorporated by reference to exhibit 10.15 of Registration Statement No. 333-74659).
  10.13      Stock Purchase Agreement between StarMedia and Europortal Holding S.A. dated as of April 30, 1999
             (Incorporated by reference to exhibit 10.16 of Registration Statement No. 333-74659).
  10.14      Stock Purchase Agreement between StarMedia and Critical Path, Inc. dated as of May 3, 1999
             (Incorporated by reference to exhibit 10.17 of Registration Statement No. 333-74659).
  10.15      Stock Purchase Agreement between StarMedia and Europortal Holding S.A. dated as of May 5, 1999
             (Incorporated by reference to exhibit 10.18 of Registration Statement No. 333-74659).

  EXHIBIT
  NUMBER                                                  DESCRIPTION
- -----------  -----------------------------------------------------------------------------------------------------
  10.16      Share Purchase Agreement dated as of May 4, 1999 between StarMedia and Wass Net S.L., Geradons, S.L.,
             Salvador Porte and Eduardo Kawas (Incorporated by reference to exhibit 10.19 of Registration
             Statement No. 333-74659).
  10.17      Stock Purchase Agreement between StarMedia and National Broadcasting Company, Inc. dated as of May 4,
             1999 (Incorporated by reference to exhibit 10.20 of Registration Statement No. 333-74659).
  10.18      Registration Rights Agreement dated as of April 30, 1999 between StarMedia and Hearst Communications,
             Inc. (Incorporated by reference to exhibit 10.21 of Registration Statement No. 333-74659).
  10.19      Registration Rights Agreement dated as of April 30, 1999 between StarMedia and Reuters Holdings
             Switzerland S.A. (Incorporated by reference to exhibit 10.22 of Registration Statement No.
             333-74659).
  10.20      Registration Rights Agreement dated as of April 30, 1999 between StarMedia and eBay Inc.
             (Incorporated by reference to exhibit 10.23 of Registration Statement No. 333-74659).
  10.21      Registration Rights Agreement dated as of May 3, 1999 between StarMedia and Europortal Holding S.A.
             (Incorporated by reference to exhibit 10.24 of Registration Statement No. 333-74659).
  10.22      Registration Rights Agreement dated as of May 3, 1999 between StarMedia and Critical Path, Inc.
             (Incorporated by reference to exhibit 10.25 of Registration Statement No. 333-74659).
  10.23      Registration Rights Agreement dated as of May 5, 1999 between StarMedia and Europortal Holding S.A.
             (Incorporated by reference to exhibit 10.26 of Registration Statement No. 333-74659).
  10.24      Registration Rights Agreement dated as of May 4, 1999 between StarMedia and Geradons, S.L.
             (Incorporated by reference to exhibit 10.27 of Registration Statement No. 333-74659).
  10.25      Registration Rights Agreement dated as of May 4, 1999 between StarMedia and National Broadcasting
             Company, Inc. (Incorporated by reference to exhibit 10.28 of Registration Statement No. 333-74659).
  10.26      Employment Agreement dated as of April 29, 1999 by and between StarMedia and Fernando J. Espuelas
             (Incorporated by reference to exhibit 10.29 of Registration Statement No. 333-74659).
  10.27      Employment Agreement dated as of April 29, 1999 by and between StarMedia and Jack C. Chen
             (Incorporated by reference to exhibit 10.30 of Registration Statement No. 333-74659).
  10.28      Form of Rights Agreement (Incorporated by reference to exhibit 10.30 of Registration Statement No.
             333-74659).
  10.29+     Agreement and Plan of Reorganization by and among Webcast Solutions, Inc., StarMedia Network, Inc.
             and S Media Acquisition Corp., dated as of September 14, 1999.
  21.1+      List of Subsidiaries.
  23.1       Consent of Ernst & Young LLP.
  23.2       Consent of Arthur Andersen LLP.
  23.3*      Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1).
  24.1+      Power of attorney (please see Signature Page).
  27.1+      Financial Data Schedule.


- ------------------------
+   Previously filed.

*   To be filed by amendment.

u  The Commission granted confidential treatment of certain provisions. Omitted material for which confidential treatment has been granted has been filed separately with the Commission.